                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

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                                  $160,000,000

                                CREDIT AGREEMENT

                         DATED AS OF DECEMBER 22, 2004,

                                      AMONG

                            SFBC INTERNATIONAL, INC.,
                                  AS BORROWER,

                          THE GUARANTORS PARTY HERETO,
                            AS SUBSIDIARY GUARANTORS,

                            THE LENDERS PARTY HERETO
                                       AND
                               UBS SECURITIES LLC,
                           AS ARRANGER AND BOOKRUNNER,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              AS SYNDICATION AGENT,

                                 SOVEREIGN BANK,
                             AS DOCUMENTATION AGENT,

                                       AND

                            UBS AG, STAMFORD BRANCH,
           AS ISSUING BANK, ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                       AND

                              UBS LOAN FINANCE LLC,
                               AS SWINGLINE LENDER

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                                      Page
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
                                                            ARTICLE I

                                                           DEFINITIONS

1.01        Defined Terms...................................................................................................   2
1.02        Classification of Loans and Borrowings..........................................................................  33
1.03        Terms Generally.................................................................................................  33
1.04        Accounting Terms; GAAP..........................................................................................  33
1.05        Resolution of Drafting Ambiguities..............................................................................  33

                                                           ARTICLE II

                                                           THE CREDITS

2.01        Commitments.....................................................................................................  33
2.02        Loans...........................................................................................................  34
2.03        Borrowing Procedure.............................................................................................  35
2.04        Evidence of Debt; Repayment of Loans............................................................................  36
2.05        Fees............................................................................................................  36
2.06        Interest on Loans...............................................................................................  37
2.07        Termination and Reduction of Commitments........................................................................  38
2.08        Interest Elections..............................................................................................  39
2.09        Amortization of Term Borrowings.................................................................................  40
2.10        Optional and Mandatory Prepayments of Loans.....................................................................  40
2.11        Alternate Rate of Interest......................................................................................  43
2.12        Yield Protection................................................................................................  43
2.13        Breakage Payments...............................................................................................  45
2.14        Payments Generally; Pro Rata Treatment; Sharing of Setoffs......................................................  45
2.15        Taxes...........................................................................................................  47
2.16        Mitigation Obligations; Replacement of Lenders..................................................................  48
2.17        Swingline Loans.................................................................................................  49
2.18        Letters of Credit...............................................................................................  51

                                                           ARTICLE III

                                                 REPRESENTATIONS AND WARRANTIES

3.01        Organization; Powers............................................................................................  56
3.02        Authorization; Enforceability...................................................................................  56
3.03        No Conflicts....................................................................................................  57
3.04        Financial Statements; Projections...............................................................................  57
3.05        Properties......................................................................................................  58
3.06        Intellectual Property...........................................................................................  59
3.07        Equity Interests and Subsidiaries...............................................................................  59

                                      -i-
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
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Section                                                                                                                      Page
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
3.08        Litigation; Compliance with Laws................................................................................  60
3.09        Agreements......................................................................................................  60
3.10        Federal Reserve Regulations.....................................................................................  60
3.11        Investment Company Act; Public Utility Holding Company Act......................................................  60
3.12        Use of Proceeds.................................................................................................  60
3.13        Taxes...........................................................................................................  61
3.14        No Material Misstatements.......................................................................................  61
3.15        Labor Matters...................................................................................................  61
3.16        Solvency........................................................................................................  61
3.17        Employee Benefit Plans..........................................................................................  62
3.18        Environmental Matters...........................................................................................  62
3.19        Insurance.......................................................................................................  64
3.20        Security Documents..............................................................................................  64
3.21        Acquisition Documents; Representations and Warranties in Acquisition Agreement..................................  65
3.22        Anti-Terrorism Law..............................................................................................  65

                                                           ARTICLE IV

                                                CONDITIONS TO CREDIT EXTENSIONS

4.01        Conditions to Initial Credit Extension..........................................................................  66
4.02        Conditions to All Credit Extensions.............................................................................  71

                                                           ARTICLE V

                                                     AFFIRMATIVE COVENANTS

5.01        Financial Statements, Reports, etc..............................................................................  72
5.02        Litigation and Other Notices....................................................................................  75
5.03        Existence; Businesses and Properties............................................................................  75
5.04        Insurance.......................................................................................................  76
5.05        Obligations and Taxes...........................................................................................  77
5.06        Employee Benefits...............................................................................................  77
5.07        Maintaining Records; Access to Properties and Inspections; Annual Meetings......................................  78
5.08        Use of Proceeds.................................................................................................  78
5.09        Compliance with Environmental Laws; Environmental Reports.......................................................  78
5.10        Interest Rate Protection........................................................................................  79
5.11        Additional Collateral; Additional Guarantors....................................................................  79
5.12        Security Interests; Further Assurances..........................................................................  80
5.13        Information Regarding Collateral................................................................................  81
5.14        Affirmative Covenants with Respect to Leases....................................................................  81

                                                           ARTICLE VI

                                                       NEGATIVE COVENANTS

6.01        Indebtedness....................................................................................................  82
6.02        Liens...........................................................................................................  83
6.03        Sale and Leaseback Transactions.................................................................................  85
6.04        Investment, Loan and Advances...................................................................................  85

Section                                                                                                                      Page
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
6.05        Mergers and Consolidations......................................................................................  86
6.06        Asset Sales.....................................................................................................  87
6.07        Acquisitions....................................................................................................  88
6.08        Dividends.......................................................................................................  88
6.09        Transactions with Affiliates....................................................................................  89
6.10        Financial Covenants.............................................................................................  89
6.11        Modifications of Organizational Documents and Other Documents, etc..............................................  91
6.12        Limitation on Certain Restrictions on Subsidiaries..............................................................  91
6.13        Limitation on Issuance of Capital Stock.........................................................................  92
6.14        Limitation on Creation of Subsidiaries..........................................................................  92
6.15        Business........................................................................................................  92
6.16        Limitation on Accounting Changes................................................................................  92
6.17        Fiscal Year.....................................................................................................  92
6.18        Lease Obligations...............................................................................................  93
6.19        No Further Negative Pledge......................................................................................  93
6.20        Anti-Terrorism Law; Anti-Money Laundering.......................................................................  93
6.21        Embargoed Person................................................................................................  93
6.22        Post-Closing Requirements.......................................................................................  94

                                                          ARTICLE VII

                                                           GUARANTEE

7.01        The Guarantee...................................................................................................  94
7.02        Obligations Unconditional.......................................................................................  94
7.03        Reinstatement...................................................................................................  95
7.04        Subrogation; Subordination......................................................................................  96
7.05        Remedies........................................................................................................  96
7.06        Instrument for the Payment of Money.............................................................................  96
7.07        Continuing Guarantee............................................................................................  96
7.08        General Limitation on Guarantee Obligations.....................................................................  96
7.09        Release of Guarantors...........................................................................................  96

                                                          ARTICLE VIII

                                                       EVENTS OF DEFAULT

8.01        Events of Default...............................................................................................  97
8.02        Rescission.....................................................................................................   99
8.03        Application of Proceeds........................................................................................  100

                                                           ARTICLE IX

                                       THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

9.01        Appointment and Authority......................................................................................  100
9.02        Rights as a Lender.............................................................................................  101
9.03        Exculpatory Provisions.........................................................................................  101
9.04        Reliance by Agent..............................................................................................  102
9.05        Delegation of Duties...........................................................................................  102

                                     -iii-
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
Section                                                                                                                      Page
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
9.06        Resignation of Agent...........................................................................................  102
9.07        Non-Reliance on Agent and Other Lenders........................................................................  103
9.08        No Other Duties, etc...........................................................................................  103

                                                           ARTICLE X

                                                         MISCELLANEOUS

10.01       Notices........................................................................................................  103
10.02       Waivers; Amendment.............................................................................................  106
10.03       Expenses; Indemnity; Damage Waiver.............................................................................  108
10.04       Successors and Assigns.........................................................................................  110
10.05       Survival of Agreement..........................................................................................  112
10.06       Counterparts; Integration; Effectiveness; Electronic Execution.................................................  113
10.07       Severability...................................................................................................  113
10.08       Right of Setoff................................................................................................  113
10.09       Governing Law; Jurisdiction; Consent to Service of Process.....................................................  114
10.10       Waiver of Jury Trial...........................................................................................  114
10.11       Headings.......................................................................................................  114
10.12       Treatment of Certain Information; Confidentiality..............................................................  114
10.13       USA PATRIOT Act Notice.........................................................................................  115
10.14       Interest Rate Limitation.......................................................................................  115
10.15       Lender Addendum................................................................................................  116

ANNEXES

Annex I                         Applicable Margin
Annex II                        Amortization Table

SCHEDULES

Schedule 1.01(a)                Refinancing Indebtedness to Be Repaid
Schedule 1.01(b)                Subsidiary Guarantors
Schedule 3.03                   Governmental Approvals; Compliance with Laws
Schedule 3.09                   Material Agreements
Schedule 3.13                   Tax Matters
Schedule 3.19                   Insurance
Schedule 3.21                   Acquisition Documents
Schedule 4.01(j)                Local Counsel
Schedule 4.01(q)(vi)            Landlord Access Agreements
Schedule 4.01(r)(iii)           Title Insurance Amounts
Schedule 6.01(b)                Existing Indebtedness
Schedule 6.04(b)                Existing Investments
Schedule 6.15                   Business

EXHIBITS

Exhibit A                       Form of Administrative Questionnaire
Exhibit B                       Form of Assignment and Assumption
Exhibit C                       Form of Borrowing Request
Exhibit D                       Form of Compliance Certificate
Exhibit E                       Form of Interest Election Request
Exhibit F                       Form of Joinder Agreement
Exhibit G                       Form of Landlord Access Agreement
Exhibit H                       Form of LC Request
Exhibit I                       Form of Lender Addendum
Exhibit J                       Form of Mortgage
Exhibit K-1                     Form of Term Note
Exhibit K-2                     Form of Revolving Note
Exhibit K-3                     Form of Swingline Note
Exhibit L-1                     Form of Perfection Certificate
Exhibit L-2                     Form of Perfection Certificate Supplement
Exhibit M                       Form of Security Agreement
Exhibit N-1                     Form of Opinion of Company Counsel
Exhibit N-2                     Form of Opinion of Local Counsel
Exhibit O                       Form of Solvency Certificate
Exhibit P                       Form of Intercompany Note
Exhibit Q                       Form of Non-Bank Certificate

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT (this "AGREEMENT") dated as of December 22, 2004, among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), SOVEREIGN BANK, as documentation agent (in such capacity, "DOCUMENTATION AGENT"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent (in such capacity, "SYNDICATION AGENT"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, "ISSUING BANK"), as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and the Issuing Bank.

                              W I T N E S S E T H:

            WHEREAS, the Borrower has entered into an Agreement and Plan of Merger, dated as of November 2, 2004 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "ACQUISITION AGREEMENT"), with PharmaNet, Inc., a Delaware corporation (the "ACQUIRED BUSINESS") and SFBC Sub 2004, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Borrower ("MERGER SUB"), to acquire (the "ACQUISITION") all the outstanding Equity Interests of the Acquired Business.

            WHEREAS, the Acquisition will be effected by a merger (the "MERGER") of Merger Sub with and into the Acquired Business, with the Acquired Business surviving the Merger.

            WHEREAS, the Equity Financing shall be consummated simultaneously herewith.

            WHEREAS, Borrower has requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $120.0 million, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40.0 million, of which no more than $8.7 million may be drawn on the Closing Date.

            WHEREAS, Borrower has requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $2.5 million.

            WHEREAS, Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $5.0 million, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

            WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.12.

            NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

            "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

            "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ACQUIRED BUSINESS" shall have the meaning assigned to such term in the first recital hereto.

            "ACQUISITION" shall have the meaning assigned to such term in the first recital hereto.

            "ACQUISITION AGREEMENT" shall have the meaning assigned to such term in the first recital hereto.

            "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Borrower or any of its Subsidiaries.

            "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and the other documents listed on Schedule 3.21.

            "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

            "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.

            "ADMINISTRATIVE AGENT FEE" shall have the meaning assigned to such term in Section 2.05(b).

            "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

            "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or
(ii) any person that is an executive officer or director of the person specified.

            "AGENTS" shall mean the Administrative Agent and the Collateral Agent; and "AGENT" shall mean any of them.

            "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

            "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in Section 3.22.

            "APPLICABLE FEE" shall mean, for any day, with respect to any Commitment, the applicable percentage set forth in Annex I under the caption "Applicable Fee".

            "APPLICABLE MARGIN" shall mean, for any day, with respect to any Revolving Loan or Term Loan, as the case may be, the applicable percentage set forth in Annex I under the appropriate caption.

            "APPLICABLE PERCENTAGE" shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender's Loans and Commitments.

            "APPROVED FUND" shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ARRANGER" shall have the meaning assigned to such term in the preamble hereto.

            "ASSET SALE" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business, by Borrower or any of its Subsidiaries and
(b) any issuance or sale of any Equity Interests of any Subsidiary of Borrower, in each case, to any person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 6.06, any other Subsidiary.

            "ASSIGNMENT AND ASSUMPTION" shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

            "ATTRIBUTABLE INDEBTEDNESS" shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

            "BAILEE LETTER" shall have the meaning assigned thereto in the Security Agreement.

            "BASE RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "BOARD OF DIRECTORS" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person,
(iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

            "BORROWER" shall have the meaning assigned to such term in the preamble hereto.

            "BORROWING" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "BORROWING REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CAPITAL EXPENDITURES" shall mean, for any period, without duplication, the increase during that period in the gross property, plant or equipment account in the consolidated balance sheet of Borrower and its Subsidiaries, determined in accordance with GAAP, whether such increase is due to purchase of properties for cash or financed by the incurrence of Indebtedness, but excluding expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(f).

            "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CASH EQUIVALENTS" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

            "CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of "Consolidated Interest Expense" and (c) gross interest income of Borrower and its Subsidiaries for such period.

            "CASUALTY EVENT" shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq and all implementing regulations.

            A "CHANGE IN CONTROL" shall be deemed to have occurred if:

            (a) at any time a change of control occurs under the Senior Notes;

            (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of Borrower; or

            (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Borrower, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower.

            For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

            "CHANGE IN LAW" shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "CHARGES" shall have the meaning assigned to such term in Section 10.14.

            "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Swingline Commitment, in each case, under this Agreement, of which such Loan, Borrowing or Commitment shall be a part.

            "CLOSING DATE" shall mean the date of the initial Credit Extension hereunder.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

            "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereto.

            "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of their businesses.

            "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Commitment, Term Loan Commitment or Swingline Commitment.

            "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05.

            "COMPANIES" shall mean Borrower and its Subsidiaries; and "COMPANY" shall mean any one of them.

            "COMPLIANCE CERTIFICATE" shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

            "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain confidential information memorandum dated as of November, 2004.

            "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CURRENT ASSETS" shall mean, as at any date of determination, the total assets of Borrower and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.

            "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any date of determination, the total liabilities of Borrower and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

            "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary or its equityholders):

            (a) Consolidated Interest Expense for such period,

            (b) Consolidated Amortization Expense for such period,

            (c) Consolidated Depreciation Expense for such period,

            (d) Consolidated Tax Expense for such period, and

            (e) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

            Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period; provided that, for the purpose of determining Consolidated EBITDA for any period of four fiscal quarters including the quarters ending June 30, 2004 and September 30, 2004, Consolidated EBITDA shall be deemed to be (i) $14.6 million, for the quarter ending June 30, 2004, and (ii) $14.2 million, for the quarter ending September 30, 2004.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

            "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of

            (a) Consolidated Interest Expense for such period;

            (b) the aggregate amount of Capital Expenditures for such period;

            (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

            (d) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations, but excluding such amortization payments on Indebtedness incurred to finance Capital Expenditures included in clause (b) above in such period or any prior period) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period);

            (e) the product of (i) all cash dividend payments on any series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal;

            (f) the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Borrower or any of its Subsidiaries (other than dividend payments to any Subsidiary of the Borrower) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal; and

            (g) the aggregate amount of all earnout payments made in connection with the acquisition of NDS and Clinical Pharmacology pursuant to contractual arrangements entered into with the respective sellers as part of the consideration given to such sellers for such acquistions where the amounts of such payments are based upon, and are dependent upon, the businesses acquired pursuant to such acquisitions achieving meaningful revenue, earnings or other performance target levels agreed upon in good faith by Borrower and such sellers;

provided that, for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, Consolidated Fixed Charges for the relevant period shall be deemed to equal Consolidated Fixed Charges for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after December 31, 2004) multiplied by 4, 2 and 4/3, respectively.

            "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean, all Indebtedness (excluding Indebtedness described in clause (k) in the definition of "Indebtedness") of Borrower and its Subsidiaries that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of Borrower and its Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of Borrower, Indebtedness in respect of the Loans.

            "CONSOLIDATED INDEBTEDNESS" shall mean, as at any date of determination, the aggregate amount of all Indebtedness and all LC Exposure of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

            (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Subsidiaries for such period;

            (b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

            (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Subsidiaries for such period;

            (d) cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

            (e) all interest paid or payable with respect to discontinued operations of Borrower or any of its Subsidiaries for such period;

            (f) the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period; and

            (g) all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (f) or (k) of the definition of "Indebtedness" for such period;

provided that, for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after December 31, 2004) multiplied by 4, 2 and 4/3, respectively.

            Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

            (a) the net income (or loss) of any person (other than a Subsidiary of Borrower) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

            (b) the net income of any Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that Borrower's equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

            (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries;

            (d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

            (e) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (f) unrealized gains and losses with respect to Hedging Obligations for such period; and

            (g) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.

            "CONSOLIDATED TAX EXPENSE" shall mean, for any period, the tax expense of Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

            "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (d) and (e) of
Section 6.02, the following conditions:

            (a) Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

            (b) at the option and at the request of the Administrative Agent, to the extent such Lien is in an amount in excess of $100,000, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

            (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the Requirement of Law creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

            "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

            "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

            "CONTROL AGREEMENT" shall have the meaning assigned to such term in the Security Agreement.

            "CREDIT EXTENSION" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

            "DEBT ISSUANCE" shall mean the incurrence by Borrower or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

            "DEBT SERVICE" shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness for such period.

            "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

            "DEFAULT RATE" shall have the meaning assigned to such term in
Section 2.06(c).

            "DISQUALIFIED CAPITAL STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.

            "DIVIDEND" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

            "DOLLARS" or "$" shall mean lawful money of the United States.

            "DOMESTIC SUBSIDIARY" shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

            "ELIGIBLE ASSIGNEE" shall mean (a) if the assignment does not include assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other person approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (b) if the assignment includes assignment of a Revolving Commitment, (i) any Revolving Lender, (ii) an Affiliate of any Revolving Lender, (iii) an Approved Fund of a Revolving Lender and (iv) any other person approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) no approval of Borrower shall be required during the continuance of a Default or during the primary syndication of the Commitments and Loans by the Arranger until the completion of the primary syndication (as determined by the Arranger) and (y) "Eligible Assignee" shall not include Borrower or any of its Affiliates or Subsidiaries or any natural person.

            "EMBARGOED PERSON" shall have the meaning assigned to such term in
Section 6.21.

            "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface and subsurface strata, natural resources, the workplace, and any other area or medium in any Environmental Law.

            "ENVIRONMENTAL CLAIM" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

            "ENVIRONMENTAL LAW" shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

            "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

            "EQUIPMENT" shall have the meaning assigned to such term in the Security Agreement.

            "EQUITY FINANCING" shall mean the cash equity investment in Borrower by the Equity Investors on or prior to the Closing Date, in an amount not less than $7.0 million on terms and conditions satisfactory to the Administrative Agent.

            "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

            "EQUITY INVESTORS" shall mean management and employees of Borrower reasonably satisfactory to the Administrative Agent and the Arranger.

            "EQUITY ISSUANCE" shall mean, without duplication, any issuance or sale by Borrower after the Closing Date of any Equity Interests in Borrower (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests; provided, however, that an Equity Issuance shall not include any Preferred Stock Issuance or Debt Issuance.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

            "ERISA EVENT" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or any other failure by any Company or one of its ERISA Affiliates to comply with the applicable provisions of ERISA or the Code (or the regulations and published interpretations thereunder) which could reasonably be expected to result in liability to any Company.

            "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

            "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

            "EURODOLLAR REVOLVING BORROWING" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

            "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

            "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

            "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 8.01.

            "EXCESS AMOUNT" shall have the meaning assigned to such term in
Section 2.10(h).

            "EXCESS CASH FLOW" shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

            (a) Debt Service for such Excess Cash Flow Period;

            (b) any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period;

            (c) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash;

            (d) Capital Expenditures that Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Borrower and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period;

            (e) the aggregate amount of Investments made in cash during such period pursuant to Sections 6.04(e) and (l);

            (f) taxes of Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

            (g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;

            (h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in cash during such Excess Cash Flow Period; and

            (i) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period;

provided that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

            (i) the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;

            (ii) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

            (iii) to the extent any permitted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of Borrower provided pursuant to clause (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;

            (iv) any return on or in respect of Investments received in cash during such period, which Investments were made pursuant to Section 6.04(e) or (l);

            (v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10(c), (d), (e) or (f)); and

            (vi) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

            "EXCESS CASH FLOW PERIOD" shall mean (i) the period taken as one accounting period from January 1, 2005 and ending on December 31, 2005 and (ii) each fiscal year of Borrower thereafter.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a).

            "EXECUTIVE ORDER" shall have the meaning assigned to such term in
Section 3.22(a).

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "FEE LETTER" shall mean the confidential Fee Letter, dated November 2, 2004, among Borrower, UBS Loan Finance LLC and UBS Securities LLC.

            "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

            "FINAL MATURITY DATE" shall mean the latest of the Revolving Maturity Date and the Term Loan Maturity Date.

            "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

            "FIRREA" shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            "FOREIGN LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

            "FOREIGN PLAN" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

            "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

            "FRONTING FEE" shall have the meaning assigned to such term in
Section 2.05(c).

            "FUND" shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

            "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

            "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

            "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 7.01.

            "GUARANTEES" shall mean the guarantees issued pursuant to Article VII by the Subsidiary Guarantors.

            "HAZARDOUS MATERIALS" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBs") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; urea formaldehyde foam; petroleum, petroleum products, gasoline, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

            "HEDGING AGREEMENT" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

            "HEDGING OBLIGATIONS" shall mean obligations under or with respect to Hedging Agreements.

            "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all Attributable Indebtedness of such person; (j) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

            "INDEMNIFIED TAXES" shall mean all Taxes other than Excluded Taxes.

            "INDEMNITEE" shall have the meaning assigned to such term in Section 10.03(b).

            "INFORMATION" shall have the meaning assigned to such term in
Section 10.12.

            "INSURANCE POLICIES" shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section
5.04 and all renewals and extensions thereof.

            "INSURANCE REQUIREMENTS" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

            "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 3.06(a).

            "INTERCOMPANY NOTE" shall mean a promissory note substantially in the form of Exhibit P.

            "INTEREST ELECTION REQUEST" shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.08(b), substantially in the form of Exhibit E.

            "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar

Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the Term Loan Maturity Date.

            "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "INVESTMENTS" shall have the meaning assigned to such term in
Section 6.04.

            "ISSUING BANK" shall mean, as the context may require, (a) UBS AG, Stamford Branch, in its capacity as issuer of Letters of Credit issued by it;
(b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) in its capacity as issuer of Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

            "JOINDER AGREEMENT" shall mean a joinder agreement substantially in the form of Exhibit F.

            "LANDLORD ACCESS AGREEMENT" shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

            "LC COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall initially be $5.0 million, but in no event exceed the Revolving Commitment.

            "LC DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

            "LC EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

            "LC PARTICIPATION FEE" shall have the meaning assigned to such term in Section 2.05(c).

            "LC REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

            "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

            "LENDER ADDENDUM" shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.15.

            "LENDERS" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

            "LETTER OF CREDIT" shall mean any (i) Standby Letter of Credit and
(ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18.

            "LETTER OF CREDIT EXPIRATION DATE" shall mean the date which is fifteen days prior to the Revolving Maturity Date.

            "LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

            "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Notes (if any), the Security Documents and, solely for purposes of paragraph
(e) of Section 8.01, the Fee Letter.

            "LOAN PARTIES" shall mean Borrower and the Subsidiary Guarantors.

            "LOANS" shall mean, as the context may require, a Revolving Loan or a Term Loan or a Swingline Loan (and shall include any Replacement Term Loans).

            "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

            "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, assets, results of operations, prospects or condition, financial or otherwise, or liabilities of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

            "MAXIMUM RATE" shall have the meaning assigned to such term in
Section 10.14.

            "MERGER" shall have the meaning assigned to such term in the second recital hereto.

            "MORTGAGE" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit J or other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

            "MORTGAGED PROPERTY" shall mean (a) each Real Property identified as a Mortgaged Property on Schedule 7 to the Perfection Certificate dated the Closing Date and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c).

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

            "NET CASH PROCEEDS" shall mean:

            (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower's good faith estimate of income taxes paid or payable in connection with such sale);
      (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

            (b) with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by Borrower or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

            (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

            "NET WORKING CAPITAL" shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

            "NOTES" shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1, K-2 or K-3.

            "OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

            "OFAC" shall have the meaning assigned to such term in Section 3.22.

            "OFFICERS' CERTIFICATE" shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity.

            "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any person,
(i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

            "OTHER TAXES" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "PARTICIPANT" shall have the meaning assigned to such term in
Section 10.04(d).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "PERFECTION CERTIFICATE" shall mean a certificate in the form of Exhibit L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

            "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.

            "PERMITTED ACQUISITION" shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person; (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

            (i) no Default then exists or would result therefrom;

            (ii) after giving effect to such transaction on a Pro Forma Basis,
      (A) Borrower shall be in compliance with all covenants set forth in
      Section 6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.10 ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period), and (B) unless expressly approved by the Administrative Agent, the person or business to be acquired shall have generated positive cash flow for the Test Period most recently ended prior to the date of consummation of such acquisition;

            (iii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

            (iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under Section 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Collateral Liens;

            (v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

            (vi) all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

            (vii) with respect to any transaction involving Acquisition Consideration of more than $2.0 million, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

            (viii) at least 10 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect; and

            (ix) the aggregate amount of the cash portion of the Acquisition Consideration for all Permitted Acquisitions during any fiscal year of the Borrower shall not exceed $20.0 million, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions since the Closing Date shall not exceed $50.0 million; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Final Maturing Date.

            "PERMITTED COLLATERAL LIENS" means (a) in the case of Collateral other than Mortgaged Property, (i) Contested Liens (as defined in the Security Agreement) and (ii) the Liens described in clauses (a), (b), (c), (d), (e), (f),
(g), (h), (i), (j), (k) and (l) of Section 6.02 and (b) in the case of Mortgaged Property, "Permitted Collateral Liens" shall mean the Liens described in clauses
(a), (b), (c),

(d) and (j) of Section 6.02; provided, however, on the Closing Date or upon the date of delivery of each additional Mortgage under Section 5.11 or 5.12, Permitted Collateral Liens shall mean only those Liens set forth in Schedule B to the applicable Mortgage.

            "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 6.02.

            "PERSON" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLAN" shall mean any employee benefit plan that is covered by ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company or ERISA Affiliate could incur liability (including under Section 4069 of ERISA).

            "PREFERRED STOCK" shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

            "PREFERRED STOCK ISSUANCE" shall mean the issuance or sale by Borrower or any of its Subsidiaries of any Preferred Stock after the Closing Date (other than as permitted by Section 6.01).

            "PREMISES" shall have the meaning assigned thereto in the applicable Mortgage.

            "PRO FORMA BASIS" shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

            "PRO RATA PERCENTAGE" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender's Revolving Commitment.

            "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

            "PROPERTY MATERIAL ADVERSE EFFECT" shall have the meaning assigned thereto in the Mortgage.

            "PURCHASE MONEY OBLIGATION" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

            "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

            "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

            "REFINANCED TERM LOANS" shall have the meaning assigned to such term in Section 10.02(e).

            "REFINANCING" shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness of Borrower or any of its Subsidiaries listed on Schedule 1.01(a).

            "REGISTER" shall have the meaning assigned to such term in Section 10.04(c).

            "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION S-X" shall mean Regulation S-X promulgated under the Securities Act.

            "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REIMBURSEMENT OBLIGATIONS" shall mean Borrower's obligations under
Section 2.18(e) to reimburse LC Disbursements.

            "RELATED PARTIES" shall mean, with respect to any person, such person's Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person's Affiliates.

            "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

            "REPLACEMENT TERM LOANS" shall have the meaning assigned to such term in Section 10.02(e).

            "REQUIRED CLASS LENDERS" shall mean (i) with respect to Term Loans, Lenders having more than 50% of all Term Loans outstanding and (ii) with respect to Revolving Loans, Required Revolving Lenders.

            "REQUIRED LENDERS" shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term Loan Commitments.

            "REQUIRED REVOLVING LENDERS" shall mean Lenders having more than 50% of all Revolving Commitments or, after the Revolving Commitments have terminated, more than 50% of all Revolving Exposure.

            "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

            "RESPONSE" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

            "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

            "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

            "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

            "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
10.04. The aggregate amount of the Lenders' Revolving Commitments on the Closing Date is $40.0 million.

            "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure, plus the Dollar Equivalent of the aggregate amount at such of such Lender's Swingline Exposure.

            "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment.

            "REVOLVING LOAN" shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

            "REVOLVING MATURITY DATE" shall mean the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter, provided that, in the event that the aggregate principal amount of the Senior Notes have not been refinanced on or prior to February 1, 2009 such that no principal payment is due under such refinancing under any circumstance prior to the date that is the seventh anniversary of the Closing Date, the Revolving Maturity Date shall be February 15, 2009.

            "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in Section 6.03.

            "SARBANES-OXLEY ACT" shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

            "SECURED OBLIGATIONS" shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party and (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

            "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.03 and 10.09.

            "SECURITIES ACT" shall mean the Securities Act of 1933.

            "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

            "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit M among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

            "SECURITY AGREEMENT COLLATERAL" shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered (a) on the Closing Date or (b) thereafter pursuant to Section 5.11.

            "SECURITY DOCUMENTS" shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

            "SENIOR NOTE AGREEMENT" shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Notes are issued as in effect on the date hereof and thereafter amended from time to time subject to the requirements of this Agreement.

            "SENIOR NOTE DOCUMENTS" shall mean the Senior Notes, the Senior Note Agreement and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreement.

            "SENIOR NOTES" shall mean Borrower's 2.25% Convertible Senior Unsecured Notes due 2024 issued pursuant to the Senior Note Agreement and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes.

            "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit or (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry.

            "STATUTORY RESERVES" shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

            "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of Borrower.

            "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11.

            "SURVEY" shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a)(i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and

(v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(r)(iii) or (b) otherwise acceptable to the Collateral Agent.

            "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment shall initially be $2.5 million but in no event exceed the Revolving Commitment.

            "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

            "SWINGLINE LENDER" shall have the meaning assigned to such term in the preamble hereto.

            "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

            "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

            "TAX RETURN" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

            "TAXES" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

            "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

            "TERM LOAN" shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(a)(ii). Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

            "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial aggregate amount of the Lenders' Term Loan Commitments is $120.0 million.

            "TERM LOAN LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

            "TERM LOAN MATURITY DATE" shall mean the date which is six years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter, provided that, in the event that the aggregate principal amount of the Senior Notes have not been refinanced on or prior to February 1, 2009 such that no principal payment is due under such refinancing under any circumstance prior to the date that is the seventh anniversary of the Closing Date, the Term Loan Maturity Date shall be February 15, 2009.

            "TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.09.

            "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

            "TITLE COMPANY" shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

            "TITLE POLICY" shall have the meaning assigned to such term in
Section 4.01(r)(iii).

            "TOTAL LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

            "TRANSACTION DOCUMENTS" shall mean the Acquisition Documents and the Loan Documents.

            "TRANSACTIONS" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including
(a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (c) the Refinancing; (d) the Equity Financing; and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

            "TRANSFERRED GUARANTOR" shall have the meaning assigned to such term in Section 7.09.

            "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

            "UNITED STATES" shall mean the United States of America.

            "VOTING STOCK" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

            "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

            "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing," "Borrowing of Term Loans") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) "on," when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means "on, in, under, above or about."

            1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders.

            1.05 RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II

                                   THE CREDITS

            2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

            (a) to make a Term Loan to Borrower on the Closing Date in the principal amount not to exceed its Term Loan Commitment; and

            (b) to make Revolving Loans to Borrower, at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment.

            Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

      2.02 LOANS.

            (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

            (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

            (c) Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this
Section 2.02(d) shall cease.

            (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date.

      2.03 Borrowing Procedure. To request a Revolving Borrowing or Term Borrowing, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing in dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with
Section 2.02:

            (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

            (b) the aggregate amount of such Borrowing;

            (c) the date of such Borrowing, which shall be a Business Day;

            (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

            (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

            (g) that the conditions set forth in Sections 4.02(b) - (d) have been satisfied as of the date of the notice.

            If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      2.04 EVIDENCE OF DEBT; REPAYMENT OF LOANS.

            (a) Promise to Repay. Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in
Section 2.09 and (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

            (b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

            (c) Promissory Notes. Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-1, K-2 or K-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      2.05 FEES.

            (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a "COMMITMENT FEE") equal to the Applicable Fee per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

            (c) LC and Fronting Fees. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("FRONTING FEE"), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

      2.06  INTEREST ON LOANS.

            (a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

            (b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

            (c) Default Rate. Notwithstanding the foregoing, during a Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or
(ii) in the case of
any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the "DEFAULT Rate").

            (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that
(i) interest accrued pursuant to Section 2.06(c) shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate calculated based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

      2.07 TERMINATION AND REDUCTION OF COMMITMENTS.

            (a) Termination of Commitments. The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on December 30, 2004, if the initial Credit Extension shall not have occurred by such time.

            (b) Optional Terminations and Reductions. At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

            (c) Borrower Notice. Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

      2.08 INTEREST ELECTIONS.

            (a) Generally. Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) Interest Election Notice. To make an election pursuant to this Section, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section
2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with
Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "INTEREST PERIOD".

            If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (c) Automatic Conversion to ABR Borrowing. If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      2.09 AMORTIZATION OF TERM BORROWINGS. Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex II, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a "TERM LOAN REPAYMENT DATE"), a principal amount of the Term Loans equal to the amount set forth on Annex II for such date (as adjusted from time to time pursuant to Section 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

      2.10 OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS.

            (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $1.0 million.

            (b) Revolving Loan Prepayments.

            (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

            (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

            (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

            (iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

            (c) Asset Sales. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

            (i) no such prepayment shall be required under this Section 2.10(c)(i) with respect to (A) any Asset Sale permitted by Section 6.06(a), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $100,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales); provided that (x) clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof and (y) no such prepayment pursuant to this Section 2.10(c)(i) will be required to be made during any fiscal year of Borrower until the earlier of the last day of such fiscal year and the date the aggregate Net Cash Proceeds required to be applied pursuant to this Section 2.10(c)(i) and not yet so applied equals $1,000,000, at which time all such Net Cash Proceeds shall be so applied; and

            (ii) so long as no Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales shall not exceed $2.5 million in any fiscal year of Borrower, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 180 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

            (d) Debt Issuance or Preferred Stock Issuance. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds.

            (e) Equity Issuance. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Equity Issuance, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 50% of such Net Cash Proceeds; provided that, notwithstanding the foregoing, the initial $5,000,000 of the aggregate Net Cash Proceeds from the issuance of Equity Interests pursuant to the exercise of options granted to employees pursuant to any of the Borrower's employee stock purchase plans shall be excluded from the foregoing requirement.

            (f) Casualty Events. Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

            (i) so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that (A) in the event such Net Cash Proceeds shall not exceed $2.5 million, Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used, or (B) in the event that such Net Cash Proceeds exceed $2.5 million, the Administrative Agent has elected by notice to Borrower on or prior to such date to require such proceeds to be used, in each case, to repair, replace or restore any property in respect of which such Net Cash

      Proceeds were paid or to reinvest in other fixed or capital assets, no later than 180 days following the date of receipt of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; and

            (ii) if any portion of such Net Cash Proceeds shall not be so applied within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).

            (g) Excess Cash Flow. No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 50% of Excess Cash Flow for the Excess Cash Flow Period then ended.

            (h) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h). Any prepayments of Term Loans pursuant to Section 2.10(c), (d), (e), (f) or (g) shall be applied to reduce scheduled prepayments required under Section 2.09 on a pro rata basis among the prepayments remaining to be made on each Term Loan Repayment Date. After application of mandatory prepayments of Term Loans described above in this Section 2.10(h) and to the extent there are mandatory prepayment amounts remaining after such application, the Revolving Commitments shall be permanently reduced ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, and Borrower shall comply with Section 2.10(b).

            Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an "EXCESS AMOUNT"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the Excess Amount shall be either (A) deposited in an escrow account on terms satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

            (i) Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York

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

City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such termination is revoked in accordance with Section 2.07(c). Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

      2.11 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

            (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

      2.12 YIELD PROTECTION.

            (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank;

            (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by

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

      Section 2.15 and any change in the rate of tax on the overall net income of such Lender or the Issuing Bank); or

            (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Bank, Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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

      2.13 BREAKAGE PAYMENTS. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to
Section 2.16(b), then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within five days after receipt thereof.

      2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS.

            (a) Payments Generally. Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

            (b) Pro Rata Treatment.

            (i) Each payment by Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

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

            (ii) Each payment on account of principal of the Term Loans pursuant to Section 2.09 shall be allocated among the Term Loan Lenders pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Each payment by Borrower on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

            (c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

            (d) Sharing of Set-Off. If any Lender (and/or the Issuing Bank, which shall be deemed a "Lender" for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

            (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation; provided that, in purchasing such participation, such Lender shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in this Section 2.14(d). If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

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

            (e) Borrower Default. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (f) Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(e), 2.17(d), 2.18(d), 2.18(e) or 10.02(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      2.15 TAXES.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by applicable Requirements of Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

            (b) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

            (c) Indemnification by Borrower. Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Status of Lenders. Any Foreign Lender shall, to the extent it may lawfully do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit Q, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower to determine the withholding or deduction required to be made.

            (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

      2.16 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires Borrower to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Borrower shall be conclusive absent manifest error.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if Borrower exercises its replacement rights under Section 10.02(d), then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

            (i) Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

            (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

            (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

            (iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

      2.17 SWINGLINE LOANS.

            (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $2.5 million or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.

Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

            (b) Swingline Loans. To request a Swingline Loan, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1.0 million and integral multiples of $500,000 above such amount.

            (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00
(noon), New York City time, on the proposed date of repayment.

            (d) Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations

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

in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

      2.18 LETTERS OF CREDIT.

            (a) General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

            A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

            (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

            (ii) the amount thereof;

            (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

            (iv) the name and address of the beneficiary thereof;

            (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

            (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

            (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

            (viii) such other matters as the Issuing Bank may require.

            A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing
Bank:

            (i) the Letter of Credit to be amended, renewed or extended;

            (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

            (iii) the nature of the proposed amendment, renewal or extension;
      and

            (iv) such other matters as the Issuing Bank may require.

If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

            Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.18(d). On the first Business Day of each calendar month, the Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Revolving Lender.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement.

            (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans or Swingline Loans in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loans.

            (ii) If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender's Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender's Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

            (iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the rate per annum set forth in Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

            (f) Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Requirements of Law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the

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

date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

            (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

            (k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

            (l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if

            (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

            (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if
(A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

      3.01 ORGANIZATION; POWERS. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

      3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      3.03 NO CONFLICTS. Except as set forth on Schedule 3.03, the Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect,
(b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

      3.04 FINANCIAL STATEMENTS; PROJECTIONS.

            (a) Historical Financial Statements. Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Borrower and the Acquired Business (i) as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003, audited by and accompanied by the unqualified opinion of Grant Thornton LLP, with respect to the Borrower, and KPMG LLP (for the 2001 and 2002 fiscal years) and PricewaterhouseCoopers LLC (for the 2003 fiscal year) with respect to the Acquired Business, in each case, independent public accountants, and (ii) as of and for the nine-month period ended September 30, 2004 and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a),
(b) and (c) have been prepared in accordance with GAAP and present fairly the financial condition and results of operations and cash flows of Borrower and the Acquired Business, as applicable, as of the dates and for the periods to which they relate.

            (b) No Liabilities. Except as set forth in the financial statements referred to in Section 3.04(a), there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Senior Note Documents. Since December 31, 2003, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

            (c) Pro Forma Financial Statements. Borrower has heretofore delivered to the Lenders Borrower's unaudited pro forma consolidated balance sheet and statements of income and cash flows and pro forma EBITDA, for the fiscal year ended December 31, 2003, and as of and for each of the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and for the four-quarter period ended September 30, 2004, in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions (including such other adjustments reasonably satisfactory to the Administrative Agent), and present fairly in all material respects the pro forma consolidated financial position and results of operations of Borrower as of such date and for such periods, assuming that the Transactions had occurred at such dates (in each case, subject to the absence of footnotes).

            (d) Forecasts. The forecasts of financial performance of Borrower and its subsidiaries furnished to the Lenders have been prepared in good faith by Borrower and based on assumptions believed by Borrower to reasonable.

      3.05 PROPERTIES.

            (a) Generally. Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

            (b) Real Property. Schedule 7 to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in (i) Real Property owned by any Company as of the date hereof and describes the type of interest therein held by such Company and whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) Real Property located in the United States and material Real Property located outside the United States, in each case leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Company and, in each of the cases described in clauses (i) and (ii) of this Section 3.05(b), whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

            (c) No Casualty Event. No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

            (d) Collateral. Each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company's business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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

      3.06 INTELLECTUAL PROPERTY.

            (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed in Schedule 13(a) or 13(b) to the Perfection Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the Security Agreement) listed in Schedule 13(a) or 13(b) to the Perfection Certificate and
(ii) all registrations listed in Schedule 13(a) or 13(b) to the Perfection Certificate are valid and in full force and effect.

            (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the date hereof, there is no material violation by others of any right of such Loan Party with respect to any copyright, patent or trademark listed in
Schedule 13(a) or 13(b) to the Perfection Certificate, pledged by it under the name of such Loan Party.

      3.07 EQUITY INTERESTS AND SUBSIDIARIES.

            (a) Equity Interests. Schedules 1(a) and 10 to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Borrower and their jurisdictions of organization as of the Closing Date and
(ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

            (b) No Consent of Third Parties Required. No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

            (c) Organizational Chart. An accurate organizational chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 10 to the Perfection Certificate dated the Closing Date.

      3.08 LITIGATION; COMPLIANCE WITH LAWS. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      3.09 AGREEMENTS. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default. Schedule
3.09 accurately and completely lists all material agreements (other than leases of Real Property set forth on Schedule 7 to the Perfection Certificate dated the Closing Date) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto, and all such agreements are in full force and effect, or has filed copies of such agreements in public filings with the U.S. Securities and Exchange Commission.

      3.10 FEDERAL RESERVE REGULATIONS. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

      3.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      3.12 USE OF PROCEEDS. Borrower will use the proceeds of (a) the Term Loans, to effect the Acquisition and pay related fees and expenses and (b) the Revolving Loans and Swingline Loans on and after the Closing Date to effect the Refinancing in an aggregate amount not to exceed $5.0 million on the Closing Date and for general corporate purposes (including to effect Permitted Acquisitions); provided that, the proceeds of the Revolving Loans and Swingline Loans may not be used to make cash payments to the holders of the Senior Notes upon the conversion of the Senior Notes in accordance with the Senior Notes Agreement.

      3.13 TAXES. Except as set forth on Schedule 3.13, each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

      3.14 NO MATERIAL MISSTATEMENTS. No information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, or the Confidential Information Memorandum contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

      3.15 LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

      3.16 SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

      3.17 EMPLOYEE BENEFIT PLANS. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company, which liability or Lien could in any event have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

            To the extent applicable, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

      3.18 ENVIRONMENTAL MATTERS.

            (a) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

            (i) The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law; and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to comply with applicable Environmental Laws during the next five years;

            (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing, the Companies and their businesses are in compliance with all and have not violated any such Environmental Permits and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

            (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under any applicable Environmental Law;

            (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies or their predecessors in interest (including, without limitation, the transportation, treatment or disposal of any Hazardous Material at any location), and there are no actions, activities, circumstances, conditions, events or incidents (including, without limitation, any written request for information under or relating to the federal CERCLA or any similar Environmental Law) that could form the basis of such an Environmental Claim; and

            (v) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

            (b) Except as set forth in Schedule 3.18:

            (i) No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

            (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

            (iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;

            (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and

            (v) The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

      3.19 INSURANCE. Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

      3.20 SECURITY DOCUMENTS.

            (a) Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

            (b) Copyright Office Filing. When the Security Agreement or a short form thereof is filed in the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Registered Copyrights and Registered Copyright Licenses (each as defined in such Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

            (c) Mortgages. Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified on Schedule 6 to the Perfection Certificate dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage.

            (d) Valid Liens. Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

      3.21 ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN ACQUISITION AGREEMENT. Schedule 3.21 lists (i) each exhibit, schedule, annex or other attachment to the Acquisition Agreement and (ii) each agreement, certificate, instrument, letter or other document contemplated by the Acquisition Agreement or any item referred to in clause (i) to be entered into, executed or delivered or to become effective in connection with the Acquisition or otherwise entered into, executed or delivered in connection with the Acquisition. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Closing Date. All representations and warranties of each Company set forth in the Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

      3.22 ANTI-TERRORISM LAW. (a) No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

            (b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

            (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

            (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

            (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

            (c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

      4.01 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

            (a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate.

            (b) Corporate Documents. The Administrative Agent shall have received:

            (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

            (ii) a certificate as to the good standing of each Loan Party (in so-called "long-form" if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

            (c) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

            (d) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b), (c) and (d).

            (e) Financings and Other Transactions, Etc.

            (i) The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent, the Arranger and the Lenders other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.

            (ii) The Equity Financing shall have been consummated. The terms of the Equity Financing shall not require any payments or other distributions of cash or property in respect thereof other than payments in kind, or any purchases, redemptions or other acquisitions thereof for cash or property other than payments in kind, in each case prior to the payment in full of all obligations under the Loan Documents, except as permitted by the Loan Documents.

            (iii) The Lenders shall be satisfied with the management, capitalization, the terms and conditions of any equity arrangements and the corporate or other organizational structure of the Companies (after giving effect to the Transactions) and any indemnities, employment and other arrangements entered into in connection with the Transactions.

            (iv) The Refinancing shall have been consummated in full to the satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a "pay-off" letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all debt being refinanced in the Refinancing; and the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

            (f) Financial Statements; Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.04 and with the forecasts of the financial performance of Borrower, the Acquired Business and their respective Subsidiaries.

            (g) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Senior Notes, (iii) the Indebtedness listed on Schedule 6.01(b) and (iv) Indebtedness owed to Borrower or any Subsidiary Guarantor.

            (h) The consolidated combined EBITDA of Borrower and the Acquired Business for the four-quarter period ending on September 30, 2004 shall not be less than $49.7 million.

            (i) The ratio of pro forma consolidated total combined Indebtedness of Borrower and the Acquired Business at the Closing Date to the consolidated combined EBITDA of Borrower and the Acquired Business for Borrower's most recently ended four fiscal quarters for which financial statements are available shall not exceed 5.6 to 1.0.

            (j) Opinions of Counsel. The Administrative Agent shall have received, (i) on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (A) Buchanan Ingersoll PC, special New York counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-1, (B) each local counsel listed on
      Schedule 4.01(j), substantially to the effect set forth in Exhibit N-2, and (C) Buchanan Ingersoll PC, special FDA counsel for the Loan Parties, in each case (1) dated the Closing Date, (2) addressed to the Agents, the Issuing Bank and the Lenders, (3) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and (4) in the case of clause (C), covering such matters under the purview of the U.S. Food and Drug Administration as the Administrative Agent shall reasonably request,

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      and (ii) a copy of each legal opinion delivered under the other
      Transaction Documents, accompanied by reliance letters from the party delivering such opinion authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.

            (k) Solvency Certificate and Other Reports. The Lenders shall have received all other reports and opinions of appraisers, consultants or other advisors retained by it to review the business, operation or condition of Borrower and its subsidiaries giving effect to the Transactions, and shall be satisfied with such reports and opinions. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O, dated the Closing Date and signed by the chief financial officer of Borrower.

            (l) Requirements of Law. The Lenders shall be satisfied that Borrower, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

            (m) Consents. The Lenders shall be satisfied that all requisite Governmental Authorities and material third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (n) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

            (o) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12.

            (p) Fees. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable legal fees and expenses of Simpson Thacher & Bartlett LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

            (q) Personal Property Requirements. The Collateral Agent shall have received:

            (i) all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

            (ii) the Intercompany Note executed by and among Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;

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

            (iii) Subject to Section 6.22, all other certificates, agreements, including instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

            (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence satisfactory to the Administrative Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

            (v) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent);

            (vi) with respect to each location set forth on Schedule 4.01(q)(iv), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement shall be required with respect to any Real Property that could not be obtained after the Loan Party that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so; and

            (vii) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

            (r) Real Property Requirements. The Collateral Agent shall have received:

            (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

            (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

            (iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 110% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on
      Schedule 4.01(r)(iii), which policy (or such marked-up commitment) (each, a "TITLE POLICY") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions acceptable to the Collateral Agent;

            (iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

            (v) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

            (vi) with respect to each Real Property or Mortgaged Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

            (vii) with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;

            (viii) Surveys with respect to each Mortgaged Property; and

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

            (ix) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property.

            (s) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

            (t) USA PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), including without limitation, the information described in Section 10.13.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

            (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

            (b) No Default. Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

            (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (d) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

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

            Each of the delivery of a Borrowing Request or an LC Request and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(b) - (d) have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in Sections 4.02(b) - (d) have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

      5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

            (a) Annual Reports. As soon as available and in any event within 90 days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2004, (i) the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of Grant Thornton LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP, (ii) a consolidating balance sheet and statement of income and, to the extent available, a statement of cash flows, separating out Borrower and the Subsidiaries, (iii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such fiscal year, showing variance, by dollar amount and percentage, from amounts for the previous fiscal year and budgeted amounts and (B) key operational information and statistics for such fiscal year consistent with internal and industry-wide reporting standards, and (iv) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of Borrower for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood that the information required by clause (i) may be furnished in the form of a Form 10-K and such information shall be deemed satisfactory for purposes hereof);

            (b) Quarterly Reports. As soon as available and in any event within 45 days (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act)

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

      after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2005, (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, (ii) a consolidating balance sheet and statement of income and, to the extent available, a statement of cash flows, separating out Borrower and the Subsidiaries, (iii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such fiscal quarter and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts and (B) key operational information and statistics for such fiscal quarter and for the then elapsed portion of the fiscal year consistent with internal and industry-wide reporting standards, and (iv) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that the information required by clause (i) may be furnished in the form of a Form 10-Q and such information shall be deemed satisfactory for purposes hereof);

            (c) Monthly Reports. Within 30 days after the end of each of the first two months of each fiscal quarter, (i) the consolidated balance sheet of Borrower as of the end of such two months and the related consolidated statement of income and, to the extent available, a statement of cash flows, of Borrower for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statement of income and, to the extent available, a statement of cash flows, for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such month and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts and (B) key operational information and statistics for such month and for the then elapsed portion of the fiscal year consistent with internal and industry-wide reporting standards; provided that Borrower shall not be required to include immaterial subsidiaries of the Acquired Business in any monthly report delivered hereunder for any month ending prior to April 1, 2005;

            (d) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto,
      (B) beginning with the fiscal quarter ending March 31, 2005, setting forth computations in reasonable detail satisfactory to the

      Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(f) and 6.10 and, concurrently with any delivery of financial statements under Section 5.01(a) above, setting forth Borrower's calculation of Excess Cash Flow and (C) showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income; and (ii) concurrently with any delivery of financial statements under Section 5.01(a) above, beginning with the fiscal year ending December 31, 2005, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

            (e) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

            (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

            (g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

            (h) Budgets. Within 30 days after the beginning of each fiscal year, a budget for Borrower in form reasonably satisfactory to the Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for (i) each month of such fiscal year prepared in detail and (ii) each fiscal year thereafter, through and including the fiscal year in which the Final Maturity Date occurs, prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower to the effect that the budget of Borrower is a reasonable estimate for the periods covered thereby and, promptly when available, any significant revisions of such budget;

            (i) Organization. Concurrently with any delivery of financial statements under Section 5.01(a), an accurate organizational chart as required by Section 3.07(c), or confirmation that there are no changes to
      Schedule 10 to the Perfection Certificate;

            (j) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

            (k) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

      5.02 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within three Business Days of the occurrence thereof):

            (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

            (c) the occurrence of any event, or the identification of any set of facts or circumstances, arising under or relating to Environmental Laws or Hazardous Materials, that could reasonably be expected to result in loss, liability or other obligations of the Companies (including, without limitation: fines; penalties; settlement payments; costs and expenses; supplemental environmental projects; investigative and remedial costs; compliance costs; compensatory and punitive damages arising out of harm to person, property, or natural resources; capital costs; and operating costs) in an aggregate amount exceeding $500,000;

            (d) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

            (e) the occurrence of Casualty Events in an aggregate amount exceeding $500,000; and

            (f) (i) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against any of the Collateral or
      (ii) the occurrence of any other event which could materially affect the value of the Collateral.

      5.03 EXISTENCE; BUSINESSES AND PROPERTIES.

            (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all material contractual obligations and all applicable Requirements of Law (including taxation, ERISA and any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect; pay and perform its obligations under all Leases and Transaction Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section
6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

      5.04 INSURANCE.

            (a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral,
(iv) business interruption insurance, (v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent may from time to time require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent); provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

            (b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

            (c) Notice to Agents. Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            (d) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is

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designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

            (e) Broker's Report. Deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

            (f) Mortgaged Properties. No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section
5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this
Section 5.04.

      5.05 OBLIGATIONS AND TAXES.

            (a) Payment of Obligations. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as
(x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and
(iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions and (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

            (b) Filing of Returns. Timely and correctly file all material Tax Returns required to be filed by it. Withhold, collect and remit all Taxes that it is required to collect, withhold or remit.

            (c) Tax Shelter Reporting. Borrower does not intend to treat the Loans as being a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

      5.06 EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within five days after any Responsible Officer of any Company or any ERISA Affiliates of any

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Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $500,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and
(y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

      5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; ANNUAL MEETINGS.

            (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).

            (b) Within 150 days after the end of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location, venue and time or, at the option of the Administrative Agent, by conference call, the costs of such venue or call to be paid by Borrower) with all Lenders who choose to attend such meeting, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

      5.08 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

      5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL REPORTS.

            (a) Comply, and cause all lessees and other persons occupying Real Property of any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; generate, treat, use, store, release, dispose of and otherwise manage Hazardous Materials in a manner that will not result in material liability to any Company or materially affect any Real Property and cause all lessees and other persons occupying Real Property of any Company to so manage Hazardous Materials; promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

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            (b) If a Default has occurred or may reasonably be anticipated, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request (or such shorter period as the Administrative Agent may reasonably request), at the expense of Borrower, an environmental assessment report (or, where appropriate, series of environmental assessment reports) regarding any Mortgaged Property specified by the Administrative Agent (and, if the Default is caused in whole or in part by reason of a breach of Section 3.18 or 5.09(a), regarding the matters relating to such breach or breaches), including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm reasonably proposed by the Administrative Agent, and, in form, scope and substance, reasonably acceptable to the Administrative Agent.

      5.10 INTEREST RATE PROTECTION. No later than the 30th day after the Closing Date, Borrower shall enter into, and for a minimum of three years thereafter maintain, Hedging Agreements with terms and conditions acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of Borrower's Consolidated Funded Indebtedness being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent.

      5.11 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.

            (a) Subject to this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

            (b) With respect to any person that is or becomes a Subsidiary after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary
(A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary, execute a security agreement compatible with the laws of such Foreign Subsidiary's jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the

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foregoing, (1) the Equity Interests required to be delivered to the Collateral
Agent pursuant to clause (i) of this Section 5.11(b) shall not include any Equity Interests of a Foreign Subsidiary created or acquired after the Closing Date and (2) no Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.11(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Subsidiary pursuant to
Section 951 (or a successor provision) of the Code, as reasonably determined by the Administrative Agent; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.11(b).

            (c) Promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $500,000, and (ii) unless the Collateral Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $500,000, in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

      5.12 SECURITY INTERESTS; FURTHER ASSURANCES. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or

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authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

      5.13 INFORMATION REGARDING COLLATERAL.

            (a) Not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days' prior written notice (in the form of an Officer's Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

            (b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of a Financial Officer and the chief legal officer of Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period)..

      5.14 AFFIRMATIVE COVENANTS WITH RESPECT TO LEASES.

            (a) With respect to each Lease in which a Loan Party is a landlord, the respective Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant's obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.

            (b) With respect to each Lease in which a Loan Party is a tenant, the respective Loan Party shall perform all the obligations imposed upon the tenant under such Lease and enforce all of the

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landlord's obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

      6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

            (a) Indebtedness incurred under this Agreement and the other Loan Documents;

            (b) (i) Indebtedness outstanding on the Closing Date and listed on
      Schedule 6.01(b), (ii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced and (iii) the Senior Notes (including any notes issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Notes);

            (c) Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

            (d) Indebtedness permitted by Section 6.04(f);

            (e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $12.5 million at any time outstanding;

            (f) Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed $1.0 million at any time outstanding;

            (g) Indebtedness in respect of bid, performance or surety bonds, workers' compensation claims, self-insurance obligations and bankers acceptances issued for the account

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      of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers' compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $1.0 million at any time outstanding;

            (h) Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

            (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (j) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; and

            (k) unsecured Indebtedness of any Company in an aggregate amount not to exceed $1.0 million at any time outstanding.

      6.02 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the "PERMITTED LIENS"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (b) Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (c) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in

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      existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

            (d) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (e) Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (e), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iv) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (e) shall not exceed $500,000 in the aggregate;

            (f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

            (g) Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

            (h) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

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            (i) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

            (j) Liens granted pursuant to the Security Documents to secure the Secured Obligations;

            (k) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

            (l) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

            (m) Liens securing Indebtedness incurred pursuant to Section 6.01(f); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens extend only to the property (or Equity Interests) of the Foreign Subsidiary incurring such Indebtedness; and

            (n) Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $500,000 at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents.

      6.03 SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASEBACK TRANSACTION") unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

      6.04 INVESTMENT, LOAN AND ADVANCES. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

            (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

            (b) Investments outstanding on the Closing Date and identified on
      Schedule 6.04(b);

            (c) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms,
      (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

            (d) Hedging Obligations incurred pursuant to Section 6.01(c);

            (e) loans and advances to directors, employees and officers of Borrower and the Subsidiaries for bona fide business purposes and to purchase Equity Interests of Borrower, in aggregate amount not to exceed $500,000 at any time outstanding; provided that no loans in violation of
      Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

            (f) Investments (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor, (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor, (iv) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor and (v) by Borrower or any Subsidiary Guarantor in a Foreign Subsidiary in an aggregate amount not to exceed $7.5 million at any time outstanding; provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

            (g) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (h) Permitted Acquisitions;

            (i) Investments in instruments issued by the Farm Credit Bureau of Canada with a rating of "AA" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) in an aggregate amount not to exceed $3.0 million at any time outstanding;

            (j) Investments in Auction Rate Certificates issued in the United States by Affiliates of the Administrative Agent with a rating of "AA" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) in an aggregate amount not to exceed $15.0 million at any time outstanding;

            (k) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06; and

            (l) other investments in an aggregate amount not to exceed $1.0 million at any time outstanding.

      6.05 MERGERS AND CONSOLIDATIONS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

            (a) the Transactions as contemplated by the Transaction Documents;

            (b) Asset Sales in compliance with Section 6.06;

            (c) acquisitions in compliance with Section 6.07;

            (d) any Company may merge or consolidate with or into Borrower, any Subsidiary Guarantor or any Subsidiary that agrees to become a Subsidiary Guarantor (as long as Borrower is the surviving person in the case of any merger or consolidation involving Borrower, and a Subsidiary Guarantor is the surviving person and remains a Wholly Owned Subsidiary of Borrower in any other case); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;

            (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and

            (f) any Foreign Subsidiary may merger or consolidate with or into any other Foreign Subsidiary.

            To the extent the Required Lenders waive the provisions of this
Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

      6.06 ASSET SALES. Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

            (a) disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business (including any trade-in, swap or exchange of bioanalytical equipment) and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

            (b) Asset Sales; provided that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (b) shall not exceed $2.5 million in any four consecutive fiscal quarters of Borrower;

            (c) leases and subleases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

            (d) the Transactions as contemplated by the Transaction Documents;

            (e) mergers and consolidations in compliance with Section 6.05; and

            (f) Investments in compliance with Section 6.04.

            To the extent the Required Lenders waive the provisions of this
Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such

Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

      6.07 ACQUISITIONS. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

            (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(c);

            (b) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

            (c) Investments in compliance with Section 6.04;

            (d) leases and subleases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

            (e) the Transactions as contemplated by the Transaction Documents;

            (f) Permitted Acquisitions; and

            (g) mergers and consolidations in compliance with Section 6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or
Section 5.12, as applicable.

      6.08 DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

            (a) Dividends by any Company to Borrower or any Guarantor that is a Wholly Owned Subsidiary of Borrower;

            (b) the repurchase or redemption of Qualified Capital Stock of Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $1,000,000; and

            (c) the repurchase of Borrower's outstanding common stock pursuant to the Borrower's stock buyback program described in Borrower's Form 10-K for the fiscal year ending December 31, 2003, provided that, (i) the aggregate cash consideration paid for all such repurchases shall not exceed, in any fiscal year, the excess, if any of (x) an amount equal to 25% of Excess Cash Flow for the immediately preceding fiscal year less (y) an amount equal to the cash payments made by Borrower during such fiscal year to the holders of the Senior Notes upon the conversion of the Senior Notes in accordance with the Senior Note Agreement and (ii) on the date of any such repurchase, the Total Leverage Ratio on such date (after giving effect to such repurchase and the incurrence of any Indebtedness on such date) is at least 0.5x less than the maximum Total Leverage Ratio permitted on such date under Section 6.10(a).

      6.09 TRANSACTIONS WITH AFFILIATES. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

            (a) Dividends permitted by Section 6.08;

            (b) Investments permitted by Sections 6.04(e) and (f);

            (c) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of Borrower;

            (d) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

            (e) sales of Qualified Capital Stock of Borrower to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

            (f) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Borrower;

            (g) the Transactions as contemplated by the Transaction Documents;
      and

            (h) transactions among Foreign Subsidiaries.

      6.10 FINANCIAL COVENANTS.

            (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, at any date during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

           TEST PERIOD                   LEVERAGE RATIO
------------------------------------     --------------
Closing Date to March 31, 2005            5.75 to 1.00

April 1, 2005 to June 30, 2005            5.25 to 1.00

July 1, 2005 to September 30, 2005        5.00 to 1.00

October 1, 2005 to December 31, 2005      4.50 to 1.00

January 1, 2006 to March 31, 2006         4.00 to 1.00

April 1, 2006 to June 30, 2006            3.75 to 1.00

           TEST PERIOD                   LEVERAGE RATIO
------------------------------------     --------------
July 1, 2006 to September 30, 2006        3.50 to 1.00

October 1, 2006 to December 31, 2006      3.25 to 1.00

January 1, 2007 to March 31, 2007         3.00 to 1.00

April 1, 2007 to June 30, 2007            3.00 to 1.00

July 1, 2007 to September 30, 2007        2.75 to 1.00

October 1, 2007 to December 31, 2007      2.75 to 1.00

January 1, 2008 to March 31, 2008         2.50 to 1.00

April 1, 2008 to June 30, 2008            2.50 to 1.00

July 1, 2008 to September 30, 2008        2.25 to 1.00

October 1, 2008 to December 31, 2008      2.00 to 1.00

January 1, 2009 to March 31, 2009         1.75 to 1.00

April 1, 2009 to June 30, 2009            1.75 to 1.00

July 1, 2009 to September 30, 2009        1.75 to 1.00

October 1, 2009 and thereafter            1.50 to 1.00

            (b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

                                            INTEREST
             TEST PERIOD                 COVERAGE RATIO
------------------------------------     --------------
January 1, 2005 to March 31, 2005        4.25 to 1.00

April 1, 2005 to June 30, 2005           4.75 to 1.00

July 1, 2005 to September 30, 2005       5.00 to 1.00

October 1, 2005 to December 31, 2005     5.50 to 1.00

January 1, 2006 to March 31, 2006        6.00 to 1.00

April 1, 2006 to June 30, 2006           6.25 to 1.00

July 1, 2006 to September 30, 2006       6.50 to 1.00

October 1, 2006 to December 31, 2006     7.00 to 1.00

January 1, 2007 to March 31, 2007        7.25 to 1.00

April 1, 2007 and thereafter             8.00 to 1.00

            (c) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, for any Test Period ending on or after March 31, 2005, to be less than 1.25 to 1.00.

            (d) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

             PERIOD                      AMOUNT (IN MILLIONS)
------------------------------------     --------------------
January 1, 2005 to December 31, 2005        $15,500,000

January 1, 2006 to December 31, 2006        $22,000,000

January 1, 2007 to December 31, 2007        $25,250,000

January 1, 2008 to December 31, 2008        $27,500,000

January 1, 2009 and thereafter              $29,750,000

      6.11 MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC. Directly or indirectly:

            (a) amend or modify, or permit the amendment or modification of, any provision of any Transaction Document in any manner that is adverse in any material respect to the interests of the Lenders; or

            (b) terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a "security" under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Borrower may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests.

      6.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents as in effect on the Closing Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vi) any holder of a Lien permitted by
Section 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (ix) without affecting the Loan Parties' obligations under Section 5.11, customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; (x) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xi) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xii) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; or
(xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii) or (viii) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

      6.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK.

            (a) With respect to Borrower, issue any Equity Interest that is not Qualified Capital Stock.

            (b) With respect to any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; and (ii) Subsidiaries of Borrower formed after the Closing Date in accordance with Section 6.14 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such Equity Interests. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.11 and 5.12 or any Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

      6.14 LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Borrower may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.11(b) shall be complied with.

      6.15 BUSINESS. Except as set forth on Schedule 6.15 hereto, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).

      6.16 LIMITATION ON ACCOUNTING CHANGES. Make or permit any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP, Governmental Authority or applicable law.

      6.17 FISCAL YEAR. Change its fiscal year-end to a date other than December 31.

      6.18 LEASE OBLIGATIONS. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations payable in any period of 12 consecutive months to exceed an amount equal to $15.0 million, which amount shall increase by $2.0 million on each anniversary of the Closing Date.

      6.19 NO FURTHER NEGATIVE PLEDGE. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Senior Note Documents as in effect on the Closing Date; (4) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Secured Obligations; and (5) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (e) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3) or (5)(d); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

      6.20 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING.

            (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.20).

            (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.

      6.21 EMBARGOED PERSON. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic

Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.

      6.22 POST-CLOSING REQUIREMENTS. To the extent not delivered on the Closing Date, fail to deliver on or prior to the date that is 30 days after the Closing Date, Control Agreements necessary to perfect the Collateral Agent's security interest in all Deposit Accounts (as defined in the Security Agreement) of each Loan Party, provided that, Borrower shall not be required to deliver Control Agreements with respect to the Deposit Account established at Commercial Bank (Account No. 9041009266) and any petty cash account if the aggregate amount of deposits in all such Deposit Accounts does not exceed $1.0 million at any one time outstanding. Notwithstanding the foregoing, the Collateral Agent may, in its reasonable discretion, extend the date for the foregoing deliveries for a period of up to an additional 30 days.

                                   ARTICLE VII

                                    GUARANTEE

      7.01 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Hedging Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby jointly and severally agree that if Borrower or other Subsidiary Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      7.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any

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one or more of the following shall not alter or impair the liability of the
Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

            (v) the release of any other Subsidiary Guarantor pursuant to
      Section 7.09.

            The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

      7.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

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      7.04 SUBROGATION; SUBORDINATION. Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party's Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

      7.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.01.

      7.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

      7.07 CONTINUING GUARANTEE. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

      7.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

      7.09 RELEASE OF GUARANTORS. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred (a "TRANSFERRED GUARANTOR") to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be released, and the Collateral Agent shall take such actions and execute and deliver such documents as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.01 EVENTS OF DEFAULT. Upon the occurrence and during the continuance of the following events ("EVENTS OF DEFAULT"):

            (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

            (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a) or 5.08 or in Article VI;

            (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;

            (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) --- unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $500,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Companies if such Hedging Obligations were terminated at such time);

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

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property of any Company, under Title 11 of the Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
      (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

            (i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

            (j) one or more ERISA Events or noncompliance with respect to Foreign Plans shall have occurred that, in the reasonable judgment of the Required Lenders, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $500,000 or in the imposition of a Lien on any properties of a Company;

            (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

            (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

            (m) there shall have occurred a Change in Control;

            (n) any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction; or

            (o) Borrower shall make cash payments to the holders of the Senior Notes upon the conversion of the Senior Notes in accordance with the Senior Note Agreement in an aggregate amount, in any fiscal year, exceeding the lesser of (i) $10.0 million and (ii) an amount equal to the sum of (A) an amount equal to the excess, if any, of an amount equal to 25% of Excess Cash Flow for the immediately preceding fiscal year less the aggregate amount of cash consideration paid for repurchases of Borrower's common stock during such fiscal year in accordance with Section 6.08(c) plus (B) the aggregate amount of Net Cash Proceeds received by Borrower upon the exercise of options to purchase Borrower's common stock pursuant to Borrower's stock option plans which are not required to be applied to make prepayments pursuant to Section 2.10(e);

then, and in every such event (other than an event with respect to Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

      8.02 RESCISSION. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by it that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 10.02, then upon the written consent of the Required Lenders and written notice to Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Bank to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

      8.03 APPLICATION OF PROCEEDS. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

            (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and Reimbursement Obligations) and any fees, premiums and scheduled periodic payments due under Hedging Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

            (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations (including Reimbursement Obligations) and any breakage, termination or other payments under Hedging Agreements constituting Secured Obligations and any interest accrued thereon; and

            (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

            In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

                                   ARTICLE IX

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

      9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the Issuing Bank hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent and the

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

Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      9.02 RIGHTS AS A LENDER. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

      9.03 EXCULPATORY PROVISIONS. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

            (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

            (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower, a Lender or the Issuing Bank.

            No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.04 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 DELEGATION OF DUTIES. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      9.06 RESIGNATION OF AGENT. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article IX and
Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

      9.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookmanagers, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.01 NOTICES.

            (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

            (i) if to any Loan Party, to Borrower at:

                          SFBC International, Inc.
                          11190 Biscayne Boulevard
                          Miami, Florida 33181
                          Attention: Chief Financial Officer
                          Telecopier No.: (305) 895-4204
                          Email: dnatan@SFBCI.com

            (ii) if to the Administrative Agent, the Collateral Agent, Swingline Lender or Issuing Bank, to it at:

                          UBS AG, Stamford Branch
                          677 Washington Boulevard
                          Stamford, Connecticut  06901
                          Attention: Juan Zuniga
                          Telecopier No.: (203) 719-5993
                          Email: juan.zuniga@ubs.com

            (iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire; and

            (iv) if to the Swingline Lender, to it at:

                          UBS Loan Finance LLC
                          677 Washington Boulevard
                          Stamford, Connecticut  06901
                          Attention: Juan Zuniga
                          Telecopier No.: (203) 719-5993
                          Email: juan.zuniga@ubs.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

            (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

            (d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at juan.zuniga@ubs.com or at such other e-mail address(es) provided to Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

            To the extent consented to by the Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

            Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"). The Platform is provided "as is" and "as available." The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's gross negligence or willful misconduct.

      10.02 WAIVERS; AMENDMENT.

            (a) Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Required Consents. Subject to Section 10.02(c), (d) and (e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

            (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

            (iii) (A) change the scheduled final maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, (B) postpone the date for payment of any Reimbursement Obligation or any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

            (iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

            (v) permit the assignment or delegation by Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

            (vi) release all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

            (vii) release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);

            (viii) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly affected thereby;

            (ix) change any provision of this Section 10.02(b) or Section 10.02(c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans consented to by the Required Lenders);

            (x) change the percentage set forth in the definition of "Required Lenders," "Required Class Lenders," "Required Revolving Lenders" or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

            (xi) change the application of prepayments as among or between Classes under Section 2.10(h), without the written consent of the Required Class Lenders of each Class that is being allocated a lesser prepayment as a result thereof (it being understood that the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not changed and, if additional Classes of Term Loans under this Agreement consented to by the Required Lenders are made, such new Term Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.10(h));

            (xii) change or waive the application of prepayments of Term Loans of any Class set forth in Section 2.10(h) to the remaining scheduled amortization payments to be made thereon under Section 2.09, without the written consent of the Required Class Lenders of such Class;

            (xiii) change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

            (xiv) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank;

            (xv) change or waive any provision hereof relating to Swingline Loans (including the definition of "Swingline Commitment"), without the written consent of the Swingline Lender; or

            (xvi) expressly change or waive any condition precedent in Section
      4.02 to any Revolving Borrowing without the written consent of the Required Revolving Lenders;

provided, further, that any waiver, amendment or modification prior to the completion of the primary syndication (as determined by the Arranger) may not be effected without the written consent of the Arranger.

            (c) Collateral. Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

            (d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to
Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

            (e) Refinanced Term Loans. In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement "C" term loan tranche hereunder which shall constitute Term Loans hereunder ("REPLACEMENT TERM LOANS"); provided that (a) the aggregate principal amount of Replacement Term Loans shall not exceed the aggregate principal amount of Refinanced Term Loans, (b) the Applicable Margin for Replacement Term Loans shall not be higher than the Applicable Margin for Refinanced Term Loans, (c) the weighted average life to maturity of Replacement Term Loans shall not be shorter than the weighted average life to maturity of Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing Replacement Term Loans than, those applicable to Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

      10.03 EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates

(including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and/or the Collateral Agent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

            (b) Indemnification by Borrower. Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, any violation of, noncompliance with, or liability or obligation under, any Environmental Laws, any orders, requirements or demands of Governmental Authorities relating to any Environmental Laws or Environmental Permits, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Swingline Lender, the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the

Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            (e) Payments. All amounts due under this Section shall be payable not later than three Business Days after demand therefor.

      10.04 SUCCESSORS AND ASSIGNS.

            (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

            (i) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2.5 million, in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, or $1.0 million, in the case of any assignment in respect of Term Loans and/or Term Loan Commitments, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

            (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.04.

            (c) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Stamford, Connecticut a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause
(i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

            (e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent.

            (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

      10.05 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      10.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.

            (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      10.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in
Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

      10.10 WAIVER OF JURY TRIAL. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

      10.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      10.12 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this
Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of Borrower or (h) to the extent such Information
(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, "INFORMATION" means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

      10.13 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

      10.14 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      10.15 LENDER ADDENDUM. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 SFBC INTERNATIONAL INC.

                                 By: /s/ David Natan
                                     -------------------------------------------
                                     Name: David Natan
                                     Title: Secretary

                                 11190 BISCAYNE, LLC

                                 By SFBC International, Inc., as its sole member

                                 By: /s/ David Natan
                                     -------------------------------------------
                                     Name: David Natan
                                     Title: Secretary

                                 CLINICAL PHARMACOLOGY INTERNATIONAL,
                                     INC.
                                 SFBC FT. MYERS, INC.
                                 SFBC ANALYTICAL LABORATORIES, INC.
                                 SFBC NEW DRUG SERVICES, INC.
                                 SOUTH FLORIDA KINETICS, INC.
                                 SFBC TAYLOR TECHNOLOGY, INC.
                                 SFBC SUB 2004, INC.

                                 By: /s/ David Natan
                                     -------------------------------------------
                                     Name: David Natan
                                     Title: Secretary

                                 PHARMANET, INC.
                                 PHARMANET (D.C.), INC.
                                 PHARMANET (C.A.), INC.
                                 PHARMANET, INC., a Pennsylvania corporation
                                 PHARMANET (I.L.), INC.
                                 PHARMASITE, INC.
                                 PHARMANET (NC), INC.
                                 PHARMANET (P.A.), INC.
                                 PHARMA HOLDINGS, INC.

                                 By: /s/ John P. Hamill
                                     -------------------------------------------
                                     Name: John P. Hamill
                                     Title: Vice President and Chief Financial
                                            Officer

                                 PHARMANET, LLC

                                 By PharmaNet, Inc., a Pennsylvania corporation,
                                    as its managing member

                                 By: /s/ John P. Hamill
                                     -------------------------------------------
                                     Name: John P. Hamill
                                     Title: Vice President and Chief Financial
                                            Officer

                                 By PharmaNet (C.A.), Inc., as its managing
                                    member

                                 By: /s/ John P. Hamill
                                     -------------------------------------------
                                     Name: John P. Hamill
                                     Title: Vice President and Chief Financial
                                            Officer

                                 PHARMASOFT, LLC

                                 By PharmaNet, LLC, as its sole member

                                 By: /s/ John P. Hamill
                                     -------------------------------------------
                                     Name: John P. Hamill
                                     Title: Vice President and Chief Financial
                                            Office

                                 UBS SECURITIES LLC, as Arranger

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 UBS AG, STAMFORD BRANCH, as Issuing Bank,
                                     Administrative Agent and Collateral Agent

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 UBS AG, LOAN FINANCE LLC, as Swingline Lender

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 GENERAL ELECTRIC CAPITAL CORPORATION, as
                                     Syndication Agent

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 SOVEREIGN BANK, as Documentation Agent

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                                                         ANNEX I

                                APPLICABLE MARGIN

 REVOLVING LOANS        TERM LOANS
-----------------    -----------------
EURODOLLAR   ABR     EURODOLLAR  ABR
----------  -----    ----------  -----
  2.75%     1.75%       3.00%    2.00%

                                 APPLICABLE FEE

AVAILABLE COMMITMENT   APPLICABLE FEE
--------------------   --------------
      >or= 50%              0.75%
       <   50%              0.50%

On any date, the "Available Commitment" under the revolving credit facility shall be a percentage equal to (a) the total Revolving Commitments of all Revolving Lenders in effect on such date minus the total Revolving Exposure of all Revolving Lenders on such date divided by (b) the total Revolving Commitments of all Revolving Lenders in effect on such date.

                                                                        ANNEX II

                               AMORTIZATION TABLE

                     TERM LOAN
       DATE           AMOUNT
------------------   ----------
March 31, 2005       $2,500,000

June 30, 2005        $2,500,000

September 30, 2005   $2,500,000

December 31, 2005    $2,500,000

March 31, 2006       $3,750,000

June 30, 2006        $3,750,000

September 30, 2006   $3,750,000

December 31, 2006    $3,750,000

March 31, 2007       $3,750,000

June 30, 2007        $3,750,000

September 30, 2007   $3,750,000

December 31, 2007    $3,750,000

March 31, 2008       $6,250,000

June 30, 2008        $6,250,000

September 30, 2008   $6,250,000

December 31, 2008    $6,250,000

March 31, 2009       $6,250,000

June 30, 2009        $6,250,000

September 30, 2009   $6,250,000

December 31, 2009    $6,250,000

March 31, 2010       $7,500,000

June 30, 2010        $7,500,000

September 30, 2010   $7,500,000

December 22, 2010    $7,500,000

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 SFBC INTERNATIONAL, INC.

                                 By:  /s/ David Natan
                                     -------------------------
                                     Name:  David Natan
                                     Title: Secretary

                                 11190 BISCAYNE, LLC

                                 By SFBC International, Inc., as its sole member

                                 By:  /s/ David Natan
                                    ----------------------
                                    Name:  David Natan
                                    Title: Secretary

                                 CLINICAL PHARMACOLOGY INTERNATIONAL,
                                    INC.
                                 SFBC FT. MYERS, INC.
                                 SFBC ANALYTICAL LABORATORIES, INC.
                                 SFBC NEW DRUG SERVICES, INC.
                                 SOUTH FLORIDA KINETICS, INC.
                                 SFBC TAYLOR TECHNOLOGY, INC.
                                 SFBC SUB 2004, INC

                                 BY:  /s/ David Natan
                                     ---------------------
                                     Name:  David Natan
                                     Title: Secretary

                                 PHARMANET, INC.
                                 PHARMANET (D.C.), INC.
                                 PHARMANET (C.A.), INC.
                                 PHARMANET, INC., a Pennsylvania corporation
                                 PHARMANET (IL.), INC.
                                 PHARMASITE, INC.
                                 PHARMANET (NC), INC.
                                 PHARMANET (P.A.), INC.
                                 PHARMA HOLDINGS, INC.

                                 By:  /s/ John P. Hamill
                                     ------------------------------------------
                                     Name:  John P. Hamill
                                     Title: Vice President and Chief Financial
                                            Officer

                      [Signature Page to Credit Agreement]

                                PHARMANET, LLC

                                By PharmaNet, Inc., a Pennsylvania corporation,
                                   as its managing member

                                By:  /s/ John P.Hamil
                                    ------------------
                                    Name:  John P. Hamill
                                    Title: Vice President and Chief Financial
                                           Officer

                                By PharmaNet(C.A.), Inc., as its managing member

                                By:  /s/ John P. Hamill
                                    -------------------------------------------
                                    Name:  John P. Hamill
                                    Title: Vice President and Chief Financial
                                           Officer

                                PHARMASOFT, LLC

                                By PharmaNet, LLC as its sole member

                                By:  /s/ John P. Hamill
                                    -------------------------------------------
                                    Name:  John P. Hamill
                                    Title: Vice President and Chief Financial
                                           Officer

                      [Signature Page to Credit Agreement]

                                     UBS SECURITIES LLC, as Arranger

                                 By:  /s/ Eric H. Coombs
                                     -----------------------------------
                                     Name:  Eric H. Coombs
                                     Title: Executive Director

                                 By:  /s/ [ILLEGIBLE]
                                     -----------------------
                                     Name:  [ILLEGIBLE]
                                     Title: [ILLEGIBLE]

                      [Signature Page to Credit Agreement]

                                     USB LOAN FINANCE LLC, as Swingline Lender and as a Lender

                                 By : /s/ Wilfred V. Saini
                                     --------------------------
                                     Name:  Wilfred V. Saini
                                     Title: Director Banking Products
                                            Services, US

                                 By:  /s/ Joselin Fernandes
                                     ---------------------------
                                     Name:  Joselin Fernandes
                                     Title: Associate Director
                                            Banking Products
                                            Services,US

                      [Signature Page to Credit Agreement]

                                     UBS AG, STAMFORD BRANCH, as Issuing Bank,
                                       Administrative Agent and Collateral Agent

                                 By : /s/ Wilfred V. Saini
                                     --------------------------
                                     Name:  Wilfred V. Saini
                                     Title: Director Banking Products
                                            Services, US

                                 By:  /s/ Joselin Fernandes
                                     ---------------------------
                                     Name:  Joselin Fernandes
                                     Title: Associate Director
                                            Banking Products
                                            Services,US

                      [Signature Page to Credit Agreement]

                                 GENERAL ELECTRIC CAPITAL CORPORATION, as
                                     Syndication Agent

                                 By:  /s/ Jeffrey P. Hoffman
                                     -----------------------------------------
                                     Name:  Jeffrey P. Hoffman
                                     Title: Its Duly Authorized Signatory

                      [Signature Page to Credit Agreement]

                                 SOVEREIGN BANK, as Documentation Agent

                                 By:  /s/ James R. Earnest
                                     -----------------------------------
                                     Name:  James R. Earnest
                                     Title: Vice President

                      [Signature Page to Credit Agreement]

                                                                       EXHIBIT A

                                    [FORM OF]
                          ADMINISTRATIVE QUESTIONNAIRE

            ADMINISTRATIVE QUESTIONNAIRE -- SFBC INTERNATIONAL, INC.

LENDING INSTITUTION:_________________________________________________________________________________

Name for Signature Pages:____________________________________________________________________________
                          Will sign Credit Agreement:
                          Will come via Assignment:   Number of Days post-closing:___________________

Name for Signature Blocks:___________________________________________________________________________
Name for Publicity:__________________________________________________________________________________
Address:_____________________________________________________________________________________________
Main Telephone:______________________________________________________________________________________
Telex No./Answer back:_______________________________________________________________________________
_____________________________________________________________________________________________________

CONTACT-Credit            Name:______________________________________________________________________
                          Address:___________________________________________________________________

                          Telephone:_________________________________________________________________
                          Fax:_______________________________________________________________________

CONTACT-Operations        Name:______________________________________________________________________
                          Address:___________________________________________________________________

                          Telephone:_________________________________________________________________
                          Fax:_______________________________________________________________________
PAYMENT INSTRUCTIONS
_____________________________________________________________________________________________________

Bank Name:              _____________________________________________________________________________
ABA/Routing No.:        _____________________________________________________________________________
Account Name:           _____________________________________________________________________________
Account No.:            _____________________________________________________________________________
For further credit:     _____________________________________________________________________________
Account No.:            _____________________________________________________________________________
Attention:              _____________________________________________________________________________
Reference:              _____________________________________________________________________________

UBS AG, STAMFORD BRANCH, ADMINISTRATIVE DETAILS
_____________________________________________________________________________________________________

UBS AG, Stamford Branch                Account Administrator              Secondary Contact
677 Washington Boulevard               Attn:[      ]                      Attn:[      ]
Stamford, Connecticut 06901            Tel: [      ]                      Tel: [      ]
Main Telephone:(203) 719-3000          Fax: [      ]                      Fax: [      ]

Wire Instructions:                     The Agent's wire instructions will be disclosed at the time of closing.

                                                                       EXHIBIT B

                                    [FORM OF]
                            ASSIGNMENT AND ASSUMPTION

            Reference is made to the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank.

            1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Closing Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 11.04(d) of the Credit Agreement), the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Swingline Commitment, Revolving Commitment and the Term Loans, Swingline Loans, Revolving Loans and participations held by the Assignor in Letters of Credit which are outstanding on the Closing Date. From and after the Closing Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

            2. The Assignor (i) warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in
(i) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the

Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

            4. This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, the forms specified in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee; (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement; and (iii) a processing and recordation fee of $3,500.

            5. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

            6. Date of Assignment:

            7. Legal Name of Assignor:

            8. Legal Name of Assignee:

            9. Assignee's Address for Notices:

            10. Closing Date of Assignment (may not be fewer than five Business Days after the Date of Assignment unless the Administrative Agent shall otherwise agree):

            11. Percentage Assigned of Applicable Loan/Commitment:

                                              Percentage Assigned of
                                              Applicable Loan/Commitment
                                              (set forth, to at least 8 decimals,
                                              as a percentage of the Loan and
                        Principal Amount      the aggregate Commitments of
Loan/Commitment         Assigned              all Lenders thereunder)
---------------         -------------------   -----------------------------------
Term Loans              $                     %
Revolving Loans         $                     %
Letters of Credit       $                     %
Swingline Loans         $                     %

                            [Signature Page Follows]

                                 The terms set forth above are hereby agreed to:

                                 [               ],
                                   as Assignor

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 [               ],
                                   as Assignee

                                 By: ___________________________________________
                                     Name:
                                     Title:
Accepted:*

SFBC INTERNATIONAL, INC.

By:   ____________________________
      Name:
      Title:

UBS AG, STAMFORD BRANCH,
  as Administrative Agent and Issuing Bank

By:   ____________________________
      Name:
      Title:

By:   ____________________________
      Name:
      Title:

----------------
* To be completed to the extent consent is required under Section 11.04(b) of the Credit Agreement.

                                                                       EXHIBIT C
                                    [FORM OF]
                                BORROWING REQUEST

UBS AG, Stamford Branch,
  as Administrative Agent for
the Lenders referred to below,
677 Washington Boulevard
Stamford, Connecticut 06901

Attention: [    ]
                          Re: SFBC INTERNATIONAL, INC.
                                                                          [Date]

Ladies and Gentlemen:

            Reference is made to the Credit Agreement dated as of December [ ], 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Class of Borrowing:                              [Revolving Borrowing]
                                                     [Term Borrowing]
                                                     [Swingline Loan]

(B) Principal amount of
              Borrowing:(1)                          ___________________________

(C) Date of Borrowing
              (which is a Business Day):             ___________________________

(D) Type of Borrowing:                               [ABR] [Eurodollar]

(E) Interest Period and the last day thereof:(2)     ___________________________

------------------
(1) ABR and Eurodollar Loans must be in an amount that is at least $5,000,000 and an integral multiple of $1,000,000 or equal to the remaining available balance of the applicable Commitments.

(2) Shall be subject to the definition of "INTEREST PERIOD" in the Credit Agreement.

(F)   Funds are requested to be disbursed to Borrower's account with UBS AG,
      Stamford Branch (Account No.      ).

            Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b), (c) and (d) of the Credit Agreement are satisfied as of the date hereof.

                            [Signature Page Follows]

                                        SFBC INTERNATIONAL, INC.

                                        By:   ________________________________
                                              Name:
                                              Title: [Responsible Officer]

                                                                       EXHIBIT D

                                    [FORM OF]
                             COMPLIANCE CERTIFICATE

            I, [    ], the [Financial Officer] of SFBC INTERNATIONAL, INC. (in
such capacity and not in my individual capacity), hereby certify that, with respect to that certain Credit Agreement dated as of December 22, 2004 (as it may be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among SFBC INTERNATIONAL, INC. corporation, as borrower (the "BORROWER"), the Guarantors party thereto, the Lenders party thereto, UBS Securities LLC, as Arranger, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent:

            (a) [Attached hereto as Schedule 1 are detailed calculations(1) demonstrating compliance by [Borrower] [Subsidiary Guarantor[s]] with Sections 6.07(f) and 6.10 of the Credit Agreement. [Borrower] [Subsidiary Guarantor[s]] [is][are] in compliance with such Sections as of the date hereof.] [Attached hereto as Schedule 2 are detailed calculations setting forth the Borrower's Excess Cash Flow.](2) [Attached hereto as Schedule 3 is the report of [accounting firm.]](3)

            (b) The Borrower was in compliance with each of the covenants set forth in Section 6.10 of the Credit Agreement at all times during and since [ ].(4)

            (c) No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.(5)

------------------
(1) To accompany annual and quarterly financial statements only. Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

(2)   To accompany annual financial statements only.

(3) To accompany annual financial statements only. The report must opine or certify that, with respect to its regular audit of such financial statements, which audit was conducted in accordance with GAAP, the accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof.

(4)   Date of last Compliance Certificate or the Closing Date, as applicable.

(5) If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

      Dated this [    ] day of [      ], 20[ ].

                                                SFBC INTERNATIONAL, INC.

                                                By:  __________________________
                                                     Name:
                                                     Title: [Financial Officer]

                                   SCHEDULE 1

                               Financial Covenants

(A) Consolidated EBITDA

Consolidated Net Income for the four quarter period ended
  [ ], 20[ ]                                                     ______________

(x) plus the sum of, and to the extent (and in the same proportion) deducted in determining such Consolidated Net Income:

      (a) Consolidated Interest Expense for such period,         ______________

      (b)   Consolidated Amortization Expense for such period,   ______________

      (c)   Consolidated Depreciation Expense for such period,   ______________

      (d)   Consolidated Tax Expense for such period, and        ______________

      (e) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non- cash charge that results in an accrual of a reserve for cash charges in any future period) for such
      period, and                                                ______________

(y)   minus the aggregate amount of all non-cash items increasing
      Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for
      such period.                                               ______________

            Consolidated EBITDA                                  ______________

      (B) Maximum Total Leverage Ratio: Consolidated Indebtedness to Consolidated EBITDA

      Consolidated Indebtedness for the four quarter period ended
        [ ], 20[ ]                                               _______________

      Consolidated EBITDA                                        _______________

            Consolidated Indebtedness to Consolidated EBITDA     [  ]:1.00

            Covenant Requirement                                 No more than
                                                                 [  ]:1.00

 (C) Minimum Interest Coverage Ratio: Consolidated EBITDA to Consolidated Interest Expense

Consolidated EBITDA                                              _______________

Consolidated Interest Expense calculation:

total consolidated interest expense under GAAP                   _______________

plus, without duplication:

(a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Subsidiaries for such period;
                                                                 _______________

(b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings
      for such period;                                           _______________

(c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its
      Subsidiaries for such period;                              _______________

(d)   cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries
      to the extent such contributions are used by such plan or
      trust to pay interest or fees to any person (other than
      Borrower or a Wholly Owned Subsidiary) in connection with
      Indebtedness incurred by such plan or trust for such
      period;                                                    _______________

(e)   all interest paid or payable with respect to discontinued operations of
      Borrower or any of its Subsidiaries for such period;       _______________

(f)   the interest portion of any deferred payment obligations of Borrower or
      any of its Subsidiaries for such period; and               _______________

(g) all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (f) or (k) of the definition of
      "Indebtedness" for such period.                            _______________

Consolidated Interest Expense

      Consolidated EBITDA to Consolidated Interest
        Expense                                           [  ]:1.00

      Covenant Requirement                                Greater than or equal
                                                                to [  ]:1.00

(D)   Minimum Consolidated Fixed Charge Ratio: Consolidated
      EBITDA to Consolidated Fixed Charges

Consolidated EBITDA for the four quarter period ended [  ],
20[ ].                                                           _______________

Consolidated Fixed Charges Calculation:

the sum, without duplication, of:

(a)   Consolidated Interest Expense for such period;             _______________

(b)   the aggregate amount of Capital Expenditures for such
      period;                                                    _______________

(c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during
      such period);                                              _______________

(d) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations, but excluding such amortization payments on Indebtedness incurred to finance Capital Expenditures included in item (b) above in such period or any prior period) of Borrower and its Subsidiaries for such period (as determined on the first
      day of the respective period);                             _______________

(e)   the product of (i) all cash dividend payments on any
      series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and
      local statutory tax rate of Borrower and its Subsidiaries,
      expressed as a decimal; and                                _______________

(f)   the product of (i) all cash dividend payments on any
      Preferred Stock (other than Disqualified Capital Stock) of
      Borrower or any of its Subsidiaries (other than dividend
      payments to any Subsidiary of the Borrower) multiplied by
      (ii) a fraction, the numerator of which is one and the
      denominator of which is one minus the then current
      combined federal, state and local statutory tax rate of
      Borrower and its Subsidiaries, expressed as a decimal.     _______________

Consolidated Fixed Charges                                       _______________

        Consolidated EBITDA to Consolidated Fixed Charges       [  ]:1.00

        Covenant Requirement                               Greater than or equal
                                                                to [  ]:1.00
                                      D-7

(E)   Maximum Capital Expenditures

            Capital Expenditures                                 _______________

            Covenant Requirement                                No more than [ ]

                           SCHEDULE 2

Excess Cash Flow Calculation:

Consolidated EBITDA for fiscal year ended [ ], 20[ ]             _______________

(x)   minus, without duplication:

(a)   Debt Service for such Excess Cash Flow Period;             _______________

(b) any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess
      Cash Flow Period;                                          _______________

(c) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following item (d) was
      previously delivered) that are paid in cash;               _______________

(d)   Capital Expenditures that Borrower or any of its
      Subsidiaries shall, during such Excess Cash Flow Period,
      become obligated to make but that are not made during such
      Excess Cash Flow Period, for which Borrower delivers a
      certificate to the Administrative Agent certifying that
      such Capital Expenditures will be made in the following
      Excess Cash Flow Period;                                   _______________

(e) the aggregate amount of Investments made in cash during such period pursuant to Sections 6.04(e) and (j) of the
      Agreement;                                                 _______________

(f) taxes of Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;
                                                                 _______________

(g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;
                                                                 _______________

(h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in
      cash during such Excess Cash Flow Period; and              _______________

(i) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period;

(y)   plus, without duplication:                                 _______________

(a) the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working
      Capital at the end of such Excess Cash Flow Period;        _______________

(b) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under the Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of
      such borrowings);                                          _______________

(c)   to the extent any permitted Capital Expenditures referred to in item
      (x)(d) above do not occur in the Excess Cash Flow Period specified in the certificate of Borrower provided pursuant to item(x)(d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash
      Flow Period specified in such certificates;                _______________

(d) any return on or in respect of Investments received in cash during such period, which Investments were made
      pursuant to Section 6.04(e) or (j) of the Agreement;       _______________

(e) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10(c), (d), (e) or (f) of the Agreement); and
                                                                 _______________

(f) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.
                                                                 _______________

            Excess Cash Flow                                     _______________

                                                                       EXHIBIT E

                                   [FORM OF]
                           INTEREST ELECTION REQUEST

 UBS AG, Stamford Branch,
   as Administrative Agent
 677 Washington Boulevard
 Stamford, Connecticut 06901

 Attention: [    ]

                                                                          [Date]

                          Re: SFBC INTERNATIONAL, INC.

Ladies and Gentlemen:

      This Interest Election Request is delivered to you pursuant to Section
2.08 of the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I thereof), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank.

      Borrower hereby requests that on [__________](1) (the "INTEREST ELECTION DATE"),

      1. $[__________] of the presently outstanding principal amount of the Loans originally made on [__________],

      2. and all presently being maintained as [ABR Loans] [Eurodollar Loans],

      3. be [converted into] [continued as],

      4. [Eurodollar Loans having an Interest Period of [one/two/three/six months] [ABR Loans].

-------------------
(1) Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m., New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case,

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);

            (b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                            [Signature Page Follows]

      Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

                                                        SFBC INTERNATIONAL, INC.

                                                        By:  ___________________
                                                             Name:
                                                             Title:

                                                                       EXHIBIT F

                                   [FORM OF]
                               JOINDER AGREEMENT

      Reference is made to the Credit Agreement, dated as of December 22, 2004 (the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term. and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank.

                              W I T N E S S E T H:

      WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of Borrower;

      WHEREAS, pursuant to Section 5.11(b) of the Credit Agreement and Section
3.5 of the Security Agreement, each Subsidiary (other than any Foreign Subsidiary or Non-Guarantor Subsidiary) that was not in existence on the date of the Credit Agreement is required to become a Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the "NEW GUARANTOR") is executing this joinder agreement ("JOINDER AGREEMENT") to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

      NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

      1. GUARANTEE. In accordance with Section 5.11(b) of the Credit Agreement and 3.5 of the Security Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement and a Pledgor under the Security Agreement with the same force and effect as if originally named therein as a Guarantor and a Pledgor.

      2. REPRESENTATIONS AND WARRANTIES. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement and the Security Agreement applicable to it as a Guarantor and a Pledgor, respectively, thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor, respectively, thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement and the Security Agreement applicable to it.

      3. SEVERABILITY. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     4. COUNTERPARTS. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

     5. NO WAIVER. Except as expressly supplemented hereby, the Credit Agreement and the Security Agreement shall remain in full force and effect.

     6. NOTICES. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 10.01 of the Credit Agreement.

     7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                  [NEW GUARANTOR]

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  Address for Notices:

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

                                  UBS AG, STAMFORD BRANCH, as
                                    Administrative Agent and Collateral Agent

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  By: __________________________________________
                                      Name:
                                      Title:

                       [Note: Schedules to be attached.]

                                                                       EXHIBIT G

                                   [FORM OF]

                           LANDLORD ACCESS AGREEMENT

                        [Provided under separate cover]

                                                                       EXHIBIT H

                                    [FORM OF]
                             LC REQUEST [AMENDMENT]

Dated [______________ __, 2___](1)

UBS AG, Stamford Branch,
  as Administrative Agent under the Credit Agreement
  (as amended, modified or supplemented from time to time,
  the "CREDIT AGREEMENT"), dated as of December 22, 2004, among
  SFBC International, Inc., the Lenders from time to time party thereto, UBS Securities LLC, as Arranger, and UBS AG, Stamford Branch,
  as Administrative Agent, Collateral Agent and Issuing Bank,
677 Washington Boulevard
Stamford, Connecticut 06901
Attention: [    ]

Ladies and Gentlemen:

     We hereby request that UBS AG, Stamford Branch, as Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial] Letter of Credit for the account of the undersigned(2) on [______________, 2___](3) (the "DATE OF [ISSUANCE] [AMENDMENT] [RENEWAL]
[EXTENSION]") in the aggregate stated amount of [$    ](4). [Such Letter of
Credit was originally issued on [date].]

     For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

     The beneficiary of the requested Letter of Credit [will be] [is] [    ](5),
and such Letter of Credit [will be] [is] in support of [    ](6) and [will have]
[has] a stated expiration date of [ , 2 ](7). [Describe the nature of the amendment, renewal or extension.]

--------------------------
(1)  Date of LC Request.

(2) Note that if the LC Request is for the account of a Subsidiary, Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account or in favor of any Subsidiary.

(3) Date of Issuance [Amendment] [Renewal] [Extension] which shall be at least three Business Days after the date of this LC Request, if this LC Request is delivered to the Issuing Bank by 11:00 a.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

(4)  Aggregate initial stated amount of Letter of Credit.

(5)  Insert name and address of beneficiary.

     We hereby certify that:

     1. Each of Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, as of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.

     2. Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" is true and correct in all respects) on and as of today's date and with the same effect as though made on and as of today's date, except to the extent such representations and warranties expressly relate to an earlier date.

     3. No order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued, is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.

     4. After giving effect to the request herein, the LC Exposure will not exceed the LC Commitment and the total Revolving Exposures will not exceed the total Revolving Commitments.

     Copies of all relevant documentation with respect to the supported transaction are attached hereto

                                  SFBC INTERNATIONAL, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

--------------------------------------
Footnote continued from previous page.

(6) Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

(7) Insert last date upon which drafts may be presented which may not be later than (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

                                                                       EXHIBIT I

                                   [FORM OF]
                                LENDER ADDENDUM

     Reference is made to the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank.

     Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.15 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

     THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ___________ day of December, 2004.

                                  ______________________________________________
                                  as a Lender
                                  [Please type legal name of Lender above]

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  [If second signature is necessary:]

                                  By: __________________________________________
                                      Name:
                                      Title:

Accepted and agreed:

SFBC INTERNATIONAL, INC.

By: ____________________________
    Name:
    Title:

UBS AG, STAMFORD BRANCH, as
Administrative Agent

By: __________________________
    Name:
    Title:

By: __________________________
    Name:
    Title:

                                                                      Schedule 1

                         COMMITMENTS AND NOTICE ADDRESS

1.    Name of Lender:         __________________________________

      Notice Address:         __________________________________

                              __________________________________

                              __________________________________

      Attention:              __________________________________

      Telephone:              __________________________________

      Facsimile:              __________________________________

2.    Term Loan Commitment:   $__________________________________

      Revolving Commitment:   $__________________________________

      [Swingline Commitment:  $__________________________________]

                                                                       EXHIBIT J

                                   [FORM OF]
                                    MORTGAGE

                        [Provided under separate cover]

                                     J-1-1

                                                                     EXHIBIT K-1
                                    [FORM OF]
                                    TERM NOTE

$_______________                                              New York, New York
                                                                          [Date]

      FOR VALUE RECEIVED, the undersigned, SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), hereby promises to pay to the order of [____________] (the "LENDER") on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ____________ DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

     The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), Among Borrower, The Subsidiary Guarantors, The Lenders, UBS SECURITIES LLC, as lead arranger, and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders, collateral agent for the Secured Parties and Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

     This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                                     K-1-1

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                            [Signature Page Follows]

                                     K-1-2

                                        SFBC INTERNATIONAL, INC.,
                                           as Borrower

                                        By: ___________________________________
                                            Name:
                                            Title:

                                     K-1-3

                                                           EXHIBIT K-2

                                    [FORM OF]
                                 REVOLVING NOTE

$ __________________________                                  New York, New York
                                                                          [Date]

      FOR VALUE RECEIVED, the undersigned, SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), hereby promises to pay to the order of [__________] ("LENDER") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

      The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

      This Note is one of the Notes referred to in the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), Among Borrower, The Subsidiary Guarantors, The Lenders, UBS SECURITIES LLC, as lead arranger, and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders, collateral agent for the Secured Parties and Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part and to redrawing by the Borrower as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

      This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be immediately due and payable, all as provided therein.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                                      K-2-1

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                            [Signature Page Follows]

                                      K-2-2

                                        SFBC INTERNATIONAL, INC.,
                                           as Borrower

                                        By: ____________________________________
                                            Name:
                                            Title:

                                      K-3-1

                                                                     EXHIBIT K-3

                                    [FORM OF]
                                 SWINGLINE NOTE

$ ________________________                                    New York, New York
                                                                          [Date]

      FOR VALUE RECEIVED, the undersigned, SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), hereby promises to pay to the order of [________] (the "LENDER") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ ($____________) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. Borrower further agrees to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.17(c) of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

      The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

      This Note is one of the Notes referred to in the Credit Agreement, dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), Among Borrower, The Subsidiary Guarantors, The Lenders, UBS SECURITIES LLC, as lead arranger, and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders, collateral agent for the Secured Parties and Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

      This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE

                                      K-3-1

RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                            [Signature Page Follows]

                                      K-3-2

                                        SFBC INTERNATIONAL, INC.,
                                           as Borrower

                                        By: ____________________________________
                                            Name:
                                            Title:

                                      K-3-3

                                                                     EXHIBIT L-1
                                   [FORM OF]
                             PERFECTION CERTIFICATE

                        [Provided under separate cover]

                                      K-3-1

                                                                     EXHIBIT L-2

                                   [FORM OF]
                       PERFECTION CERTIFICATE SUPPLEMENT

                        [Provided under separate cover]

                                     L-2-1

                                                                       EXHIBIT M

                                    [FORM OF]
                               SECURITY AGREEMENT

                         [Provided under separate cover]

                                                                     EXHIBIT N-1

                                   [FORM OF]
                          OPINION OF COMPANY COUNSEL(1)

      1. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      2. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party which is a party to it and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority, (c) will not violate or result in a default or require any consent or approval under any indenture, Organizational Document, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

      4. To the knowledge of such counsel, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonably possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      5. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Neither the making of the Loans

---------------------
(1) Consider whether opinions of general counsel or other specialists (e.g. regulatory) are appropriate. To be conformed to changes in representations in Credit Agreement to the extent appropriate.

                                     N-1-1
or the issuance of Letters of Credit under the Credit Agreement, the use of proceeds therefrom or the pledge of the Securities Collateral (as defined in the Security Agreement) pursuant to the Security Agreement will violate or be inconsistent with the provisions of Regulation T, U or X.

      6. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      7. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on and security interests in the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and
(ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than [(A)] the Intellectual Property Collateral (as defined in the Security Agreement) [and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction], in each case subject to no Liens other than Permitted Collateral Liens.

      8. The Financing Statements(2) are in proper form for filing in the [Office of Secretary of State of [Jurisdiction]], and upon the filing in such office(s), the Collateral Agent will have fully perfected security interests in that portion of Security Agreement Collateral in which a security interest is perfected by filing a financing statement under the UCC.

      9. Upon due filing of the Financing Statements in the [Office of Secretary of State of [Jurisdiction]] and when the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

      10. Upon delivery to the Collateral Agent in the State of New York of the certificates representing the Securities Collateral that are required to be delivered to the Collateral Agent pursuant to the Security Agreement (the "Pledged Securities") in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement, the Collateral Agent will have control (within the meaning of the UCC) of the Pledged Securities for the benefit of the Secured Parties under the UCC. Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim (within the meaning of the UCC) to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

-------------------
(2)  To be defined by Company Counsel.

                                     N-1-2

      11. Upon the execution of the Borrower Control Agreement(s)(3) the Collateral Agent shall have control (within the meaning of the UCC) of that portion of the Security Agreement Collateral that is required to be subject to a Control Agreement (as defined in the Security Agreement) pursuant to the terms of the Security Agreement.

      12. The Liens and the security interests created by the Security Agreement on the Security Agreement Collateral will validly secure the payment of all future advances pursuant to the Credit Agreement, whether or not at the time such advances are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such advances, and are perfected to the extent set forth in paragraphs 7 through 11 above with respect to such future advances.

      13. A federal or state court sitting in New York will honor the parties' choice of internal laws of the State of New York as the law applicable to the Loan Documents (to the extent set forth in such Loan Documents).

      14. No registration under the Securities Act is required for the execution or performance by any Loan Party of the Loan Documents.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of states in which such counsel is admitted to practice, upon the opinion of other counsel to Borrower satisfactory to the Agents (which opinion shall be dated and furnished to the Lenders at the Closing Date, shall be satisfactory in form and substance to the Agents and shall expressly state that the Lenders may rely on such opinion as if it were addressed to them), provided that Loan Party counsel shall state in their opinion that they believe that they and the Lenders are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of Borrower and public officials. Such opinion may contain such qualifications and assumptions as are customary for the Agents for transactions of this type and are otherwise satisfactory to counsel for the Agents. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

---------------
(3)  To be defined by Company Counsel.

                                      N-1-3

                                                                     EXHIBIT N-2

                                    [FORM OF]
                            OPINION OF LOCAL COUNSEL

                        [Provided under separate cover.]

                                     N-2-1

                                                                       EXHIBIT O

                                    [FORM OF]
                              SOLVENCY CERTIFICATE

      I, the undersigned, [financial officer] of SFBC INTERNATIONAL, INC., a Delaware corporation, ("BORROWER"), DO HEREBY CERTIFY on behalf of Borrower that:

      1. This Certificate is furnished pursuant to Section 4.01(k) of the Credit Agreement, (as in effect on the date of this Certificate) the capitalized terms defined therein being used herein as therein defined) dated as of December 22, 2004 among Borrower, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), and UBS AG, STAMFORD administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank (as from time to time in effect, the "CREDIT AGREEMENT").

      2. Immediately following the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                            [Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of December, 2004.

                                        SFBC INTERNATIONAL, INC.

                                        By:  __________________________________
                                             Name:
                                             Title:[Financial Officer]

                                                                       EXHIBIT P

                                    [FORM OF]
                                INTERCOMPANY NOTE

                                                              New York, New York
                                                              December [ ], 2004

      FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a "PAYOR"), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a "PAYEE"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

      This note ("NOTE") is an Intercompany Note referred to in the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation, the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), UBS SECURITIES LLC, as lead arranger, and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, and collateral agent for the Secured Parties and Issuing Bank, and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

      Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor's guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "SENIOR INDEBTEDNESS"):

            (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "RESTRUCTURED DEBT SECURITIES")) shall be made to the holders of Senior Indebtedness;

            (ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

            (iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

      To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and the Administrative Agent, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

      The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

      Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

      Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

      Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    [List Borrower and All Subsidiaries]

                                    By: _______________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT Q

                                    [FORM OF]
                              NON-BANK CERTIFICATE

      Reference is made to the Credit Agreement dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders, collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and Issuing Bank.

      The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                         [NAME OF LENDER]

                                         By: ___________________________
                                             Name:
                                             Title:

                                         [ADDRESS]

Dated: ______________________, 200__.

                                                                       EXHIBIT G

                      FORM OF LANDLORD'S ACCESS AGREEMENT

            THIS LANDLORD'S ACCESS AGREEMENT (the "AGREEMENT") is made and entered into as of December [__], by and between ________________________, having an office at ___________________________________ ("LANDLORD") and UBS AG,
Stamford Branch, as collateral agent for the benefit of the Lenders (as defined in the Credit Agreement (as hereinafter defined)), having an office at 677 Washington Boulevard, Stamford, Connecticut 60901 (in such capacity, "COLLATERAL AGENT").

                                R E C I T A L S :

            A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the "REAL PROPERTY").

            B. Landlord has leased all or a portion of the Real Property (the "LEASED PREMISES") TO [ ] ("LESSEE" [or "BORROWER"]) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the "LEASE").

            C. [Lessee,] [("BORROWER"),], a [ ] and the Collateral Agent, among others, have entered into a credit agreement, dated as of December 22, 2004, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans to Borrower (collectively, the "LOANS").

            D. [The Lessee is a subsidiary of Borrower.] [Borrower is a subsidiary of the Lessee](1)

            E. [The Lessee has, pursuant to the Credit Agreement, guaranteed the obligations of the Borrower under the Credit Agreement and the other documents evidencing and securing the Loans (collectively, the "LOAN DOCUMENTS").](2)

            F. As security for the payment and performance of Lessee's Obligations under the Credit Agreement and the other [documents evidencing and securing the Loans (collectively, the "LOAN DOCUMENTS")] [Loan Documents], Collateral Agent (for the benefit of the Lenders) has or will acquire a security interest in and lien upon all of Lessee's personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions, substitutions,

----------
(1)   Include one of these alternatives if Borrower is not the Lessee.

(2)   Include if Borrower is not the Lessee
replacements and improvements to, and proceeds of, the foregoing, collectively, the "PERSONAL PROPERTY").

            G. Collateral Agent has requested that Landlord execute this Agreement as a condition precedent to the making of the Loans under the Credit Agreement.

                               A G R E E M E N T :

            NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:

            1. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto and (iii) Landlord has sent no notice of default to Lessee under the Lease respecting a default which has not been cured by Lessee.

            2. Landlord agrees that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Leased Premises. Landlord further agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time in accordance with the terms of the Loan Documents; provided that Collateral Agent shall repair any damage arising from such removal. Landlord further agrees that it will not hinder Collateral Agent's actions in removing Personal Property from the Leased Premises or Collateral Agent's actions in otherwise enforcing its security interest in the Personal Property. Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.

            3. Landlord acknowledges and agrees that Lessee's granting of a security interest in the Personal Property in favor of the Collateral Agent (for the benefit of the Secured Parties) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or reenter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest and agrees that such security interest shall be superior to any lien of the Landlord (statutory or otherwise) in the Personal Property.

            4. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord's interest in the Leased Premises.

            5. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

            6. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent's written certification that the Loans have been paid in full and all of Borrower's other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.

            7. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            8. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord's access agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

            IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                                ________________________________
                                                as Landlord

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                UBS AG, STAMFORD BRANCH,
                                                as Collateral Agent

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                   Schedule A

                          Description of Real Property

                                   Schedule B

                              Description of Lease

                                                                                         Location/
                                                                                         Property
Lessor              Lessee             Dated                       Modification          Address
------              ------             -----                       ------------          -------

The aggregate maximum principal amount of indebtedness that may be secured hereby is $13,500,000 and recovery by the Mortgagee is limited to said amount. Documentary Stamp and Intangibles Taxes have been paid in accordance with such limitation of recovery and evidence of such payment appears hereon.

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                              11190 BISCAYNE, LLC,
                                  as Mortgagor,

                                       TO

                            UBS AG, STAMFORD BRANCH,
                              as Collateral Agent,
                                    Mortgagee

                          Dated as of December 22, 2004

                            Relating to Premises in:
                     North Miami, Miami Dade County, Florida

      This instrument prepared by and, after recording, please return to:

                                 Cynthia Parker
                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                               New York, NY 10017

                                TABLE OF CONTENTS

                                                                              PAGE

                                    Article I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1        DEFINITIONS...........................................      2
SECTION 1.2        INTERPRETATION........................................      6
SECTION 1.3        RESOLUTION OF DRAFTING AMBIGUITIES....................      6

                                   Article II
                         GRANTS AND SECURED OBLIGATIONS

SECTION 2.1        GRANT OF MORTGAGED PROPERTY...........................      6
SECTION 2.2        ASSIGNMENT OF LEASES AND RENTS........................      7
SECTION 2.3        SECURED OBLIGATIONS...................................      8
SECTION 2.4        FUTURE ADVANCES.......................................      8
SECTION 2.5        NO RELEASE............................................      8

                                   Article III
                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1        AUTHORITY AND VALIDITY................................      8
SECTION 3.2        WARRANTY OF TITLE.....................................      8
SECTION 3.3        CONDITION OF MORTGAGED PROPERTY.......................      9
SECTION 3.4        LEASES................................................     10
SECTION 3.5        CHARGES...............................................     11
SECTION 3.6        BENEFIT TO THE MORTGAGOR..............................     11
SECTION 3.7        MORTGAGED LEASE.......................................     11

                                   Article IV
                         CERTAIN COVENANTS OF MORTGAGOR

SECTION 4.1        PAYMENT...............................................     13
SECTION 4.2        PRESERVATION OF EXISTENCE.............................     13
SECTION 4.3        TITLE.................................................     13
SECTION 4.4        MAINTENANCE AND USE OF MORTGAGED PROPERTY;
                   ALTERATIONS...........................................     14
SECTION 4.5        NOTICES REGARDING CERTAIN DEFAULTS....................     14
SECTION 4.6        ACCESS TO MORTGAGED PROPERTY, BOOKS AND RECORDS;
                   OTHER INFORMATION.....................................     14
SECTION 4.7        LIMITATION ON LIENS; TRANSFER RESTRICTIONS............     14
SECTION 4.8        ESTOPPEL CERTIFICATES.................................     15
SECTION 4.9        INSURANCE.............................................     15
SECTION 4.10       ENVIRONMENTAL MATTERS.................................     15

                                                                                   Page
                                                                                   ----
                                    Article V
                                     LEASES

SECTION 5.1.  MORTGAGOR'S AFFIRMATIVE COVENANTS WITH RESPECT TO LEASES.......      15
SECTION 5.2.  MORTGAGOR'S NEGATIVE COVENANTS WITH RESPECT TO LEASES..........      15

                                   Article VI
                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1.  PRESENT ASSIGNMENT; LICENSE TO THE MORTGAGOR...................      16
SECTION 6.2.  COLLECTION OF RENTS BY THE MORTGAGEE...........................      17
SECTION 6.3.  NO RELEASE.....................................................      17
SECTION 6.4.  IRREVOCABLE INTEREST...........................................      17
SECTION 6.5.  AMENDMENT TO LEASES............................................      17

                                  Article VII
                       TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1.  PAYMENT OF CHARGES.............................................      17
SECTION 7.2.  ESCROW OF TAXES................................................      18
SECTION 7.3.  CERTAIN STATUTORY LIENS........................................      18
SECTION 7.4.  STAMP AND OTHER TAXES..........................................      18
SECTION 7.5.  CERTAIN TAX LAW CHANGES........................................      18
SECTION 7.6.  PROCEEDS OF TAX CLAIM..........................................      18

                                  Article VIII
                             CONTESTING OF PAYMENTS

SECTION 8.1.  CONTESTING OF TAXES AND CERTAIN STATUTORY LIENS................      19

                                   Article IX
                    DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 9.1.  DESTRUCTION, CONDEMNATION AND RESTORATION......................      19
SECTION 9.2.  CONDEMNATION...................................................      19
SECTION 9.3.  RESTORATION....................................................      19

                                    Article X
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1. EVENTS OF DEFAULT..............................................      20
SECTION 10.2. REMEDIES IN CASE OF AN EVENT OF DEFAULT........................      20
SECTION 10.3. SALE OF MORTGAGED PROPERTY IF EVENT OF DEFAULT
              OCCURS; PROCEEDS OF SALE.......................................      20
SECTION 10.4. ADDITIONAL REMEDIES IN CASE OF AN EVENT OF DEFAULT.............      22
SECTION 10.5. LEGAL PROCEEDINGS AFTER AN EVENT OF DEFAULT....................      22
SECTION 10.6. REMEDIES NOT EXCLUSIVE.........................................      23

                                                                                   Page
                                                                                   ----
                                   Article XI
                      SECURITY AGREEMENT AND FIXTURE FILING

SECTION 11.1.    SECURITY AGREEMENT..........................................      23
SECTION 11.2.    FIXTURE FILING..............................................      24

                                   Article XII
                               FURTHER ASSURANCES

SECTION 12.1.    RECORDING DOCUMENTATION TO ASSURE SECURITY..................      24
SECTION 12.2.    FURTHER ACTS................................................      24
SECTION 12.3.    ADDITIONAL SECURITY.........................................      25

                                  Article XIII
                                  MISCELLANEOUS

SECTION 13.1.    COVENANTS TO RUN WITH THE LAND..............................      25
SECTION 13.2.    NO MERGER...................................................      25
SECTION 13.3.    CONCERNING MORTGAGEE........................................      25
SECTION 13.4.    MORTGAGEE MAY PERFORM; MORTGAGEE APPOINTED
                 ATTORNEY-IN-FACT............................................      26
SECTION 13.5.    CONTINUING SECURITY INTEREST; ASSIGNMENT....................      26
SECTION 13.6.    TERMINATION; RELEASE........................................      27
SECTION 13.7.    MODIFICATION IN WRITING.....................................      27
SECTION 13.8.    NOTICES.....................................................      27
SECTION 13.9.    GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.....      27
SECTION 13.10.   SEVERABILITY OF PROVISIONS..................................      28
SECTION 13.11.   LIMITATION ON INTEREST PAYABLE..............................      28
SECTION 13.12.   BUSINESS DAYS...............................................      28
SECTION 13.13.   RELATIONSHIP................................................      28
SECTION 13.14.   WAIVER OF STAY..............................................      28
SECTION 13.15.   NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS...............      29
SECTION 13.16.   NO CLAIMS AGAINST THE MORTGAGEE.............................      29
SECTION 13.17.   OBLIGATIONS ABSOLUTE........................................      29
SECTION 13.18.   MORTGAGEE'S RIGHT TO SEVER INDEBTEDNESS.....................      30
SECTION 13.19.   LAST DOLLARS SECURED........................................      31

SIGNATURE

ACKNOWLEDGMENTS

SCHEDULE A  Legal Description and Mortgaged Lease
SCHEDULE B  Prior Liens
SCHEDULE C  Leases

               MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

            MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Mortgage"), dated as of December 22, 2004, made by 11190 BISCAYNE, LLC, a Florida limited liability company, having an office at 11190 Biscayne Boulevard, North Miami, Florida 33161, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Mortgagor"), in favor of UBS AG, STAMFORD BRANCH, a Swiss banking corporation having an office at 677 Washington Boulevard, Stamford, Connecticut, 06901, in its capacity as collateral agent for Secured Parties (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Mortgagee").

                                    RECITALS:

            A. Pursuant to that certain credit agreement, dated as of December 21, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SFBC International, Inc., a Delaware corporation, as borrower (the "Borrower"), the Mortgagor and the other Guarantors (such term and each other capitalized term used and not defined herein having the meaning given to it in Article I), the Lenders, UBS Securities LLC, as Arranger, Documentation Agent and Syndication Agent, UBS Loan Finance LLC, as Swingline Lender, and UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, the Lenders have agreed to make to or for the account of the Borrower certain Loans and issue certain Letters of Credit.

            B. It is contemplated that the Borrower or one or more of the Guarantors may pursuant to the provisions of the Credit Agreement enter into one or more agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans ("Hedging Agreements") designed to alter the risks arising from the fluctuations in interest rates, currency values or commodity prices with respect to the Loans under the Credit Agreement (all obligations of the Borrower or the Guarantors now existing or hereafter arising under such Hedging Agreements, collectively, the "Hedging Obligations").

            C. The Borrower owns, directly or through its Subsidiaries, all of the issued and outstanding limited liability interests of the Mortgagor.

            D. The Mortgagor has, pursuant to Article VII of the Credit Agreement, among other things, guaranteed (the "Guarantee") the obligations of the Borrower under the Credit Agreement and the other Loan Documents.

            E. The Mortgagor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage.

            F. The Mortgagor is (i) the legal and/or beneficial owner of the Mortgaged Property (other than the Mortgaged Lease), and (ii) the lessee under the Mortgaged Lease.

            G. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and issue the Letters of Credit that the Mortgagor execute and deliver the applicable Loan Documents, including this Mortgage.

            H. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations.

                                   AGREEMENT:

            NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            SECTION 1.1. Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:

            "ADMINISTRATIVE AGENT"; "AFFILIATE"; "AGENT"; "BUSINESS DAY"; "COMMITMENT"; ENVIRONMENTAL LAW"; " ENVIRONMENTAL PERMIT "; " EVENT OF DEFAULT "; " GAAP"; GUARANTORS"; " HAZARDOUS MATERIALS"; " LETTER OF CREDIT"; " LENDERS"; " LIEN"; " LOAN DOCUMENTS"; "LOAN PARTIES"; "LOANS"; "NET CASH PROCEEDS"; "NOTES"; "OFFICERS' CERTIFICATE"; "PERSON"; "SECURED PARTIES"; "SECURITY AGREEMENT"; "SECURITY DOCUMENTS"; and "SUBSIDIARY".

            (b) The following terms in this Mortgage shall have the following meanings:

            "ALLOCATED INDEBTEDNESS" shall have the meaning assigned to such term in Section 13.18(i) hereof.

            "ALLOCATION NOTICE" shall have the meaning assigned to such term in
Section 13.18(i)hereof.

            "ALTERATIONS" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature.

            "CHARGES" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords', carriers', mechanics', workmens', repairmens', laborers', materialmens', suppliers' and warehousemens' Liens, liens arising under or relating to Environmental Laws, and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

            "COLLATERAL" shall have the meaning assigned to such term in Section 13.18(i) hereof.

            CONTESTED LIENS" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 8.1 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Liens and security interests created and evidenced by this Mortgage, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien(s) must be superior to the Liens and security interests created and evidenced hereby.

            "CONTRACTS" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts and other general intangibles relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

            "CREDIT AGREEMENT" shall have the meaning assigned to such term in Recital A hereof.

            "DEFAULT RATE" shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.06(c) of the Credit Agreement.

            "DESTRUCTION" shall mean any and all damage (including without limitation damage resulting from the generation, use, treatment, storage, release or disposal of Hazardous Materials) to, or loss or destruction of, the Premises or any part thereof.

            "FIXTURES" shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment.

            "IMPROVEMENTS" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.

            "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by the Mortgagor

            "LAND" shall mean, collectively, the Leased Land and the Owned Land.

            "LANDLORD" shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.

            "LEASED LAND" shall mean the land described in Schedule A-2 annexed to this Mortgage.

            "LEASES" shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the

Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.

            "MORTGAGE" shall have the meaning assigned to such term in the Preamble hereof.

            "MORTGAGED PROPERTY" shall have the meaning assigned to such term in
Section 2.1 hereof.

            "MORTGAGED LEASE" shall mean the lease agreements, and all amendments thereto and assignments thereof, as described on Schedule A-2 annexed hereto.

            "MORTGAGEE" shall have the meaning assigned to such term in the Preamble hereof.

            "MORTGAGOR" shall have the meaning assigned to such term in the Preamble hereof.

            "MORTGAGOR'S INTEREST" shall have the meaning assigned to such term in Section 2.2 hereof.

            "OWNED LAND" shall mean the land described in Schedule A-1 annexed to this Mortgage, together with all of the Mortgagor's reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

            "PERMIT" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, Environmental Permits, industrial permits or licenses and certificates of operation.

            "PERMITTED COLLATERAL LIENS" shall mean the Liens described in clause (b) of the definition of "Permitted Collateral Liens" contained in the Credit Agreement.

            "PREMISES" shall mean, collectively, the Owned Land, the Improvements and Mortgagor's leasehold interest in the Leased Land.

            "PRIOR LIENS" shall mean, collectively, the Liens identified in Schedule B annexed to this Mortgage.

            "PROCEEDS" shall mean, collectively, any and all cash proceeds and non-cash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and

(v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

            "PROPERTY MATERIAL ADVERSE EFFECT" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Mortgagor as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; or
(c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

            "PRUDENT OPERATOR" shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

            "RECORDS" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

            "RENTS" shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

            "RESTORATION" shall mean the repair, replacement, remediation or restoration of all or any portion of the Premises after a Destruction or Taking.

            "TAKING" shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

            "TAX ESCROW FUND" shall have the meaning assigned to such term in
Section 7.2 hereof.

            "TENANT" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

            "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            SECTION 1.2. Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any person include such person's successors and assigns and in the case of an individual, the word "successors" includes such person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the person in question, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Mortgage in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Mortgage, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provision hereof and (xi) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense.

            SECTION 1.3. Resolution of Drafting Ambiguities. The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

            SECTION 2.1. Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee, a security interest in and upon all of the Mortgagor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the ("MORTGAGED PROPERTY"):

                  (i)   Owned Land;

                  (ii) the leasehold estate created under and by virtue of the Mortgaged Lease, any interest in any fee, greater or lesser title to the Leased Land and Improvements located thereon that Mortgagor may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Mortgaged Lease or otherwise) and all credits, deposits, options, privileges and rights of Mortgagor under the Mortgaged Lease (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to Mortgagor, (iii) the right, if any, to renew or extend the Mortgaged Lease for a succeeding term or terms, (iv) the right, if any, to purchase the Leased Land and Improvements located thereon and
      (v) the right to terminate or modify the Mortgaged Lease); all of Mortgagor's claims and rights to the payment of damages arising under the Bankruptcy Code from any rejection of the Mortgaged Lease by the lessor thereunder or any other party;

            (iii) Improvements;

            (iv)  Leases;

            (v)   Rents;

            (vi)  Permits;

            (vii) Contracts;

            (viii) Records; and

            (ix)  Proceeds;

            Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Mortgagor's right, title or interest in (i) any Contract to which the Mortgagor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Mortgagor therein; provided, however, that at such time as any Contract or Permit described in clauses (i) and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any person) constitute Mortgaged Property hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

            SECTION 2.2. Assignment of Leases and Rents. As additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article VI hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Mortgagee, and grants to the Mortgagee, all of the Mortgagor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "MORTGAGOR'S INTEREST"):

                  (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

                  (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;

                  (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                  (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

            SECTION 2.3. Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

            SECTION 2.4. Future Advances. This Mortgage shall secure future advances whenever hereafter made. The maximum aggregate amount of all advances of principal under the Credit Agreement (which advances are obligatory to the extent the conditions set forth in the Credit Agreement relating thereto are satisfied) that may be outstanding hereunder at any time is [$320,000,000], plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

            SECTION 2.5. No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor's part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage and the other Loan Documents.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

            SECTION 3.1. Authority and Validity. The Mortgagor represents and warrants that each of the representations, warranties, covenants, negative covenants and other agreements of the Mortgager (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

            SECTION 3.2. Warranty of Title. The Mortgagor represents and warrants that:

                  (i) it has fee simple title to the Premises and the Landlord's interest and estate under or in respect of the Leases and valid title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Prior Liens and Liens in favor of the Mortgagee pursuant to the Security Documents;

                  (ii) it has valid title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property;

                  (iii) it is in compliance in all material respects with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property; and

                  (iv) upon recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located this Mortgage will create and constitute a valid and enforceable first priority Lien on the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Prior Liens.

            SECTION 3.3. Condition of Mortgaged Property. The Mortgagor represents and warrants that:

                  (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present and contemplated use, operation and occupancy of the Premises by the Mortgagor and its Tenants and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits;

                  (ii) the Premises and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded;

                  (iii) the Premises are served by all utilities (including, without limitation, public water and sewer systems) reasonably necessary for the present and contemplated use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service;

                  (iv) the Mortgagor has access to the Premises from one or more fully dedicated public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor and its Tenants and invitees to conduct their respective businesses at the Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access;

                  (v) the Mortgagor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor;

                  (vi) there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty which has not previously been repaired or replaced;

                  (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim;

                  (viii) all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Requirements of Law;

                  (ix) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Premises is located within such area, the Mortgagor has obtained the flood insurance prescribed in Section
      5.04 of the Credit Agreement hereof;

                  (x) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and

                  (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.

            SECTION 3.4. Leases. The Mortgagor represents and warrants that:

                  (i) there are no material Leases affecting the Premises as of the date hereof;

                  (ii) true copies of such Leases have been previously delivered to the Mortgagee and there are no agreements with any Tenant under such Leases other than those agreements expressly set forth therein;

                  (iii) the Mortgagor is the sole owner of all of the Mortgagor's Interest in such Leases;

                  (iv) each of such Leases is in full force and effect, constitutes a legal, valid and binding obligation of the Mortgagor and the applicable Tenant thereunder, and is enforceable against the Mortgagor and such Tenant in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law;

                  (v) there is no default under any of such Leases and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder;

                  (vi) all Rents due under such Leases have been paid in full;

                  (vii) none of the Rents reserved under such Leases have been assigned or otherwise pledged or hypothecated except in favor of the Mortgagee pursuant to the provisions hereof;

                  (viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease) have been collected for more than one month in advance;

                  (ix) there exist no offsets or defenses to the payment of any portion of the Rents and the Mortgagor owes no monetary obligation to any Tenant under any such Lease;

                  (x) the Mortgagor has received no notice from any Tenant challenging the validity or enforceability of any such Lease;

                  (xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

                  (xii) each such Lease is subordinate to this Mortgage pursuant to its terms.

            SECTION 3.5. Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Prior Lien.

            SECTION 3.6. Benefit to the Mortgagor. The Mortgagor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Loan Documents.

            SECTION 3.7. Mortgaged Lease

                  Mortgagor represents, warrants and covenants the following with respect to the Mortgaged Lease:

                  (a) (i) The Mortgaged Lease creates a valid and subsisting leasehold interest in Mortgagor, superior and paramount to all other Leases respecting the property which is demised to Mortgagor under the Mortgaged Lease except for the Leases (if any) identified as Prior Liens, (ii) the Mortgaged Lease is in full force and effect, and except for any cure obligations necessary for the assumption of the Mortgaged Lease pursuant to the United States Bankruptcy Code, to Mortgagor's best knowledge no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Mortgagor or any party under the Mortgaged Lease to cancel the same or otherwise avoid its obligations, (iii) the Mortgaged Lease is not subject to any defenses, offsets or counterclaims to the Mortgagor's best knowledge and there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Lease not previously disclosed to Mortgagee and (iv) all rent, additional rent and other sums owed by Mortgagor under the Mortgaged Lease through the date hereof have been paid.

                  (b) Except for this Mortgage or other assignments in favor of Mortgagee and that certain mortgage issued by Mortgagor on the date hereof in favor of Mortgagee, for the benefit of UBS AG, STAMFORD BRANCH, as mortgagee, in connection with the execution and delivery of the Credit Agreement, Mortgagor has not executed any assignment or pledge of the Mortgaged Lease or of Mortgagor's right, title and interest in the same, which now is in effect.

                  (c) This Mortgage conforms and complies with the terms of the Mortgaged Lease, does not constitute a violation under the Mortgaged Lease and is and at all times shall constitute a valid lien (subject only to those matters permitted by this Mortgage) on Mortgagor's interests in the Mortgaged Lease.

                  (d) Promptly after the date hereof, and again promptly after execution of any amendment to this Mortgage, Mortgagor shall notify Landlord of the execution and delivery of this Mortgage or amendment, as the case may be.

                  (e) Mortgagor hereby irrevocably delegates to Mortgagee the nonexclusive authority to exercise any or all of Mortgagor's rights, including the right to give any and all notices to Landlord under the Mortgaged Lease, whether or not Mortgagor has failed to exercise such right. Nothing in the foregoing delegation of authority shall be deemed to impose any obligation or duty upon Mortgagee. Notwithstanding such delegation of authority, Mortgagee grants Mortgagor a revocable exclusive license to exercise such authority which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default in accordance with the Credit Agreement.

                  (f) Mortgagor shall promptly notify Mortgagee in writing of any notice of default received by Mortgagor under the Mortgaged Lease or sent by Mortgagor thereunder. If for any reason Mortgagor cannot timely make any payment under the Mortgaged Lease or perform or comply with any of its obligations under the Mortgaged Lease, Mortgagor shall notify Mortgagee in sufficient time to enable Mortgagee (but Mortgagee shall not be obligated) to timely make such payments and/or to perform or comply with such other obligations. On receipt by Mortgagee from Mortgagor pursuant to this subsection 3.7(f), or from lessor under the Mortgaged Lease, of any such notice of default by, or inability to make any payment by, Mortgagor thereunder, Mortgagee may rely thereon and, after notice to Mortgagor, take such action as Mortgagee deems necessary or desirable to cure such default.

                  (g) Mortgagor shall not surrender the leasehold estate created by the Mortgaged Lease, or terminate or cancel the Mortgaged Lease prior to its current expiration date, without the prior consent of Mortgagee. Mortgagor shall not, without the prior written consent of Mortgagee, amend, modify, surrender, impair, forfeit, cancel or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation or termination of, the Mortgaged Lease in whole or in part, whether or not a default shall have occurred and shall be continuing under either thereof. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 3.7(g) shall be void and of no force or effect; provided, however, that Mortgagor shall not have any obligation to renew the Mortgaged Lease, exercise any right, if any, to renew the Mortgaged Lease or exercise any purchase option, if any, under the Mortgaged Lease.

                  (h) No release or forbearance of any of Mortgagor's obligations under the Mortgaged Lease, pursuant to the terms thereof, by agreement, operation of law or otherwise, shall release Mortgagor from any of Mortgagor's obligations under this Mortgage, including, without limitation, the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Mortgaged Lease to be performed by Mortgagor thereunder; provided, however, that should the Mortgaged Lease expire in accordance with the terms thereof, this Section 3.7(h) shall not apply.

                  (i) The leasehold estate of Mortgagor created by the Mortgaged Lease and the estate of lessor under the Mortgaged Lease shall each at all times remain separate and apart and retain their separate identities, and no merger of the leasehold or easement estate of Mortgagor with the estate of Lessor will result with respect to Mortgagee or with respect to any purchaser acquiring the Mortgaged Property at any sale on foreclosure of the Lien of this Mortgage without the written consent of Mortgagee. In the event the Mortgagor shall acquire a fee interest or other interest in the Mortgaged Property, the Mortgagor shall execute, acknowledge and deliver all instruments requested by the Mortgagee to confirm the Lien evidenced hereby upon such fee estate or other interest

                  (j) Mortgagor covenants and agrees that the Mortgaged Lease now is and shall at all times while the Secured Obligations remain outstanding be subject in each and every respect to the terms, conditions and Lien of this Mortgage to the extent of Mortgagor's leasehold interest in the Mortgaged Lease. Mortgagor shall execute, acknowledge and deliver any instruments requested by Mortgagee to confirm the foregoing.

                  (k) Except as required by the Mortgaged Lease or as requested by Mortgagee, Mortgagor shall not subordinate, or consent to the subordination of, the Mortgaged Lease to any mortgage or other lien encumbering Landlord's estate in the Owned Land.

                  (l) Mortgagor's obligations under this Mortgage are independent of and in addition to Mortgagor's obligations under the Mortgaged Lease. Nothing in this mortgage shall be construed to require Mortgagor or Mortgagee to take or omit to take any action that would cause a default under the Mortgaged Lease.

                  (m) Mortgagor shall promptly notify Mortgagee after learning of the commencement of any bankruptcy, reorganization, insolvency or similar proceeding affecting Landlord or the occurrence of any event that could, with the passage of time, constitute such a proceeding. Mortgagor shall also promptly forward to Mortgagee copies of any documents, notices, summonses and other documents that Mortgagor receives in connection with Landlord's bankruptcy or related proceeding.

                                   ARTICLE IV

                         CERTAIN COVENANTS OF MORTGAGOR

            SECTION 4.1. Payment. The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the Loan Documents.

            SECTION 4.2. Preservation of Existence. The Mortgagor shall preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located.

            SECTION 4.3. Title. The Mortgagor shall

                  (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;

                  (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, subject to Sections 6.02(a), (b) and (e) of the Credit Agreement, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a valid and enforceable Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which Lien and security interest shall be subject only to Permitted Collateral Liens and all Prior Liens; and

                  (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor's right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds shall be applied as Net Cash Proceeds to the payment of the Secured Obligations or otherwise in accordance with the provisions of Section 2.10 of the Credit Agreement.

            SECTION 4.4. Maintenance and Use of Mortgaged Property; Alterations.

                  (i) Maintenance. The Mortgagor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true in each and every respect except where the failure so to be true would not result in a Property Material Adverse Effect.

                  (ii) Maintenance of Premises. The Mortgagor shall not commit or suffer any waste on the Premises. The Mortgagor shall, at all times, comply with the terms of Section 5.03 of the Credit Agreement with respect to the maintenance and repair of the Premises (Mortgagor acknowledges that the Mortgaged Property is material to the conduct of its business). The Mortgagor shall not remove, demolish or alter the design or structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Mortgagee.

                  (iii) Permits. The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by Section 3.3(i) hereof. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article VIII hereof, the Mortgagor shall comply in all material respects with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force.

                  (iv) Zoning. The Mortgagor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Mortgagee whom shall not be unreasonably withheld.

            SECTION 4.5. Notices Regarding Certain Defaults. The Mortgagor shall, promptly upon receipt of any written notice regarding (i) any default by the Mortgagor relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of the Mortgagor's obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

            SECTION 4.6. Access to Mortgaged Property, Books and Records; Other Information. Upon request to the Mortgagor, the Mortgagee, its agents, accountants and attorneys shall have full and free access to visit and inspect, the Mortgaged Property during regular business hours in accordance with Section
5.07 of the Credit Agreement.

            SECTION 4.7. Limitation on Liens; Transfer Restrictions. Except for the Prior Liens, the Permitted Collateral Liens and the Lien of this Mortgage, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.

            SECTION 4.8. Estoppel Certificates. The Mortgagor shall, from time to time, upon ten days' prior written request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers' Certificate stating that this Mortgage, the Credit Agreement and the other Credit Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage, the Credit Agreement or such other Credit Document, as applicable, is in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Loans.

            SECTION 4.9. Insurance. The Mortgagor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof.

            SECTION 4.10. Environmental Matters. Notwithstanding any other provision in this Mortgage or the Credit Agreement, at any time if Mortgagee has credible reason to believe that an environmental covenant has been breached or that the Mortgaged Property has become contaminated, and promptly upon Mortgagee's request if there has been an Event of Default which has not been fully and timely cured, or an event that, but for the lapse of time or giving of notice, or both, would constitute an Event of Default, the Mortgagor shall permit an environmental consultant whom the Mortgagee in its discretion designates to perform an environmental assessment or series of environmental assessments, including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about or affecting the Mortgaged Property. Such environmental assessment or assessments shall be in form, scope, and substance satisfactory to the Mortgagee. The Mortgagor shall cooperate fully in the conduct of such environmental assessments, and shall pay the costs of such environmental assessments immediately upon written demand by the Mortgagee. Pursuant to this Section 4.10, the Mortgagee shall have the right, but shall not have any duty, to request and/or obtain any such environmental assessment.

                                    ARTICLE V

                                     LEASES

            SECTION 5.1. Mortgagor's Affirmative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall:

                  (i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;

                  (ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and

                  (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.

            SECTION 5.2. Mortgagor's Negative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall not, without the prior written consent of the Mortgagee:

                  (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one month in advance of the respective period in respect of which such Rent is to accrue, except:

                        (A) in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one month's Rent;

                        (B) the amount held by Landlord as a reasonable security deposit thereunder; and

                        (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

                  (ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;

                  (iii) enter into any amendment or modification of such Lease if the same would not comply with Section 6.02(g) of the Credit Agreement;

                  (iv) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless the same would not cause a Property Material Adverse Effect or;

                  (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of Tenants from obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Mortgagee thereby Mortgagor unless the same would not cause a Property Material Adverse Effect.

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

            SECTION 6.1. Present Assignment; License to the Mortgagor. Section
2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by Mortgagor to Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court but shall be reinstated if the Event of Default is cured to Mortgagee's satisfaction.

            SECTION 6.2. Collection of Rents by the Mortgagee.

                  (i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied in accordance with the provisions of Section 10.2 of this Mortgage. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

                  (ii) The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.

            SECTION 6.3. No Release. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

            SECTION 6.4. Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

            SECTION 6.5. Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

            SECTION 7.1. Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Section 6.02 of the Credit Agreement, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Mortgagor shall, upon the Mortgagee's request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

            SECTION 7.2. Escrow of Taxes. From and after the occurrence of an Event of Default, at the option and upon the request of the Mortgagee, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the "TAX ESCROW FUND"), on the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof, provided that Mortgagor is required to pay any such Charges under the terms of the Mortgaged Lease and Mortgagor has not thereto for deposited the same with the Landlord thereunder. Such amounts shall be held by the Mortgagee with interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the default rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations (to the extent it has obligations under the Mortgaged Lease or hereunder) to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof, or (iii) require Mortgagor to deposit with Mortgagee any amount contemplated in this Section 7.2 if and so long as deposits in respect thereof are made by Mortgagor to Landlord under this Mortgaged Lease..

            SECTION 7.3. Certain Statutory Liens. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Section 6.02 (a) and (b) of the Credit Agreement, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof (including without limitation liens arising under or relating to Environmental Laws), or which might result in forfeiture of all or any part of the Mortgaged Property.

            SECTION 7.4. Stamp and Other Taxes. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article VIII hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of
Section 10.03 of the Credit Agreement.

            SECTION 7.5. Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage or any other Loan Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

            SECTION 7.6. Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall promptly be released to the Mortgagor.

                                  ARTICLE VIII

                             CONTESTING OF PAYMENTS

            SECTION 8.1. Contesting of Taxes and Certain Statutory Liens. The Mortgagor may at its own expense contest in good faith by appropriate proceedings the validity, amount or applicability of any Charges as provided in
Section 6.02 (a), (b) and (e) of the Credit Agreement.

                                   ARTICLE IX

                    DESTRUCTION, CONDEMNATION AND RESTORATION

            SECTION 9.1. Destruction, Condemnation and Restoration. If there shall occur any Destruction, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Mortgagee. All Net Insurance such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

            SECTION 9.2. Condemnation. If there shall occur any Taking or the commencement of any proceeding therefore, the Mortgagor shall immediately notify the Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. The Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments requested by it to permit such participation. The Mortgagee may be represented by counsel satisfactory to it at the expense of the Mortgagor in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are herby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. All such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

            SECTION 9.3. Restoration. In the event the Mortgagor is permitted or required to perform any Restoration in accordance with the provisions of Section
2.10 of the Credit Agreement, the proceeds of any award payable in respect of a Destruction or a Taking shall constitute Net Cash Proceeds and the Mortgagee shall release such Proceeds to the Mortgagor in compliance with the applicable provisions of Section 2.10 of the Credit Agreement, and the Mortgagor shall complete the restoration in accordance with provisions of Section 2.10 of the Credit Agreement. In the event there shall be any surplus after the application of such proceeds to the Restoration of the Improvements, such surplus should be applied as Net Cash Proceeds in accordance with Section 2.10(f)(ii) of the Credit Agreement.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 10.1. Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

         SECTION 10.2. Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Mortgagee may at its option, in addition to any other action permitted under this Mortgage or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

            (i) by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

            (ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof,
      (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the provisions of Section 8.03 of the Credit Agreement.

            (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 10.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

            (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

         SECTION 10.3. Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

            (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the

Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

            (ii) In the event of any sale made under or by virtue of this
Article X, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

            (iii) The proceeds of any sale made under or by virtue of this
Article X, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article X or otherwise, shall be applied in accordance with the provisions of Section 8.03 of the Credit Agreement.

            (iv) The Mortgagee (on behalf of any Secured Party or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article X and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.

            (v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

            (vi) If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 10.3 in respect of any or a number of individual parcels.

         SECTION 10.4. Additional Remedies in Case of an Event of Default.

            (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the default rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

            (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

            (iii) Any monies collected by the Mortgagee under this Section 10.4 shall be applied in accordance with the provisions of Section 10.3(iii).

         SECTION 10.5. Legal Proceedings After an Event of Default.

            (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

            (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.

            (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the

Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article X in the absence of gross negligence or willful misconduct.

         SECTION 10.6. Remedies Not Exclusive. No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                                   ARTICLE XI

                      SECURITY AGREEMENT AND FIXTURE FILING

         SECTION 11.1. Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Mortgagee's option, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten days' prior notice of the time and place of any intended disposition.

         SECTION 11.2. Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

  NAME AND ADDRESS OF THE DEBTOR:      NAME AND ADDRESS OF THE SECURED PARTY:

  The Mortgagor having the address     The Mortgagee having the address
  described in the Preamble hereof.    described in the Preamble hereof.

  THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES OR ITEMS OF PROPERTY:

  The Mortgaged Property.

  This instrument covers goods or items of personal property which are or are to become fixtures upon the property.

  The name of the record owner of the Property on which such fixtures are or are to be located is the Mortgagor.

In addition, Mortgagor authorizes the Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Mortgagee pursuant to this Mortgage in the Mortgaged Property.

                                   ARTICLE XII

                               FURTHER ASSURANCES

         SECTION 12.1. Recording Documentation To Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

         SECTION 12.2. Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time request, which may be reasonably necessary in the judgment of the Mortgagee from time to time to assure, perfect, fconvey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its best efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 12.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.

         SECTION 12.3. Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's Lien and rights under this Mortgage.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

         SECTION 13.2. No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

         SECTION 13.3. Concerning Mortgagee.

            (i) The Mortgagee has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

            (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Mortgaged Property.

            (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

            (iv) With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder. The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.

            (v) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

         SECTION 13.4. Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article VIII hereof. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of
Section 10.03 of the Credit Agreement. Neither the provisions of this Section
13.4 nor any action taken by the Mortgagee pursuant to the provisions of this
Section 13.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

         SECTION 13.5. Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the

Mortgagor, its successors and assigns and (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee for the benefit of the Secured Parties and each of their respective successors, transferees and assigns. No other persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

         SECTION 13.6. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Mortgage shall terminate. Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be.

         SECTION 13.7. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Loan Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

         SECTION 13.8. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13.8.

         SECTION 13.9. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT

THERETO. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.10. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.11. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any other Loan Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

         SECTION 13.12. Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

         SECTION 13.13. Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

         SECTION 13.14. Waiver of Stay

            (i) The Mortgagor agrees that in the event that the Mortgagor or any property or assets of the Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Mortgagor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Mortgagee has commenced foreclosure proceedings under this Mortgage, the Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Mortgagee as provided in this Mortgage or in any other Security Document.

            (ii) The Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in Section 13.14 hereof for the purposes provided therein, and the Mortgagor agrees (i) not to oppose any such petition or motion and (ii) at the Mortgagor's sole cost and expense, to assist and cooperate with the Mortgagee, as may be requested by the Mortgagee from time to time, in obtaining any relief requested by the Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Mortgagee or any such court.

         SECTION 13.15. No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

         SECTION 13.16. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

         SECTION 13.17. Obligations Absolute. All obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor or any other Obligor;

            (ii) any lack of validity or enforceability of the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

            (iv) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 13.17 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

            SECTION 13.18. Mortgagee's Right To Sever Indebtedness.

                  (i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an "Allocation Notice") to the Mortgagor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Mortgagor unrelated to the other transactions contemplated by the Credit Agreement, any other Loan Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 13.18, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of Section 10.3(iii) hereof.

                  (ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

                  (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 13.18, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.

                  (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 13.18 shall be effective only to the maximum extent permitted by law.

            SECTION 13.19. Last Dollars Secured. To the extent that this Mortgage secures only a portion of the Indebtedness owing or which may become owing by the Mortgagor, the parties agree that any payments or repayments of such Indebtedness by the Mortgagor shall be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured thereby.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

                                          11190 BISCAYNE, LLC, a Florida limited
                                            liability company

                                          By: SFBC International, Inc.
                                              a Delaware corporation, as
                                              its sole member

                                              By:______________________________
                                                 David Natan
                                                 Chief Financial Officer

STATE OF NEW YORK   )

                    ) SS:

COUNTY OF NEW YORK  )

Sworn to and subscribed before me this 22nd day of December, 2004, by David Natan, as Chief Financial Officer of SFBC International, Inc., a Delaware corporation, as sole member of 11190 Biscayne, L.L.C., a Florida limited liability company, who is personally known to me or who has produced a driver's license as identification.

                Print or Stamp Name:__________________________________

                Notary Public, State of New York

                Commission No.:

                My Commission Expires:

                                  Schedule A-1

                         Legal Description of Owned Land

PARCEL 1:

That part of the South 1/2 of Tract "A" of Revised Plat of SEARENTO, according to the plat thereof, recorded in Plat Book 34, at Page 21, of the Public Records of Miami-Dade County, Florida, described as follows:

Beginning at a point on the West line of Biscayne Boulevard which point is 55.07 feet West of the Center line of Biscayne Boulevard and 50 feet South of the Northeast corner of said South 1/2 of Tract "A" of SEARENTO, thence run West parallel with and 45.40 feet South of the North line of the said South 1/2 of Tract "A" a distance of 794.41 feet to the West line of the said South 1/2 of Tract "A"; thence run South and along the West line of said South 1/2 of Tract "A" of SEARENTO a distance of 119.65 feet to the Southwest corner of said South 1/2 of Tract "A" of SEARENTO; thence run East and along the South line of said South 1/2 of Tract "A" to the West line of Biscayne Boulevard; thence run Northeasterly and 41 along the West line of Biscayne Boulevard a distance of
131.73 feet more or less to the Point of Beginning.

ALSO PARCEL 2:

Beginning at a point 825 feet South of the Northwest corner of the South 1/2 of the Northeast 1/4 of Section 32, Township 52 South, Range 42 East, said point also being the Southwest corner of the South 1/2 of Tract "A" of SEARENTO according to the revised plat thereof, recorded in Plat Book 34, at Page 21 of the Public Records of Miami-Dade County, Florida; thence run South along the West line of the South 1/2 of the Northeast 1/4 of Section 32, Township 52 South, Range 42 East and distance of 47.4 feet; thence run East parallel with and 47.4 feet South of the South line of said South 1/2 of Tract "A" of SEARENTO a distance of 717.90 feet more or less to the West line of Biscayne Boulevard which said point on the West line of Biscayne Boulevard is 55.05 feet West of the center line of Biscayne Boulevard; thence run Northeasterly and along the West line of Biscayne Boulevard 53.09 feet to the Southeast corner of the South 1/2 of Tract "A" of SEARENTO; thence run West and along the South line of said South 1/2 of Tract "A" of SEARENTO to the Southwest corner of said South 1/2 of Tract "A" of SEARENTO, being the Point of Beginning; said tract of land being in the South 1/2 of the Northeast 1/4 of Section 32, Township 52 South, Range 42 East, Less that portion of property conveyed to Miami-Dade 58 County by Deed recorded in Official Records Book 9031, Page 1929.

                                  Schedule A-2

                Description of Mortgaged Lease and Leased Land

Mortgaged Lease

99-year Lease by and between Eastbay Corporation, as Lessor, and Ocean Breeze Corp., as Lessee, recorded in Deed Book 2809 4,64, as amended by instruments recorded in Deed Book 3694, Page 486; Deed Book 3714' age 195 Deed Book 3720-,Page 39!-(Official Records Book 6835, Page 915, Official Records Book 6858, Page 614; Official Records Book 8093, Page 789, Official Records Book 8725, Page 240ti 'Official Records Book 88151 age 809, Official Records Book 11297, Page 1480, Official Records Book 11688, Page 499; Official Reds Book 249, Page 2002; Official Records Book 13249 Page 2005 Official Records Book 13871, Page 1100, Official Records Book 13878, Page 3613, Official Records Book 18151, Page 150, Official Records Book 1853, Page 4898; Official Records Book 22092, Page 1616, and Official Records Book 22325, Page 2398.

Leased Land

West 3 acres of South 2.5 chains of North 5 chains of South Quarter (S 1/4) of Northeast Quarter (NE 75 1/4) of Section 32, Township 52 South, Range 42 East, more particularly described as follows: Beginning at the Southwest corner of the Northeast Quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East; thence North 330 feet for the Point of Beginning; thence East 708.8 feet to the center of the road known as the East Dixie Highway; thence Northeasterly along the center of said highway to a point 165 feet North of the South line of this property, if produced Easterly, thence West 781.45 feet to the West boundary line of the Northeast Quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East; thence South 165 feet to the Point of Beginning, situate in Miami-Dade County, Florida; Less the Southeasterly 35 feet reserved for right-of-way for Biscayne Boulevard, and also less portions conveyed to Miami-Dade County, by Deeds recorded in Official Records Book 9031, Page 1927 and in Official Records Book 9031, Page 1931.

And also less:

The Southeasterly 4.572 meters (15.00 feet) of the South One-Half (S 1/2) of the North One-Half (N 1/2) of the South One-Quarter (S 1/4) of the Northeast One-Quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East, Miami-Dade County, Florida, lying Northwesterly of and adjoining the Northwesterly right-of-way line of Biscayne Boulevard/State Road 5, according with a 10.668 meter (35.00 feet) right-of-way dedication by the City of Miami reserved in Deed Book 1631, Page 178, of the Public Records of Miami-Dade County, Florida.

                                   Schedule B

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked title insurance commitment issued by Lawyers Title Insurance Company, dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing Lawyers Title Insurance Company reference number 52204258LA relating to the real property described in Schedule A-1 and A-2 attached hereto.

            IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

                               11190 BISCAYNE, LLC, a Florida limited
                                 liability company

                               By: SFBC International, Inc.
                                   a Delaware corporation, as
                                   its sole member

                               By: /s/ David Natan
                                   ---------------------------------------------
                                   David Natan
                                   Chief Financial Officer

STATE OF NEW YORK        )

                         )SS:

COUNTY OF NEW  YORK      )

Sworn to and subscribed before me this 22nd day of December, 2004, by David Natan, as Chief Financial Officer of SFBC International, Inc., a Delaware corporation, as sole member of 11190 Biscayne, L.L.C., a Florida limited liability company, who is personally known to me or who has produced a driver's license as identification.

                          PRINT OR STAMP NAME: CYNTHIA PARKER

                          Notary Public, State of New York

                          Commission No.: 01PA5055476
                                          Qualified in Dutchess County

                          My Commission Expires: Feb. 12, 2006

                                                                     EXHIBIT L-1

                                    [FORM OF]
                             PERFECTION CERTIFICATE

            Reference is hereby made to (i) that certain Security Agreement dated as of December 22, 2004 (the "SECURITY AGREEMENT"), between SFBC INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors party thereto (collectively, the "SUBSIDIARY GUARANTORS") and the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of December 22, 2004 (the "CREDIT AGREEMENT") among the Company, the Subsidiary Guarantors, certain other parties thereto and UBS AG, Stamford Branch, as Collateral Agent (in such capacity, the "COLLATERAL AGENT"). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

            The undersigned hereby certify to the Collateral Agent as follows:

      1. Names. (a) The exact legal name of the Company and each domestic Subsidiary of the Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). The Company and each domestic Subsidiary is (i) the type of 15 entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of the Company and each domestic Subsidiary of the Company that is a registered organization, the Federal Taxpayer Identification Number of the Company and each domestic Subsidiary of the Company and the state of formation of the Company and each domestic Subsidiary of the Company.

      (b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names the Company and each domestic Subsidiary the Company has had in the past five years, together with the date of the relevant change.

      (c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by the Company and each domestic Subsidiary of the Company, or any other business or organization to which the Company and each domestic Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between December [ ], 1999 and the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which the Company and each domestic Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between December [ ], 1999 and the date hereof.

      2. Current Locations, (a) The chief executive office of the Company and each domestic Subsidiary of the Company is located at the address set forth in
Schedule 2(a) hereto.

      (b) Set forth in Schedule 2 (b) are all locations where the Company and each domestic 35 Subsidiary of the Company maintains any books or records relating to any Collateral.

      (c) Set forth in Schedule 2(c) hereto are all the other places of business of the Company and each domestic Subsidiary of the Company.

      (d) Set forth in Schedule 2(d) hereto are all other locations where the Company and each 39 domestic Subsidiary of the Company maintains any of the Collateral consisting of inventory or equipment not identified above.

      (e) Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than the Company and each domestic Subsidiary of the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

      3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, all of the Collateral has been originated by the Company and each domestic Subsidiary of the Company in the ordinary course of business or consists of goods which have been acquired by the Company or any domestic Subsidiary of the Company in the ordinary course of business from a person in the business of selling goods of that kind.

      4. File Search Reports. Attached hereto as Schedule 4(a) is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule 1(c) or Schedule 3 with respect to each legal name of the person or entity from which the Company or any domestic Subsidiary of the Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on Schedule 7 with respect to real estate on which Collateral consisting of fixtures is or is to be located. Attached hereto as Schedule 4(b) is a true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports.

      5. UCC Filings. The financing statements (duly authorized by the Company or the applicable domestic Subsidiary constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

      6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as
Schedule 5 and (ii) the appropriate filing offices for the filings described in
Schedule 13(e) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

      7. Real Property. Attached hereto as Schedule 7 is a list of all real property owned or leased by the Company and each domestic Subsidiary of the Company with a notation identifying each Mortgaged Property.

      8. Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

      9. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 8 and Section 10 through Section 16 of this Perfection Certificate except as set forth on Schedule 9 hereto.

      10. Stock Ownership and other Equity Interests. Attached hereto as
Schedule 10 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Company and each of the Company's Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 12 is each equity investment of the Company and each of the Company's Subsidiaries that represents 50% or less of the equity of the entity in which such investment was made.

      11. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Company and any of the Company's Subsidiaries as of December [ ], 2004, including all intercompany notes between the Company and any of the Company's Subsidiaries.

      12. Advances. Attached hereto as Schedule 12 is (a) a true and correct list of all advances made by the Company to any of the Company's Subsidiaries or made by any domestic Subsidiary of the Company to the Company or any other domestic Subsidiary of the Company as of December [ ], 2004 (other than those identified on Schedule 12). which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Company or any domestic Subsidiary of the Company as of December [ ], 2004.

      13. Intellectual Property, (a) Attached hereto as Schedule 13(a) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number and each Patent, Patent License, Trademark and Trademark License owned by the Company and each of the Company's Subsidiaries. Attached hereto as Schedule 13(b) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Copyrights and Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Copyright or Copyright License owned by the Company or any of the Company's Subsidiaries

      (b) Attached hereto as Schedule 13(c) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents and Trademarks registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number Patent and Trademark owned by the Company and each of the Company's Subsidiaries. Attached hereto as
Schedule 13(d) in proper form for filing with the United States Copyright Office (as defined in the Security Agreement) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' United States Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company or any of the Company's Subsidiaries.

      (c) Attached hereto as Schedule 13(e) in proper form for filing with the United States Patent and Trademark Office are the filings necessary to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on Schedule 13(c) and Schedule 13(d), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

      14. Commercial Tort Claims. Attached hereto as Schedule 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company or any of the Company's Subsidiaries, including a brief description thereof.

      15. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company and each of the Company's Subsidiaries, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

      16. Letter-of-Credit Rights. Attached hereto as Schedule 16 is a true and correct list of all Letters of Credit issued in favor of the Company or any of the Company's Subsidiaries, as beneficiary thereunder.

         [The remainder of this page has been intentionally left blank]

      IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this 22nd day of December, 2004.

                                    SFBC INTERNATIONAL, INC.

                                    By:_____________________
                                       Name:
                                       Title:

                                    [EACH OF THE GUARANTORS]

                                    By:_____________________
                                       Name:
                                       Title:

                                  SCHEDULE 1(a)

                                LEGAL NAMES, ETC.

                            REGISTERED ORGANIZATION                               FEDERAL TAXPAYER
LEGAL NAME  TYPE OF ENTITY        (YES/NO)           ORGANIZATIONAL NUMBER(a)   IDENTIFICATION NUMBER
----------  --------------  -----------------------  ------------------------   ---------------------
----------  --------------  -----------------------  ------------------------   ---------------------
----------  --------------  -----------------------  ------------------------   ---------------------
----------  --------------  -----------------------  ------------------------   ---------------------

----------------
(a) If none, so state.

                                  SCHEDULE 1(b)

                           PRIOR ORGANIZATIONAL NAMES

                                      DATE OF
COMPANY/SUBSIDIARY     PRIOR NAME     CHANGE
------------------     ----------     ------
------------------     ----------     ------
------------------     ----------     ------
------------------     ----------     ------
------------------     ----------     ------

                                  SCHEDULE 1(c)

                   CHANGES IN CORPORATE IDENTITY; OTHER NAMES

                                                                   LIST OF ALL OTHER NAMES
                    CORPORATE NAME OF          DATE OF  STATE OF    USED DURING PAST FIVE
COMPANY/SUBSIDIARY       ENTITY        ACTION  ACTION   FORMATION           YEARS
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------
------------------  -----------------  ------  -------  ---------  -----------------------

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

                                  SCHEDULE 2(a)

                             CHIEF EXECUTIVE OFFICES

COMPANY/SUBSIDIARY    ADDRESS    COUNTY    STATE
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----

                                  SCHEDULE 2(b)

                                LOCATION OF BOOKS

COMPANY/SUBSIDIARY    ADDRESS    COUNTY    STATE
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----

                                  SCHEDULE 2(c)

                            OTHER PLACES OF BUSINESS

COMPANY/SUBSIDIARY    ADDRESS    COUNTY    STATE
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----

                                  SCHEDULE 2(d)

                 ADDITIONAL LOCATIONS OF EQUIPMENT AND INVENTORY

COMPANY/SUBSIDIARY    ADDRESS    COUNTY    STATE
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----
------------------    -------    ------    -----

                                  SCHEDULE 2(E)

                    LOCATIONS OF COLLATERAL IN POSSESSION OF
                  PERSONS OTHER THAN COMPANY OR ANY SUBSIDIARY

                      NAME OF ENTITY IN
                        POSSESSION OF
                    COLLATERAL/CAPACITY OF  ADDRESS/LOCATION OF
COMPANY/SUBSIDIARY       SUCH ENTITY             COLLATERAL      COUNTY  STATE
------------------  ----------------------  -------------------  ------  -----
------------------  ----------------------  -------------------  ------  -----
------------------  ----------------------  -------------------  ------  -----
------------------  ----------------------  -------------------  ------  -----
------------------  ----------------------  -------------------  ------  -----

                                   SCHEDULE 3

           TRANSACTIONS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS

                    DESCRIPTION OF TRANSACTION
COMPANY/SUBSIDIARY   INCLUDING PARTIES THERETO  DATE OF TRANSACTION
------------------  --------------------------  -------------------
------------------  --------------------------  -------------------
------------------  --------------------------  -------------------
------------------  --------------------------  -------------------

                                  SCHEDULE 4(a)

                               FILE SEARCH REPORTS

COMPANY/SUBSIDIARY  SEARCH REPORT DATED  PREPARED BY  JURISDICTION
------------------  -------------------  -----------  ------------
------------------  -------------------  -----------  ------------
------------------  -------------------  -----------  ------------
------------------  -------------------  -----------  ------------

SEE ATTACHED.

                                  SCHEDULE 4(b)

                     COPIES OF REPORTED FINANCING STATEMENTS

SEE ATTACHED.

                                   SCHEDULE 5

                    COPY OF FINANCING STATEMENTS TO BE FILED

SEE ATTACHED.

                                   SCHEDULE 6

                             FILINGS/FILING OFFICES

                         APPLICABLE COLLATERAL
  TYPE                         DOCUMENT
   OF                    [MORTGAGE, SECURITY
FILING(a)  ENTITY         AGREEMENT OR OTHER     JURISDICTIONS
---------  ------        ---------------------   -------------
---------  -----------   ---------------------   -------------
---------  -----------   ---------------------   -------------
---------  -----------   ---------------------   -------------
---------  -----------   ---------------------   -------------

------------------------
(a) UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

                                   SCHEDULE 7

                                  REAL PROPERTY

                                                              DESCRIPTION OF
                                    OWNED OR  LANDLORD/OWNER      LEASE
ENTITY OF RECORD  LOCATION ADDRESS   LEASED     IF LEASED       DOCUMENTS
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------
----------------  ----------------  --------  --------------  --------------

                                  SCHEDULE 8(a)

ATTACHED HERETO IS A TRUE COPY OF EACH TERMINATION STATEMENT FILING DULY ACKNOWLEDGED OR OTHERWISE IDENTIFIED BY THE FILING OFFICER.

                                  SCHEDULE 8(b)

                          TERMINATION STATEMENT FILINGS

                                                                    UCC-1
                                                           UCC-1     FILE
DEBTOR  JURISDICTION  SECURED PARTY  TYPE OF COLLATERAL  FILE DATE  NUMBER
------  ------------  -------------  ------------------  ---------  ------
------  ------------  -------------  ------------------  ---------  ------
------  ------------  -------------  ------------------  ---------  ------
------  ------------  -------------  ------------------  ---------  ------
------  ------------  -------------  ------------------  ---------  ------

                                   SCHEDULE 9

         CHANGES FROM CIRCUMSTANCES DESCRIBED IN PERFECTION CERTIFICATE

                                   SCHEDULE 10

                   STOCK OWNERSHIP AND OTHER EQUITY INTERESTS

COMPANY/SUBSIDIARY: ______________

CURRENT LEGAL                                                         NO.                PERCENT
ENTITIES OWNED           RECORD OWNER     CERTIFICATE NO.        SHARES/INTEREST         PLEDGED
--------------           ------------     ---------------        ---------------        ----------
 ----------              -----------       -----------             -----------          -----------
 ----------              -----------       -----------             -----------          -----------
 ----------              -----------       -----------             -----------          -----------
 ----------              -----------       -----------             -----------          -----------

                                   SCHEDULE 11

                     INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1. Promissory Notes:

                      PRINCIPAL          DATE OF
ENTITY                 AMOUNT           ISSUANCE               INTEREST RATE      MATURITY DATE
------                 ------           --------               -------------      -------------
----------           -----------       -----------             -----------         -----------
----------           -----------       -----------             -----------         -----------
----------           -----------       -----------             -----------         -----------

2. Chattel Paper:

                                   SCHEDULE 12

                                    ADVANCES

                                                        DESCRIPTION AND DATE
                                                           OF UNPAID
DESCRIPTION AND                                          INTERCOMPANY
DATE OF ADVANCE          FROM            TO             TRANSFER OF GOODS        FROM            TO
---------------          ----            --             -----------------        ----            --
----------           -----------       -----------         -----------         -----------    -----------
----------           -----------       -----------         -----------         -----------    -----------
----------           -----------       -----------         -----------         -----------    -----------

                                 SCHEDULE 13(a)

                             PATENTS AND TRADEMARKS

PATENTS:

Registrations:

                        REGISTRATION
OWNER                      NUMBER                COUNTRY             DESCRIPTION
-----                      ------                -------             -----------

Applications:

                        APPLICATION
OWNER                      NUMBER                COUNTRY             DESCRIPTION
-----                      ------                -------             -----------

Licenses:

                                                               REGISTRATION/
                                                                APPLICATION
LICENSEE                LICENSOR              COUNTRY             NUMBER           DESCRIPTION
--------                --------              -------             ------           -----------

TRADEMARKS:

Registrations:

                        REGISTRATION
OWNER                      NUMBER             COUNTRY            TRADEMARK
-----                      ------             -------            ---------

Applications:

                        APPLICATION
OWNER                      NUMBER             COUNTRY             TRADEMARK
-----                      ------             -------             ---------

Licenses:

                                                              REGISTRATION/
                                                              APPLICATION
LICENSEE                LICENSOR              COUNTRY            NUMBER           TRADEMARK
--------                --------              -------            ------           ---------

                                 SCHEDULE 13(b)

                                   COPYRIGHTS

Registrations:

OWNER                  COUNTRY                  TITLE                  REGISTRATION NUMBER
-----                  -------                  -----                  -------------------

Applications:

OWNER                   COUNTRY                   APPLICATION NUMBER
-----                   -------                   ------------------

Licenses:

                                                                    REGISTRATION/
                                                                     APPLICATION
LICENSEE                LICENSOR                  COUNTRY              NUMBER            DESCRIPTION
--------                --------                  -------              ------            -----------

                                 SCHEDULE 13(c)

                             PATENTS AND TRADEMARKS

PATENTS:

Registrations:

                        REGISTRATION
OWNER                     NUMBER                 DESCRIPTION
-----                     ------                 -----------

Applications:

                        APPLICATION
OWNER                     NUMBER                 DESCRIPTION
-----                     ------                 -----------

TRADEMARKS:

Registrations:

                        REGISTRATION
OWNER                      NUMBER                 TRADEMARK
-----                      ------                 ---------

Applications:

                        APPLICATION
OWNER                     NUMBER                 TRADEMARK
-----                     ------                 ---------

                                 SCHEDULE 13(d)

                                   COPYRIGHTS

                    REGISTRATION
OWNER                  NUMBER                                  TITLE
-----                  ------                                  -----

                                 SCHEDULE 13(e)

                          INTELLECTUAL PROPERTY FILINGS

                                   SCHEDULE 14

                             COMMERCIAL TORT CLAIMS

                                   SCHEDULE 15

          DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

                                              BANK OR             ACCOUNT
OWNER           TYPE OF ACCOUNT             INTERMEDIARY          NUMBERS
-----           ---------------             ------------          -------

                                   SCHEDULE 16

                             LETTER OF CREDIT RIGHTS

                                                                     EXHIBIT L-2

                                    [FORM OF]

                        PERFECTION CERTIFICATE SUPPLEMENT

            This Perfection Certificate Supplement, dated as of [   ], 200[ ] is
delivered pursuant to Section 5.13(b) of that Certain Credit Agreement dated as of December 22, 2004 (the "CREDIT AGREEMENT") among SFBC INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), THE Subsidiary Guarantors, certain other parties thereto and UBS AG, Stamford Branch, as Collateral Agent (in such capacity, the "COLLATERAL AGENT"). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

            The undersigned hereby certify (each in its capacity as [ ] and not in an individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the "PRIOR PERFECTION CERTIFICATE"), other than as follows:

      1. Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of the Company and each domestic Subsidiary of the Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) the Company and each domestic Subsidiary is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate; and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of the Company and each domestic Subsidiary of the Company that is a registered organization, the Federal Taxpayer Identification Number of the Company and each domestic Subsidiary of the Company and the state of formation of the Company and each domestic Subsidiary of the Company.

      (b) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names the Company and each domestic Subsidiary the Company has had in the past five years, together with the date of the relevant change.

      2. Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of the Company and each domestic Subsidiary of the Company is located at the address set forth in
Schedule 2(a) of the Prior Perfection Certificate.

      (b) Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where the Company and each domestic Subsidiary of the Company maintains any books or records relating to any Collateral.

      (c) Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of the Company and each domestic Subsidiary of the Company.

      (d) Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where the Company and each domestic Subsidiary of the Company maintains any of the Collateral consisting of inventory or equipment not identified above.

      (e) Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than the Company and each domestic Subsidiary of the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

      3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto and on Schedule 3 to the Prior Perfection Certificate, all of the Collateral has been originated by the Company and each domestic Subsidiary of the Company in the ordinary course of business or consists of goods which have been acquired by the Company or any domestic Subsidiary of the Company in the ordinary course of business from a person in the business of selling goods of that kind.

      4. File Search Reports. Except as listed on Schedule 4(a) attached hereto and made a part hereof, set forth in Schedule 4(a) of the Prior Perfection Certificate is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in
Section 1(a) or Section 2 hereto and thereto with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) thereto or Schedule 3 hereto or thereto relating to any of the transactions described in Schedule 1(c) or Schedule 3 hereto or thereto with respect to each legal name of the person or entity from which the Company or any domestic Subsidiary of the Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on
Schedule 7 hereto or thereto with respect to real estate on which Collateral consisting of fixtures is or is to be located. Except as listed on Schedule 4(b) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 4(b) is a true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports.

      5. UCC Filings. Except as set listed on Schedule 5 attached hereto and made a part hereof, the financing statements (duly authorized by the Company or the applicable domestic Subsidiary constituting the debtor therein), including the indications of the collateral, relating to the Security Agreement or the applicable Mortgage, are set forth in Schedule 5 to the Prior Perfection Certificate, and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 thereto and hereto.

      6. Schedule of Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached thereto and hereto as Schedule 5, (ii) the appropriate filing offices for the filings described in Schedule 13(e) thereto and hereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

      7. Real Property. Except as listed on Schedule 7 attached hereto and made a part hereof, Schedule 7 to the Prior Perfection Certificate sets forth a list of all real property owned or leased by the Company and each domestic Subsidiary of the Company with a notation for each Mortgaged Property.

      8. Termination Statements. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate sets forth the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto and thereto with respect to each Lien described therein.

      9. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 8 and Section 10 through Section 16 hereto except as set forth on
Schedule 9 attached hereto and made a part hereof.

      10. Stock Ownership and other Equity Interests. Except as listed on
Schedule 10 attached hereto and made a part hereof, Schedule 10 to the Prior Perfection Certificate (x) is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Company and each of the Company's Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests and (y) sets forth each equity investment of the Company and each of the Company's Subsidiaries that represents 50% or less of the equity of the entity in which such investment was made.

11. Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Company and any of the Company's Subsidiaries as of ______________, 200[ ], including all intercompany notes between the Company and any of the Company's Subsidiaries.

      12. Advances. Except as listed on Schedule 12 attached hereto and made a part hereof, Schedule 12 to the Prior Perfection Certificate is (a) a true and correct list of all advances made by the Company to any of the Company's Subsidiaries or made by any domestic Subsidiary of the Company to the Company or any other domestic Subsidiary of the Company (other than those identified on Schedule 12 hereto or thereto), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Company or any domestic Subsidiary of the Company as of __________________, 200[ ].

      13. Intellectual Property. (a) Except as listed on Schedule 13(a) attached hereto and made a part hereof, Schedule 13(a) to the Prior Perfection Certificate is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number and of each Patent, Patent License, Trademark and Trademark License owned the Company and each of the Company's Subsidiaries. Except as listed on Schedule 13(b) attached hereto and made a part hereof, Schedule 13(b) to the Prior Perfection Certificate is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Copyrights and Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Copyright or Copyright License owned by the Company or any of the Company's Subsidiaries

      (b) Except as listed on Schedule 13(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(c) in proper form for filing with the United States Patent and Trademark Office is a Schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents and Trademarks registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number Patent and Trademark owned by the Company and each of the Company's Subsidiaries. Except as listed on Schedule 13(d) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(d) in proper form for filing with the United States Copyright Office (as defined in the Security Agreement) is a schedule setting forth all of the Company's and each of the Company's Subsidiaries' United States Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company or any of the Company's Subsidiaries.

      (c) Except as listed on Schedule 13(e) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(e) in proper form for filing with the United States Patent and Trademark Office are the filings necessary to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on Schedule 13(c) and Schedule 13(d) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

      14. Commercial Tort Claims. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as
Schedule 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company or any of the Company's Subsidiaries, including a brief description thereof.

      15. Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company and each of the Company's Subsidiaries, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

      16. Letter-of-Credit Rights. Except as listed on Schedule 16 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as
Schedule 16 is a true and correct list of all Letters of Credit issued in favor of the Company or any of the Company's Subsidiaries, as beneficiary thereunder

         [The remainder of this page has been intentionally left blank]

            IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of this ____ day of ________________, 200[ ].

                                     SFBC INTERNATIONAL, INC.

                                     By:________________________________________
                                     Name:
                                     Title

                                     [EACH OF THE GUARANTORS]

                                     By:________________________________________

                                     Name:
                                     Title

                                  SCHEDULE 1(a)

                                LEGAL NAMES, ETC.

                               REGISTERED                       FEDERAL TAXPAYER
                              ORGANIZATION    ORGANIZATIONAL     IDENTIFICATION
LEGAL NAME   TYPE OF ENTITY     (YES/NO)         NUMBER(a)           NUMBER
----------   --------------   ------------    --------------    ----------------
----------   --------------   ------------    --------------    ----------------
----------   --------------   ------------    --------------    ----------------
----------   --------------   ------------    --------------    ----------------

--------------
(a)   If none, so state.

                                  SCHEDULE 1(b)

                           PRIOR ORGANIZATIONAL NAMES

                                                              DATE OF
COMPANY/SUBSIDIARY                 PRIOR NAME                 CHANGE
------------------                 ----------                 -------
------------------                 ----------                 -------
------------------                 ----------                 -------
------------------                 ----------                 -------
------------------                 ----------                 -------

                                  SCHEDULE 1(c)

                   CHANGES IN CORPORATE IDENTITY; OTHER NAMES

                                                                       LIST OF ALL OTHER
                                                                          NAMES USED
                       CORPORATE                DATE OF    STATE OF    DURING PAST FIVE
COMPANY/SUBSIDIARY   NAME OF ENTITY   ACTION    ACTION    FORMATION         YEARS
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------
------------------   --------------   ------    -------   ---------    -----------------

 [Add Information required by Section 1 to the extent required by Section 1(c)
                   of the Perfection Certificate Supplement]

                                  SCHEDULE 2(a)

                             CHIEF EXECUTIVE OFFICES

COMPANY/SUBSIDIARY           ADDRESS           COUNTY            STATE
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----

                                  SCHEDULE 2(b)

                                LOCATION OF BOOKS

COMPANY/SUBSIDIARY           ADDRESS           COUNTY            STATE
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----

                                  SCHEDULE 2(c)

                            OTHER PLACES OF BUSINESS

COMPANY/SUBSIDIARY           ADDRESS           COUNTY            STATE
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----

                                  SCHEDULE 2(d)

                 ADDITIONAL LOCATIONS OF EQUIPMENT AND INVENTORY

COMPANY/SUBSIDIARY           ADDRESS           COUNTY            STATE
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----
------------------           -------           ------            -----

                                  SCHEDULE 2(e)

                    LOCATIONS OF COLLATERAL IN POSSESSION OF
                  PERSONS OTHER THAN COMPANY OR ANY SUBSIDIARY

                         NAME OF ENTITY IN
                           POSSESSION OF
                       COLLATERAL/CAPACITY OF     ADDRESS/LOCATION OF
COMPANY/SUBSIDIARY          SUCH ENTITY                COLLATERAL           COUNTY        STATE
------------------     ----------------------     -------------------       ------        ------
------------------     ----------------------     -------------------       ------        ------
------------------     ----------------------     -------------------       ------        ------
------------------     ----------------------     -------------------       ------        ------
------------------     ----------------------     -------------------       ------        ------

                                   SCHEDULE 3

           TRANSACTIONS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS

                          DESCRIPTION OF TRANSACTION            DATE OF
COMPANY/SUBSIDIARY        INCLUDING PARTIES THERETO           TRANSACTION
------------------        --------------------------          -----------
------------------        --------------------------          -----------
------------------        --------------------------          -----------
------------------        --------------------------          -----------

                                  SCHEDULE 4(a)

                               FILE SEARCH REPORTS

COMPANY/SUBSIDIARY      SEARCH REPORT DATED       PREPARED BY       JURISDICTION
------------------      -------------------       -----------       ------------
------------------      -------------------       -----------       ------------
------------------      -------------------       -----------       ------------
------------------      -------------------       -----------       ------------

SEE ATTACHED.

                                  SCHEDULE 4(b)

                     COPIES OF REPORTED FINANCING STATEMENTS

SEE ATTACHED.

                                   SCHEDULE 5

                    COPY OF FINANCING STATEMENTS TO BE FILED

SEE ATTACHED.

                                   SCHEDULE 6

                             FILINGS/FILING OFFICES

                                   APPLICABLE COLLATERAL
  TYPE                                    DOCUMENT
   OF                                MORTGAGE, SECURITY
FILING(a)        ENTITY              AGREEMENT OR OTHER            JURISDICTIONS
---------        ------            ----------------------          -------------
---------        ------            ----------------------          -------------
---------        ------            ----------------------          -------------
---------        ------            ----------------------          -------------
---------        ------            ----------------------          -------------

--------------
(a) UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

                                   SCHEDULE 7

                                  REAL PROPERTY

                                                                         DESCRIPTION OF
                                         OWNED OR    LANDLORD/OWNER          LEASE
ENTITY OF RECORD     LOCATION ADDRESS     LEASED       IF LEASED           DOCUMENTS
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------
----------------     ----------------    --------    --------------      --------------

                                  SCHEDULE 8(a)

ATTACHED HERETO IS A TRUE COPY OF EACH TERMINATION STATEMENT FILING DULY ACKNOWLEDGED OR OTHERWISE IDENTIFIED BY THE FILING OFFICER.

                                  SCHEDULE 8(b)

                          TERMINATION STATEMENT FILINGS

                                                                          UCC-1
                                                               UCC-1      FILE
DEBTOR   JURISDICTION   SECURED PARTY   TYPE OF COLLATERAL   FILE DATE   NUMBER
------   ------------   -------------   ------------------   ---------   ------
------   ------------   -------------   ------------------   ---------   ------
------   ------------   -------------   ------------------   ---------   ------
------   ------------   -------------   ------------------   ---------   ------
------   ------------   -------------   ------------------   ---------   ------

                                   SCHEDULE 9

    CHANGES FROM CIRCUMSTANCES DESCRIBED IN PERFECTION CERTIFICATE SUPPLEMENT

                                   SCHEDULE 10

                   STOCK OWNERSHIP AND OTHER EQUITY INTERESTS

COMPANY/SUBSIDIARY: ______________

CURRENT LEGAL                                                  NO.          PERCENT
ENTITIES OWNED     RECORD OWNER     CERTIFICATE NO.     SHARES/INTEREST     PLEDGED
--------------     ------------     ---------------     ---------------     -------
--------------     ------------     ---------------     ---------------     -------
--------------     ------------     ---------------     ---------------     -------
--------------     ------------     ---------------     ---------------     -------
--------------     ------------     ---------------     ---------------     -------

                                   SCHEDULE 11

                     INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1.    Promissory Notes:

             PRINCIPAL      DATE OF
ENTITY        AMOUNT        ISSUANCE       INTEREST RATE      MATURITY DATE
------       ---------      --------       -------------      -------------
------       ---------      --------       -------------      -------------
------       ---------      --------       -------------      -------------
------       ---------      --------       -------------      -------------

2.    Chattel Paper:

                                   SCHEDULE 12

                                    ADVANCES

                                                DESCRIPTION AND DATE
                                                     OF UNPAID
DESCRIPTION AND                                     INTERCOMPANY
DATE OF ADVANCE         FROM         TO          TRANSFER OF GOODS       FROM      TO
---------------         ----         --         --------------------     ----      --
---------------         ----         --         --------------------     ----      --
---------------         ----         --         --------------------     ----      --
---------------         ----         --         --------------------     ----      --

                                 SCHEDULE 13(a)

                             PATENTS AND TRADEMARKS

PATENTS:
Registrations:

              REGISTRATION
OWNER            NUMBER               COUNTRY           DESCRIPTION
-----         ------------            -------           -----------

Applications:

              APPLICATION
OWNER            NUMBER               COUNTRY           DESCRIPTION
-----         -----------             -------           -----------

Licenses:

                                                 REGISTRATION/
                                                  APPLICATION
LICENSEE        LICENSOR        COUNTRY             NUMBER         DESCRIPTION
--------        --------        -------          -------------    -------------

TRADEMARKS:
Registrations:

             REGISTRATION
OWNER           NUMBER           COUNTRY          TRADEMARK
-----        -------------       -------          ---------

Applications:

              APPLICATION
OWNER           NUMBER            COUNTRY          TRADEMARK
-----        -------------        -------          ---------

Licenses:

                                                REGISTRATION/
                                                APPLICATION
LICENSEE         LICENSOR         COUNTRY         NUMBER          TRADEMARK
--------         --------         -------       -------------     ---------

                                 SCHEDULE 13(b)

                                   COPYRIGHTS

Registrations:

OWNER             COUNTRY           TITLE             REGISTRATION NUMBER
-----             -------           -----             -------------------

Applications:

OWNER                  COUNTRY                     APPLICATION NUMBER
-----                  -------                     ------------------

Licenses:

                                                REGISTRATION/
                                                APPLICATION
LICENSEE         LICENSOR         COUNTRY          NUMBER            DESCRIPTION
--------         --------         -------       -------------        -----------

                                 SCHEDULE 13(c)

                             PATENTS AND TRADEMARKS

PATENTS:
Registrations:

                       REGISTRATION
OWNER                     NUMBER                 DESCRIPTION
-----                  ------------              -----------

Applications:

                      APPLICATION
OWNER                    NUMBER                  DESCRIPTION
-----                  ------------              -----------

TRADEMARKS:
Registrations:

                       REGISTRATION
OWNER                     NUMBER                 TRADEMARK
-----                  ------------              ---------

Applications:

                       APPLICATION
OWNER                     NUMBER                 TRADEMARK
-----                  ------------              ---------

                                 SCHEDULE 13(d)

                                   COPYRIGHTS

                       REGISTRATION
OWNER                     NUMBER                 TITLE
-----                  ------------              -----

                                 SCHEDULE 13(e)

                          INTELLECTUAL PROPERTY FILINGS

                                   SCHEDULE 14

                             COMMERCIAL TORT CLAIMS

                                   SCHEDULE 15

          DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

                                            BANK OR                 ACCOUNT
OWNER          TYPE OF ACCOUNT            INTERMEDIARY              NUMBERS
-----          ---------------            ------------              -------

                                   SCHEDULE 16

                             LETTER OF CREDIT RIGHTS

                                                                       EXHIBIT M
                                                             TO CREDIT AGREEMENT

================================================================================

                               SECURITY AGREEMENT

                                       by

                            SFBC INTERNATIONAL, INC.,
                                   as Borrower

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                            UBS AG, STAMFORD BRANCH,
                               as Collateral Agent

                             ______________________

                          Dated as of December 22, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                       PAGE
Article I DEFINITIONS AND INTERPRETATION
         Section 1.1.    Definitions.................................................................    2
         Section 1.2.    Interpretation..............................................................    8
         Section 1.3.    Resolution of Drafting Ambiguities..........................................    9
         Section 1.4.    Perfection Certificate......................................................    9

Article II GRANT OF SECURITY AND SECURED OBLIGATIONS
         Section 2.1.    Grant of Security Interest..................................................    9
         Section 2.2.    Filings.....................................................................   10

Article III PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED
         COLLATERAL

         Section 3.1.    Delivery of Certificated Securities Collateral..............................   10
         Section 3.2.    Perfection of Uncertificated Securities Collateral..........................   11
         Section 3.3.    Financing Statements and Other Filings; Maintenance of Perfected Security
                         Interest ...................................................................   11
         Section 3.4.    Other Actions...............................................................   12
         Section 3.5.    Joinder of Additional Guarantors............................................   15
         Section 3.6.    Supplements; Further Assurances.............................................   15

Article IV REPRESENTATIONS, WARRANTIES AND COVENANTS
         Section 4.1.    Title.......................................................................   16
         Section 4.2.    Validity of Security Interest...............................................   16
         Section 4.3.    Defense of Claims; Transferability of Pledged Collateral....................   16
         Section 4.4.    Other Financing Statements..................................................   17
         Section 4.5.    Chief Executive Office; Change of Name; Jurisdiction of Organization........   17
         Section 4.6.    Location of Inventory and Equipment.........................................   17
         Section 4.7.    Due Authorization and Issuance..............................................   17
         Section 4.8.    Consents, etc...............................................................   17
         Section 4.9.    Pledged Collateral..........................................................   18
         Section 4.10.   Insurance ..................................................................   18
         Section 4.11.   Payment of Taxes; Compliance with Laws; Contesting Liens; Claims ...........   18
         Section 4.12.   Access to Pledged Collateral, Books and Records; Other Information .........   18

Article V CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
         Section 5.1.    Pledge of Additional Securities Collateral .................................   19
         Section 5.2.    Voting Rights; Distributions; etc. .........................................   19
         Section 5.3.    Defaults, etc ..............................................................   20
         Section 5.4.    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests ..   20

Article VI CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL
         Section 6.1.    Grant of License ...........................................................   20
         Section 6.2.    Protection of Collateral Agent's Security ..................................   21
         Section 6.3.    After-Acquired Property ....................................................   21
         Section 6.4.    Litigation .................................................................   22

                                                                                                              PAGE
Article VII CERTAIN PROVISIONS CONCERNING ACCOUNTS
          Section 7.1.   Maintenance of Records ...........................................................    22
          Section 7.2.   Legend ...........................................................................    22
          Section 7.3.   Modification of Terms, etc .......................................................    23
          Section 7.4.   Collection .......................................................................    23

Article VIII TRANSFERS
          Section 8.1.   Transfers of Pledged Collateral ..................................................    23

Article IX REMEDIES
          Section 9.1.   Remedies .........................................................................    23
          Section 9.2.   Notice of Sale ...................................................................    25
          Section 9.3.   Waiver of Notice and Claims ......................................................    25
          Section 9.4.   Certain Sales of Pledged Collateral. .............................................    25
          Section 9.5.   No Waiver; Cumulative Remedies. ..................................................    27
          Section 9.6.   Certain Additional Actions Regarding Intellectual Property .......................    27

Article X PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;
          APPLICATION OF PROCEEDS
          Section 10.1.  Proceeds of Casualty Events and Collateral Dispositions ..........................    27
          Section 10.2.  Application of Proceeds ..........................................................    27

Article XI MISCELLANEOUS
          Section 11.1.  Concerning Collateral Agent. .....................................................    28
          Section 11.2.  Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact ........    28
          Section 11.3.  Continuing Security Interest; Assignment .........................................    29
          Section 11.4.  Termination; Release .............................................................    29
          Section 11.5.  Modification in Writing ..........................................................    29
          Section 11.6.  Notices ..........................................................................    30
          Section 11.7.  Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury
                         Trial ............................................................................    30
          Section 11.8.  Severability of Provisions .......................................................    30
          Section 11.9.  Execution in Counterparts ........................................................    30
          Section 11.10.    Business Days .................................................................    30
          Section 11.11.    Waiver of Stay ................................................................    30
          Section 11.12.    No Credit for Payment of Taxes or Imposition ..................................    30
          Section 11.13.    No Claims Against Collateral Agent ............................................    30
          Section 11.14.    No Release ....................................................................    31
          Section 11.15.    Obligations Absolute ..........................................................    31

EXHIBIT 1   Form of Issuer's Acknowledgment
EXHIBIT 2   Form of Securities Pledge Amendment
EXHIBIT 3   Form of Joinder Agreement
EXHIBIT 4   Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5   Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6   Form of Copyright Security Agreement
EXHIBIT 7   Form of Patent Security Agreement
EXHIBIT 8   Form of Trademark Security Agreement
EXHIBIT 9   Form of Bailee's Letter

                               SECURITY AGREEMENT

            SECURITY AGREEMENT dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the "AGREEMENT") made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER") and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the "ORIGINAL GUARANTORS") OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the "ADDITIONAL GUARANTORS," and together with the Original Guarantors, the "GUARANTORS"), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "PLEDGORS," and each, a "PLEDGOR"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "COLLATERAL AGENT").

                               R E C I T A L S :

            A. The Borrower, the Original Guarantors, the Collateral Agent and the lending institutions listed therein (the "LENDERS") have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

            B. Each Original Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.

            C. The Borrower and each Original Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

            D. Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

            E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

            F. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Bank issuing Letters of Credit under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

                               A G R E E M E N T :

            NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

                                    ARTICLE I



                         DEFINITIONS AND INTERPRETATION

            Section 1.1. Definitions.

            (a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

            (b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.03 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.

            (c)   The following terms shall have the following meanings:

            "ACQUISITION DOCUMENT RIGHTS" shall mean, with respect to each Pledgor, collectively, all of such Pledgor's rights, title and interest in, to and under the Acquisition Documents, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

            "ADDITIONAL GUARANTORS" shall have the meaning assigned to such term in the Preamble hereof.

            "ADDITIONAL PLEDGED INTERESTS" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.

            "ADDITIONAL PLEDGED SHARES" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

            "AGREEMENT" shall have the meaning assigned to such term in the Preamble hereof.

            "BAILEE LETTER" shall be an agreement in form substantially similar to Exhibit 9 annexed hereto.

            "BANK" shall mean each financial institution executing a Control Agreement in favor of the Collateral Agent in accordance with Section 3.4(b).

            "BORROWER" shall have the meaning assigned to such term in the Preamble hereof.

            "CLAIMS" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

            "COLLATERAL ACCOUNT" shall mean a collateral account or sub-account established and maintained in accordance with the provisions of Section 2.18(i) of the Credit Agreement and all property from time to time on deposit in the Collateral Account.

            "COLLATERAL AGENT" shall have the meaning assigned to such term in the Preamble hereof.

            "COMMODITY ACCOUNT CONTROL AGREEMENT" shall mean a commodity account control agreement in a form that is reasonably satisfactory to the Administrative Agent.

            "CONTESTED LIENS" shall mean, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.11 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the Requirement of Law creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

            "CONTRACTS" shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

            "CONTROL" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, "control," as such term is defined in Section 9-106 of the UCC.

            "CONTROL AGREEMENTS" shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

            "CONTROLLED ACCOUNT" shall mean, any Deposit Account, Securities Account or Commodities Account subject to a Control Agreement.

            "COPYRIGHTS" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

            "COPYRIGHT SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 6.

            "CREDIT AGREEMENT" shall have the meaning assigned to such term in Recital A hereof.

            " DEPOSIT ACCOUNT CONTROL AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 5 or such other form that is reasonably satisfactory to the Collateral Agent.

            "DEPOSIT ACCOUNTS" shall mean, collectively, with respect to each Pledgor, (i) all "deposit accounts" as such term is defined in the UCC and in any event shall include the Collateral Account and all accounts and sub-accounts relating to any of the foregoing account[s] and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

            "DISTRIBUTIONS" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

            "EXCLUDED PROPERTY" shall mean Special Property other than the following:

            (a) the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property "Special Property"; and

            (b) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

            "GENERAL INTANGIBLES" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in the UCC, of such Pledgor and, in any event, shall include

(i) all of such Pledgor's rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know- how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses -in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

            "GOODWILL" shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including (i) all goodwill connected with the use of and symbolized by any Trademark or Trademark License in which such Pledgor has any interest, (ii) all know- how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor's business.

            "GUARANTORS" shall have the meaning assigned to such term in the Preamble hereof.

            "INITIAL PLEDGED INTERESTS" shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 10 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

            "INITIAL PLEDGED SHARES" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 10 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

            "INSTRUMENTS" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9, rather than
Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

            "INTELLECTUAL PROPERTY COLLATERAL" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

            "INTERCOMPANY NOTES" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 annexed to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

            "INVESTMENT PROPERTY" shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

            "JOINDER AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

            "LENDERS" shall have the meaning assigned to such term in Recital A hereof.

            "LICENSES" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

            "MORTGAGED PROPERTY" shall have the meaning assigned to such term in the Mortgages."

            ORIGINAL GUARANTORS" shall have the meaning assigned to such term in the Preamble hereof.

            "PATENTS" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations- in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

            "PATENT SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 7.

            "PERFECTION CERTIFICATE" shall mean that certain perfection certificate dated December 22, 2004, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the request of the Collateral Agent.

            "PLEDGE AMENDMENT" shall have the meaning assigned to such term in
Section 5.1 hereof.

            "PLEDGED COLLATERAL" shall have the meaning assigned to such term in
Section 2.1 hereof.

            "PLEDGED INTERESTS" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, Pledged Interests shall not include any interest which is not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement.

            "PLEDGED SECURITIES" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

            "PLEDGED SHARES" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that Pledged Shares shall not include any shares which are not required to be pledged pursuant to
Section 5.11(b) of the Credit Agreement.

            "PLEDGOR" shall have the meaning assigned to such term in the Preamble hereof.

            "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 9.03 of the Credit Agreement.

            "SECURITIES ACCOUNT CONTROL AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or such other form that is reasonably satisfactory to the Collateral Agent.

            "SECURITIES COLLATERAL" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

            "SPECIAL PROPERTY" shall mean:

            (a) any permit, lease or license held by any Pledgor that validly prohibits the creation by such Pledgor of a security interest therein;

            (b) any permit, lease or license held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein; and

            (c) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute "Special Property."

            "SUCCESSOR INTERESTS" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity; provided, however, that to the extent applicable, Successor Interest shall not include any shares or interests which are not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement.

            "TRADEMARKS" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

            "TRADEMARK SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 8.

            "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

            Section 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

            Section 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

            Section 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

            Section 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "PLEDGED COLLATERAL"):

            (i)    all Accounts;

            (ii)   all Equipment, Goods, Inventory and Fixtures;

            (iii)  all Documents, Instruments and Chattel Paper;

            (iv)   all Letters of Credit and Letter-of-Credit Rights;

            (v)    all Securities Collateral;

            (vi)   all Collateral Accounts;

            (vii)  all Investment Property;

            (viii) all Intellectual Property Collateral;

            (ix) the Commercial Tort Claims described on Schedule 14 to the Perfection Certificate;

            (x)    all General Intangibles;

            (xi)   all Deposit Accounts;

            (xii)  all Acquisition Documents and Acquisition Document Rights;

            (xiii) all Supporting Obligations;

            (xiv)  all books and records relating to the Pledged Collateral; and

            (xv) to the extent not covered by clauses (i) through (xiv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

            Notwithstanding anything to the contrary contained in clauses (i) through (xv) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "EXCLUDED PROPERTY") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

            Section 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including
(i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as "all personal property" and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

            (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

            (c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                            USE OF PLEDGED COLLATERAL

            Section 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall immediately upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

            Section 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law (i) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and, upon reasonable request, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof and (ii) use its commercially reasonable efforts to cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

            Section 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all filings necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 annexed to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all persons except Permitted Collateral Liens, (ii) such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral.

            Section 3.4. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:

            (a) Instruments and Tangible Chattel Paper. (i) No amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

            (b) Deposit Accounts. (i) Each Pledgor has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 15 annexed to the Perfection Certificate and (ii) the Collateral Agent has a perfected first priority security interest in each Deposit Account listed in Schedule 15 annexed to the Perfection Certificate by Control. No Pledgor shall hereafter establish and maintain any Deposit Account unless
      (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Collateral Agent and (3) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account, provided that, Pledgors shall not be required to deliver Control Agreements with respect to the Deposit Account established at Commercial Bank (Account No. 9041009266) and any petty cash account if the aggregate amount of deposits in all such Deposit Accounts does not exceed $1.0 million at any one time outstanding. Each Pledgor agrees that at the time it establishes any additional Deposit Accounts it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to the Collateral Account or to any other Deposit Accounts for which the Collateral Agent is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent.

            (c) Investment Property. (i) Each Pledgor (1) has no Securities Accounts or Commodity Accounts other than those listed in Schedule 15 annexed to the Perfection Certificate and the Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control, (2) does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 15 annexed to the Perfection Certificate and (3) as of the date hereof, has entered into a duly authorized, executed and delivered Securities Account Control Agreement or a Commodity Account Control Agreement with respect to each Securities Account or Commodity Account listed in Schedule 15 annexed to the Perfection Certificate, as applicable.

            (ii) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (A) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (B) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (C) arrange for the Collateral Agent to become the registered owner of the securities. Pledgor shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property (other than payments of a kind described in Section
      7.4 hereof) received by it into a Controlled Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this
      Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant control over any Investment Property to any person other than the Collateral Agent.

            (iii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each

      Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with Section 11.03 of the Credit Agreement.

            (d) Electronic Chattel Paper and Transferable Records. No amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 annexed to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under
      Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in this sentence exceeds $500,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC
      Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

            (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, other than a Letter of Credit issued pursuant to the Credit Agreement, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall be taken to the extent that the amount under such Letter of Credit, together with all amounts under Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, exceeds $500,000 in the aggregate for all Pledgors.

            (f) Commercial Tort Claims. As of the date hereof each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 14 annexed to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value together with all other Commercial Tort Claims of all Pledgors in which the Collateral Agent does not have a security interest in excess of $500,000 in the aggregate, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

            (g) Landlord's Access Agreements/Bailee Letters. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 4.01(p)(vi) annexed to the Credit Agreement, where such Pledgor maintains Pledged Collateral, a Bailee Letter and/or Landlord Access Agreement, as applicable, and use commercially reasonable efforts to obtain a Bailee Letter, Landlord Access Agreement and/or landlord's lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Pledgor's business and if reasonably requested by the Collateral Agent. A waiver of bailee's lien shall not be required if the value of the Pledged Collateral held by such bailee is less then $10,000, provided that the aggregate value of the Pledged Collateral held by all bailees who have not delivered a Bailee Letter is less than $200,000 in the aggregate.

            (h) Motor Vehicles. Upon the request of the Collateral Agent, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership) owned by it with the Collateral Agent listed as lienholder therein. Such requirement shall apply to the Pledgors if any such motor vehicle (or any such other Equipment) is valued at over $50,000, provided that the value of all such motor vehicles (and such Equipment) as to which any Pledgor has not delivered a Certificate of Title or ownership is over $500,000.

            Section 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto within 30 Business Days on which it was acquired or created and (ii) a Perfection Certificate, in each case, within 30 Business Days of the date on which it was acquired or created or (b) in the case of a Subsidiary organized outside of the United States required to pledge any assets to the Collateral Agent, execute and deliver such documentation as the Collateral Agent shall reasonably request and, in each case, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

            Section 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Pledgor represents, warrants and covenants as follows:

            Section 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others other than Permitted Collateral Liens. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 6.02 of the Credit Agreement. Such Pledgor has not filed, nor authorized any third party to file a financing statement or other public notice with respect to all or any part of the Pledged Collateral on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Credit Agreement or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No person other than the Collateral Agent has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement.

            Section 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 annexed to the Perfection Certificate, a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein prior to all other Liens on the Pledged Collateral in existence on the date hereof except for Permitted Collateral Liens (in the case of Pledged Collateral other than Pledged Securities).

            Section 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens (other than Contested Liens). There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors' obligations or the rights of the Collateral Agent hereunder.

            Section 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements and other statements and instruments relating to Permitted Collateral Liens. So long as any of the Secured Obligations remain unpaid (other than Obligations relating to Hedging Agreements), any Letter of Credit remains outstanding and the Commitments have not been terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

            Section 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) It shall comply with the provisions of Section 5.13(a) of the Credit Agreement.

            (b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.13(a) of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

            Section 4.6. Location of Inventory and Equipment. It shall not move any Equipment or Inventory to any location other than one within the continental United States until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the continental United States and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's and/or bailee's liens with respect to such new location, if applicable, and if requested by the Collateral Agent. Such Pledgor agrees to provide the Collateral Agent with prompt notice following the movement of any Equipment or Inventory to any location other than one that is listed in the relevant Schedules to the Perfection Certificate.

            Section 4.7. Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

            Section 4.8. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

            Section 4.9. Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

            Section 4.10. Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.

            Section 4.11. Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Permitted Collateral Lien. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.11, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Party, as the case may be and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.11 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

            Section 4.12. Access to Pledged Collateral, Books and Records; Other Information. Upon reasonable request and following notice to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent all of the Pledged Collateral and Mortgaged Property including all of the books, correspondence and records of such Pledgor relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto. Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral.

                                    ARTICLE V

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

            Section 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a" PLEDGE AMENDMENT"), and the certificates and other documents required under
Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            Section 5.2. Voting Rights; Distributions; etc.

            (i) So long as no Event of Default shall have occurred and be continuing:

            (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

            (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (ii) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

            (iii) Upon the occurrence and during the continuance of any Event of
Default:

            (A)all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to
      Section 5.2(i)(A) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

            (B) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

            (iv) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(i)(B) hereof.

            (v) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(i)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            Section 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

            Section 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

            (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

            (ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

            Section 6.1. Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

            Section 6.2. Protection of Collateral Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Pledgor's claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Property, the ability of such Pledgor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent,
(vi) diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent's request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.

            Section 6.3. After - Acquired Property. If any Pledgor shall, at any time before the Obligations have been paid in full (other than Obligations relating to Hedging Agreements and contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), no Letter of Credit remains outstanding and the Commitments have been terminated, (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 13(c) and 13(d) annexed to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor.

            Section 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section
11.03 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

                                   ARTICLE VII

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

            Section 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Pledgor.

            Section 7.2. Legend. Each Pledgor shall legend, at the reasonable request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

            Section 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

            Section 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

                                  ARTICLE VIII

                                    TRANSFERS

            Section 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement.

                                   ARTICLE IX

                                    REMEDIES

            Section 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

            (a) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

            (b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;

            (c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

            (d) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (i) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (ii) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (iii) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(d) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

            (e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

            (f) Retain and apply the Distributions to the Obligations as provided in Article X hereof;

            (g) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

            (h) All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            Section 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, ten days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

            Section 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

            Section 9.4. Certain Sales of Pledged Collateral.

            (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

            (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

            (c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

            Section 9.5. No Waiver; Cumulative Remedies.

            (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

            Section 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

                                    ARTICLE X

     PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS; APPLICATION OF
                                    PROCEEDS

            Section 10.1. Proceeds of Casualty Events and Collateral Dispositions. The Pledgors shall take all actions required by the Credit Agreement with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.

            Section 10.2. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1. Concerning Collateral Agent.

            (a) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

            (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or
(ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

            (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

            (d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

            Section 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in- Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor's covenants to (a) pay the premiums in respect of all required insurance policies hereunder, (b) pay Claims, (c) make repairs, (d) discharge Liens or (e) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provisions of Section 4.11 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. Anything in this Section 11.2 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 11.2 unless an Event of Default shall have occurred and be continuing.

            Section 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Pledgors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Hedging Agreement.

            Section 11.4. Termination; Release. The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

            Section 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 11.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 11.6.

            Section 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.09 and 10.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

            Section 11.8. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

            Section 11.11. Waiver of Stay. Each Pledgor covenants (to the extent it may lawfully do so) that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives their right to (to the extent it may lawfully do so) at any time insist upon, plead or in any whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Secured Obligations. Each Pledgor further covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power granted herein to the Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

            Section 11.12. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

            Section 11.13. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

            Section 11.14. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this

            Section 11.14 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

            Section 11.15. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

            (ii) any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement or any other Loan Document or any other agreement or instrument relating thereto;

            (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

            (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                SFBC INTERNATIONAL, INC.,
                                as Pledgor

                                By:-------------------------------
                                Name: David Natan
                                Title: Secretary

                                11190 BISCAYNE, LLC,
                                as Pledgor

                                By SFBC International, Inc., as its sole member

                                By:-------------------------------
                                Name: David Natan
                                Title: Secretary

                                CLINICAL PHARMACOLOGY INTERNATIONAL,
                                INC. SFBC FT. MYERS, INC.
                                SFBC ANALYTICAL LABORATORIES, INC.
                                SFBC NEW DRUG SERVICES, INC.
                                SOUTH FLORIDA KINETICS, INC.
                                SFBC TAYLOR TECHNOLOGY, INC.
                                SFBC SUB 2004, INC.,
                                as Pledgors

                                By:----------------------------------------
                                Name:David Natan
                                Title: Secretary

                      PHARMANET, INC.
                      PHARMANET (D.C.), INC.
                      PHARMANET (C.A.), INC.
                      PHARMANET, INC., a Pennsylvania corporation
                      PHARMANET (I.L.), INC.
                      PHARMASITE, INC.
                      PHARMANET (NC), INC.
                      PHARMANET (P.A.), INC.
                      PHARMA HOLDINGS, INC.,
                      as Pledgors

                      By: -----------------------------------
                      Name:  John P. Hamill
                      Title: Vice President and Chief Financial Officer

                      PHARMANET, LLC,
                      as Pledgor

                      By PharmaNet, Inc., a Pennsylvania corporation, as its managing member

                      By:-------------------------------------
                      Name:  John P. Hamill
                      Title: Vice President and Chief Financial Officer

                      By PharmaNet (C.A.), Inc., as its managing member

                      By:---------------------------------------
                      Name:  John P. Hamill
                      Title: Vice President and Chief Financial Officer

                      PHARMASOFT, LLC,
                      as Pledgor

                      By PharmaNet, LLC, as its sole member

                      By:-----------------------------------------
                      Name:  John P. Hamill
                      Title: Vice President and Chief Financial Officer

                                          UBS AG, STAMFORD BRANCH,
                                          as Collateral Agent

                                          By:__________________________
                                          Name:
                                          Title:

                                          By:__________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT 1

                                    [Form of]

                             ISSUER'S ACKNOWLEDGMENT

            The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 22, 2004, made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT"), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

                                [                               ]

                                By:______________________________

                                Name:
                                Title:

                                                                       EXHIBIT 2

                                    [Form of]

                           SECURITIES PLEDGE AMENDMENT

            This Security Pledge Amendment, dated as of [       ], is delivered
pursuant to Section 5.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 22, 2004, made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT"). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                               PLEDGED SECURITIES

             CLASS                           NUMBER OF     PERCENTAGE OF
           OF STOCK                           SHARES     ALL ISSUED CAPITAL
              OR        PAR    CERTIFICATE      OR         OR OTHER EQUITY
ISSUER     INTERESTS   VALUE      NO(S).     INTERESTS   INTERESTS OF ISSUER
------     ---------   -----   -----------   ---------   -------------------

                               INTERCOMPANY NOTES

           PRINCIPAL    DATE OF  INTEREST  MATURITY
ISSUER      AMOUNT     ISSUANCE    RATE      DATE
------     ---------   --------  --------  --------

                        [                           ],
                        as Pledgor

                        By:__________________________

                        Name:
                        Title:

AGREED TO AND ACCEPTED:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: ____________________________

    Name:
    Title:

By: ____________________________

    Name:
    Title:

                                                                       EXHIBIT 3

                                    [Form of]

                                JOINDER AGREEMENT

                                                           [Name of New Pledgor]
                                                        [Address of New Pledgor]

[Date]
____________
____________
____________
____________

Ladies and Gentlemen:

            Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 22, 2004, made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT").

            This letter supplements the Security Agreement and is delivered by
the undersigned, [        ] (the "NEW PLEDGOR"), pursuant to Section 3.5 of the
Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Section 10.2 of the Credit Agreement.

            Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

            This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                            [NEW PLEDGOR]

                                            By:__________________________

                                            Name:
                                            Title:

AGREED TO AND ACCEPTED:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: ____________________________

    Name:
    Title:

By: ____________________________

    Name:
    Title:

                           [Schedules to be attached]

                                                                       EXHIBIT 4

                                    [Form of]

                CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

            This Control Agreement Concerning Securities Accounts (this "CONTROL AGREEMENT"), dated as of [_______], 2004, by and among SFBC INTERNATIONAL, INC. (the "PLEDGOR"), UBS AG, Stamford Branch (the "COLLATERAL AGENT") and [ ] (the "SECURITIES INTERMEDIARY"), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), dated as of December 22, 2004, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, Stamford Branch, as collateral agent, as pledgee, assignee and secured party (the "COLLATERAL AGENT"). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

            Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms and agrees that
(i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the "DESIGNATED ACCOUNTS" and each a "DESIGNATED ACCOUNT"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a "securities intermediary" as defined in Article 8- 102(a)(14) of the UCC, (v) each of the Designated Accounts is a "securities account" as such term is defined in Section 8-501(a) of the UCC and (vi) all securities or other property underlying any financial assets which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

            Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of Investment Property credited to any Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            Section 3. Entitlement Order. If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. The Securities Intermediary shall also comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of financial assets held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 9.1 to the Securities Intermediary.

            Section 4. Subordination of Lien; Waiver of Set-Off. The Securities Intermediary hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Parties (except that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions).

            Section 5. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

            Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to financial assets credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

            Section 7. Certain Agreements.

            (i) The Securities Intermediary has furnished to the Collateral Agent the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Collateral Agent. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

            (ii) The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more financial assets as "Pledged Collateral," enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as "Pledged."

            (iii) The Collateral Agent has delivered to the Securities Intermediary a list, signed by an authorized representative of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "AUTHORIZED REPRESENTATIVES") and the Securities Intermediary shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

            Section 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Pledgor in the financial assets maintained in the Designated Account(s), the Securities Intermediary on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any financial asset credited thereto and does not know of any claim that any person other than the Collateral Agent has been given "control" (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such financial asset. If the Securities Intermediary becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the financial assets maintained in any Designated Account, the Securities Intermediary promptly notify the Collateral Agent and the Pledgor thereof.

            Section 9. Maintenance of Designated Accounts. In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

            (i)   Notice of Sole Control. If at any time the Collateral
      Agent delivers to the Securities Intermediary a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "NOTICE OF SOLE CONTROL") with respect to any Designated Account, the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Collateral Agent and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.

            (ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

            (iii) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets credited thereto simultaneously to each of the Pledgor and the Collateral Agent at the address set forth in Section 11 hereof. The Securities Intermediary will provide to the Collateral Agent, upon the Collateral Agent's request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the market value of each financial asset maintained in each Designated Account. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

            (iv) Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as financial assets in any of the Designated Accounts, the Securities Intermediary shall retain possession of the same for the benefit of the Collateral Agent and such act shall cause the Securities Intermediary to be deemed a bailee for the Collateral Agent, if necessary to perfect the Collateral Agent's security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held by a bailee.

            Section 10. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

            Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                Pledgor:                           SFBC International, Inc.,
                                                   [Address]
                                                   Attention:
                                                   Telecopy:
                                                   Telephone:

                                                   with copy to:

                                                   [                  ]
                                                   [Address]
                                                   Attention:
                                                   Telecopy:
                                                   Telephone:

                Securities
                Intermediary:                      [                  ]
                                                   [Address]
                                                   Attention:
                                                   Telecopy:
                                                   Telephone:

                Collateral
                Agent:                             UBS AG, Stamford Branch
                                                   677 Washington Boulevard
                                                   Stamford, Connecticut 06901
                                                   Attention:
                                                   Telecopy:
                                                   Telephone:

            Any party may change its address for notices in the manner set forth above.

            Section 12. Termination. The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until (i) the security interests of the Secured Parties with respect to the financial assets maintained in the Designated Account(s) have been terminated and an Authorized Representative has notified the Securities Intermediary of such termination in writing or (ii) 30 days following the Securities Intermediary's delivery of written notice of such termination to the Pledgor and the Collateral Agent.

            Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

            Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

                                       SFBC INTERNATIONAL, INC., as Pledgor

                                       By:__________________________________

                                          Name:
                                          Title:

                                       UBS AG, STAMFORD BRANCH,
                                       as Collateral Agent

                                       By:__________________________________

                                          Name:
                                          Title:

                                       By:__________________________________

                                          Name:
                                          Title:

                                       [                        ],
                                       as Securities Intermediary

                                       By:__________________________________

                                          Name:
                                          Title:

                                   SCHEDULE I

                              DESIGNATED ACCOUNT(s)

                                       EXHIBIT A

                     [Letterhead of UBS AG, Stamford Branch]

                                                                          [Date]

[Securities Intermediary]
[Address]

Attention:

                           Re:  Notice of Sole Control

Ladies and Gentlemen:

            As referenced in Section 9(i) of the Control Agreement Concerning Designated Accounts dated as of [_________], 2004, by and among SFBC INTERNATIONAL, INC. ("PLEDGOR"), us and you (the "CONTROL AGREEMENT") (a copy of which is attached) we hereby give you notice of our sole control over the financial assets maintained in the Designated Account(s) referred to in the Control Agreement, account numbers: ________________ (the "SPECIFIED DESIGNATED ACCOUNTS"). You are hereby instructed not to accept any direction, instruction or entitlement order with respect to financial assets maintained in the Specified Designated Accounts from any person other than the undersigned.

            You are instructed to deliver a copy of this notice by facsimile transmission to Pledgor.

                                              Very truly yours,

                                              UBS AG, STAMFORD BRANCH,
                                              as Collateral Agent
                                              By:_______________________________

                                                 Name:
                                                 Title:

                                              By:_______________________________

                                                 Name:
                                                 Title:

cc: Pledgor

                                                                       EXHIBIT 5

                                    [Form of]

                  CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS

            This CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS (this "CONTROL AGREEMENT"), dated as of [___________], 2004, by and among SFBC INTERNATIONAL, INC. (the "PLEDGOR"), UBS AG, STAMFORD BRANCH (the "COLLATERAL AGENT") and [ ] (the "Bank"), is delivered pursuant to Section 3.4(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), Dated as of December 22, 2004, Made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, STAMFORD BRANCH, as collateral agent, as pledgee, assignee and secured party (the "COLLATERAL AGENT"). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

            Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Bank hereby confirms and agrees that (i) the Bank has established for the Pledgor and maintains the deposit account(s) listed in
Schedule 1 annexed hereto (such account(s), together with each such other deposit account maintained by the Pledgor with the Bank collectively, the "DESIGNATED ACCOUNTS" and each a "DESIGNATED ACCOUNT"), (ii) each Designated Account will be maintained in THE manner set forth herein until termination of this Control Agreement, (iii) the Bank is a "bank," as such term is defined in the UCC, (iv) this Control Agreement is the valid and legally binding obligation of the Bank and (v) each Designated Account is a "deposit account" as such term is defined in Article 9 of the UCC.

            Section 2. Control. The Bank shall comply with instructions originated by the Collateral Agent without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, including, without limitation, directing disposition of the funds in each Designated Account. The Bank shall also comply with instructions directing the disposition of funds in each Designated Account originated by the Pledgor or its authorized representatives until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 8(i) hereof to the Bank.

            Section 3. Subordination of Lien; Waiver of Set-Off. The Bank hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The funds deposited into any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Parties (except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, and (ii) the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

            Section 4. Choice of Law. Both this Control Agreement and the Designated Account(s) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank's jurisdiction and the Designated Account(s) shall be governed by the law of the State of New York.

            Section 5. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Bank and the Pledgor with respect to any Designated Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Bank and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Bank and the Pledgor have not and will not enter into any other agreement with respect to control of the Designated Accounts or purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

            Section 6. Certain Agreements.

            (i) The Bank has furnished to the Collateral Agent the most recent account statement issued by the Bank with respect to each of the Designated Accounts and the cash balances held therein. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

            (ii) The Collateral Agent has delivered to the Bank a list, signed by an authorized representative, of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "AUTHORIZED REPRESENTATIVES") and the Bank shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

            Section 7. Notice of Adverse Claims. Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Account(s), the Bank on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any funds credited thereto and does not know of any claim that any person other than the Collateral Agent has been given control (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such funds. If the Bank becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Designated Account, the Bank will promptly notify the Collateral Agent and the Pledgor thereof.

            Section 8. Maintenance of Designated Accounts. In addition to the obligations of the Bank in Section 2 hereof, the Bank agrees to maintain the Designated Accounts as follows:

            (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Bank a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "NOTICE OF SOLE CONTROL") with respect to any Designated Account, the Bank agrees that, after receipt of such notice, it will take all instruction with respect to such Designated Account solely from the Collateral Agent and cease taking instructions from the Pledgor, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account.

            (ii) Statements and Confirmations. The Bank will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account simultaneously to the Pledgor and the Collateral Agent at the address set forth in Section 10 hereof. The Bank will promptly provide to the Collateral Agent, upon request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the cash balance in each Designated Account. The Bank shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

            Section 9. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

            Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

            Pledgor:          SFBC International, Inc.
                              [Address]
                              Attention:
                              Telecopy:
                              Telephone:

                              with copy to:

                              [                           ]
                              [Address]
                              Attention:
                              Telecopy:
                              Telephone:

            Bank:             [                           ]
                              [                           ]
                              [                           ]
                              Attention:
                              Telecopy:
                              Telephone:

            Collateral
            Agent:            UBS AG, Stamford Branch
                              677 Washington Boulevard
                              Stamford, Connecticut 06901
                              Attention:
                              Telecopy:
                              Telephone:

            Any party may change its address for notices in the manner set forth above.

            Section 11. Termination. The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Bank hereunder shall continue in effect until (i) the security interests of the Secured Parties with respect to the Designated Account(s) have been terminated and an Authorized Representative has notified the Bank of such termination in writing or (ii) 30 days following the Bank's delivery of written notice of such termination to the Collateral Agent and Pledgor.

            Section 12. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

            Section 13. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

                                         [                         ]

                                         By:________________________

                                           Name:
                                           Title:

                                         UBS AG, STAMFORD BRANCH,
                                         as Collateral Agent

                                         By:________________________

                                           Name:
                                           Title:

                                         By:________________________

                                           Name:
                                           Title:

                                         [                         ],
                                         as Bank

                                         By:________________________

                                           Name:
                                           Title:

                                   SCHEDULE 1

                              DESIGNATED ACCOUNT(s)

                                    EXHIBIT A

                     [Letterhead of UBS AG, Stamford Branch]

                                                                          [Date]

[Bank]
[Address]

Attention: _______________

                           Re:  Notice of Sole Control

Ladies and Gentlemen:

            As referenced in Section 8(i) of the Control Agreement Concerning Designated Accounts dated as of [________], 2004, by and among SFBC INTERNATIONAL, INC. ("PLEDGOR"), us and you (the "CONTROL AGREEMENT") (a copy of which is attached) we hereby give you notice of our sole control over the Designated Account(s) referred to in the Control Agreement, having account number(s): ___________________________________ (the "SPECIFIED DESIGNATED
ACCOUNTS"). You are hereby instructed not to accept any direction or instructions with respect to the Specified Designated Accounts or any funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

            You are instructed to deliver a copy of this notice by facsimile transmission to Pledgor.

                                Very truly yours,

                                UBS AG, Stamford Branch,
                                as Collateral Agent

                                By:________________________

                                  Name:
                                  Title:

                                By:________________________

                                  Name:
                                  Title:

cc: Pledgor

                                                                       EXHIBIT 6

                                    [Form of]

                          COPYRIGHT SECURITY AGREEMENT

            COPYRIGHT SECURITY AGREEMENT, dated as of December 22, 2004, BY SFBC INTERNATIONAL, INC. (the "BORROWER") and each Guarantor listed on Schedule II hereto (collectively, the "ORIGINAL GUARANTORS," together with the Borrower, the "PLEDGORS"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "COLLATERAL AGENT").

                              W I T N E S S E T H:

            WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "SECURITY AGREEMENT") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

            Section 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such
Pledgor:

            (i) Copyrights of such Pledgor listed on Schedule I attached hereto; and

            (ii) all Proceeds of any and all of the foregoing (other than Excluded Property).

            Section 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

            Section 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

                            [signature page follows]

      IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                Very truly yours,

                                SFBC INTERNATIONAL, INC.

                                By: _________________________________
                                    Name:
                                    Title:

                                [ORIGINAL GUARANTORS](1)

                                By: _________________________________
                                    Name:
                                    Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: _______________________
    Name:
    Title:

By: _______________________
    Name:
    Title:

------------------

(1) This document needs only to be executed by any Guarantor which owns a pledged Copyright.

                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT
               COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

COPYRIGHT REGISTRATIONS:

       REGISTRATION
OWNER     NUMBER        TITLE
-----     ------        -----

COPYRIGHT APPLICATIONS:

OWNER    TITLE
-----    -----

                                   SCHEDULE II
                                       TO
                          COPYRIGHT SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

NAME                                    ADDRESS
----                                    -------
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________

                                                                       EXHIBIT 7

                                    [Form of]

                            PATENT SECURITY AGREEMENT

            PATENT SECURITY AGREEMENT, dated as of December 22, 2004, BY SFBC INTERNATIONAL, INC. (the "BORROWER") and each Guarantor listed on Schedule II hereto (collectively, the "ORIGINAL GUARANTORS," and together with the Borrower, the "PLEDGORS"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "COLLATERAL AGENT").

                                  WITNESSETH:

            WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "SECURITY AGREEMENT") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

            Section 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such
Pledgor:

            (i) Patents of such Pledgor listed on Schedule I attached hereto;
and

            (ii) all Proceeds of any and all of the foregoing (other than Excluded Property).

            Section 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

            Section 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

                            [signature page follows]

            IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                      Very truly yours,

                                      SFBC INTERNATIONAL, INC.

                                      By: ___________________________
                                          Name:
                                          Title:

                                      [ORIGINAL GUARANTORS](2)

                                      By: ___________________________
                                          Name:
                                          Title:

UBS AG, STAMFORD BRANCH,
as Collateral Agent
By: _____________________
    Name:
    Title:

By: _____________________
    Name:
    Title:

------------------

(2) This document needs only to be executed by any Guarantor which owns a pledged Patent.

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT
                  PATENT REGISTRATIONS AND PATENT APPLICATIONS

PATENT REGISTRATIONS:

           REGISTRATION
OWNER         NUMBER         NAME
-----         ------         ----

PATENT APPLICATIONS:

        APPLICATION
OWNER     NUMBER      NAME
-----     ------      ----

                                   SCHEDULE II
                                       TO
                            PATENT SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

NAME                                    ADDRESS
----                                    -------
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________

                                                                       EXHIBIT 8

                                    [Form of]

                          TRADEMARK SECURITY AGREEMENT

            TRADEMARK SECURITY AGREEMENT, dated as of December 22, 2004, BY SFBC INTERNATIONAL, INC. (the "BORROWER") and each Guarantor listed on Schedule II hereto (collectively, the "ORIGINAL GUARANTORS," together with the Borrower, the "PLEDGORS"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "COLLATERAL AGENT").

                                  WITNESSETH:

            WHEREAS, PLEDGORS are party to a Security Agreement of even date herewith (the "SECURITY AGREEMENT") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

            Section 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such
Pledgor:

            (i) Trademarks of such Pledgor listed on Schedule I attached hereto;

            (ii) all Goodwill associated with such Trademarks; and

            (iii) all Proceeds of any and all of the foregoing (other than Excluded Property).

            Section 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Trustee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

            Section 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

                            [signature page follows]

            IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                        Very truly yours,

                                        SFBC INTERNATIONAL, INC.

                                        By: _________________________
                                            Name:
                                            Title:

                                        [ORIGINAL GUARANTORS](3)

                                        By: _________________________
                                            Name:
                                            Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: __________________
    Name:
    Title:

By: __________________
    Name:
    Title:

------------------

(3) This document needs only to be executed by any Guarantor which owns a pledged Trademark.

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT
               TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

TRADEMARK REGISTRATIONS:

         REGISTRATION
OWNER       NUMBER        TRADEMARK
-----       ------        ---------

TRADEMARK APPLICATIONS:

        APPLICATION
OWNER     NUMBER      TRADEMARK
-----     ------      ---------

                                   SCHEDULE II
                                       TO
                          TRADEMARK SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

NAME                                    ADDRESS
----                                    -------
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________
_________________________   _______________________________

                                                                       EXHIBIT 9

                                    [FORM OF]

               NOTICE TO BAILEE OF SECURITY INTEREST IN INVENTORY

CERTIFIED MAIL -- RETURN RECEIPT REQUESTED

                                                        [    ], 200[ ]

TO:   [Bailee's Name]
      [Bailee's Address]

                          Re: SFBC INTERNATIONAL, INC.

Ladies and Gentlemen:

            In connection with that certain Security Agreement, dated as of December [ ], 2004 (the "SECURITY AGREEMENT"), made by SFBC INTERNATIONAL, INC., the Guarantors party thereto and UBS AG, Stamford Branch ("UBS") as Collateral Agent, we have granted to UBS a security interest in substantially all of our personal property, including our inventory.

            This letter constitutes notice to you, and your signature below will constitute your acknowledgment, of UBS's continuing first priority security interest in all goods with respect to which you are acting as bailee. Until you are notified in writing to the contrary by UBS, however, you may continue to accept instructions from us regarding the delivery of goods stored by you.

            Your acknowledgment also constitutes a waiver and release, for UBS's benefit, of any and all claims, liens, including bailee's liens, and demands of every kind which you have or may later have against such property (including any right to include such property in any secured financing to which you may become party).

            In order to complete our records, kindly have a duplicate of this letter signed by an officer of your company and return same to us at your earliest convenience.

Receipt acknowledged, confirmed and          Very truly yours,
approved:

[BAILEE]                                     [APPLICABLE PLEDGOR]

By:                                          By:
    Name:                                        Name:
    Title:                                       Title:

cc: UBS AG, Stamford Branch

                                                                     EXHIBIT N-2

                        FORM OF OPINION OF LOCAL COUNSEL

                                                                          [DATE]

UBS AG, Stamford Branch, as Collateral Agent and
The Lenders Party to the Credit Agreement
Referred to Below

Ladies and Gentlemen:

            We have acted as special counsel in the State of Florida (the "State") to SFBC International, Inc., a Delaware corporation (the "Company") and the Subsidiary Guarantors, as such term is defined in the Credit Agreement (together with Company, collectively, the "Pledgors"), in connection with the execution and delivery today of and the consummation of the transactions contemplated by (i) that certain credit agreement dated as of December 22, 2004 (as at any time amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined have the meanings assigned to such terms in the Credit Agreement), among the Company; the Guarantors; the Lenders; UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent; and UBS Securities LLC, as arranger and bookrunner; and (ii) each of the Security Documents, including, without limitation, the Mortgage relating to the Mortgaged Property (as defined in the Mortgage) naming the applicable Pledgor as debtor thereunder and UBS AG, Stamford Branch, as collateral agent and secured party thereunder (the "Collateral Agent").

            In rendering the opinions hereinafter set forth, we have reviewed final forms of the following documents (collectively, the "Documents"):

(i)   the Credit Agreement;

(ii) a mortgage, assignment of leases and rents, security agreement and fixture filing, dated as of the date hereof (as at any time amended, the "Mortgage"), made by the Company or the applicable Subsidiary Guarantor in favor of the Collateral Agent; and

(iii) the other filings identified in Schedule A attached hereto (collectively, the "Other Filings") relating to the Mortgage.

            We have reviewed the Documents and such other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth. We are rendering this opinion to you at the request of our clients pursuant to Section 4.01(j)(ii) of the Credit Agreement.

            In rendering the opinions hereinafter set forth, we have assumed that (i) there has occurred due execution and delivery of the Documents and all documentation in connection therewith and (ii) each of the Company and/or the Subsidiary Guarantors owns the Mortgaged Property pledged by it.

            In addition, the opinions contained in Paragraphs 1 and 2 below are qualified to the extent that enforceability of the Mortgage may be limited by
(i) bankruptcy, insolvency, moratorium, reorganization or other laws relating to creditors' rights generally and (ii) general principles of equity, whether considered in an action at law or in equity.

            Subject to the foregoing assumptions and qualifications, we are of the opinion that:

1. Mortgage. (a) The Mortgage (i) is enforceable against the mortgagor named therein in accordance with its terms, (ii) is in proper form as a mortgage and a fixture filing under applicable laws of the State to be accepted for recording by the County Recorder[s] identified in Schedule A attached hereto and (iii) creates and constitutes (A) a valid mortgage lien on that portion of the Mortgaged Property that constitutes real property ("Real Property"), (B) a valid security interest in such of the Mortgaged Property (as defined in the Mortgage) (the "UCC Property") as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of _______________ (the "UCC") and (C) a valid common law lien on or pledge of such of the Mortgaged Property as is not UCC Property or Real Property (such property, together with the UCC Property, the "Personal Property") in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Mortgage) securing the Secured Obligations (as defined in the Mortgage).

(b) The recording of the Mortgage with the County Recorder[s] identified in Schedule A attached hereto is the only filing or recording necessary to give constructive notice of the lien created by the Mortgage to subsequent purchasers and mortgagees of the Real Property. No other recordings, filings, re-recordings or refilings other than those identified in Schedule A are necessary in order to maintain the validity or priority of the lien created by the Mortgage.

(c) Assuming the recording of the Mortgage with the County Recorder[s] identified in Schedule A attached hereto, the security interest, lien or pledge created by the Mortgage in that portion of the Mortgaged Property which constitutes fixtures and are subject to the provisions of Article 9 of the UCC is duly perfected.

(d) The priority of the mortgage lien on the Real Property created by the Mortgage with respect to any extension of credit or other amount (each, a "Future Advance") secured thereby made or deemed to have been made after the date of recording of the Mortgage will be the same as the priority of the Mortgage applicable on such date of recording and such priority will not be affected by the rights in and to the Real Property of any third party whose interest in the Real Property attached thereto after the date of such recording but prior to the date of such Future Advance.

2. Taxes etc. [No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution and delivery of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents or the recording or filing of the Other Filings, except for nominal filing or recording fees.]

                                       OR

            The recording taxes, documentary stamp taxes or note or intangible taxes due and payable in connection with the subject transaction or the recording of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents are as follows:

                          [insert amount of such taxes]

            Any failure to pay such taxes in full or in part (i) shall not result in the imposition of any penalty or interest on any unpaid taxes against the Collateral Agent or the Lenders and (ii) shall not require the payment of any unpaid taxes or any penalty or interest prior to the enforcement of the Documents or otherwise prohibit, delay or limit the enforcement of the Documents.

3. Concerning Collateral Agent. (a) The execution, delivery, recordation and performance by the Collateral Agent, the Lenders or the Company and/or the Subsidiary Guarantors of the Documents to which each is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with, any court, administrative agency or other governmental authority of the State, except for the recordings and the filings set forth in Schedule A attached hereto.

(b) Neither the Collateral Agent nor any of the Lenders is required (i) to be qualified to transact business, file any designation for service of process, file any reports or pay any taxes in the State or (ii) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State, in each case, solely by reason of the execution and delivery of any of the Documents or by reason of the participation in any of the transactions under or contemplated by the Documents including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that any such qualification and filing were required, the validity of the Documents would not be affected thereby, but if the Collateral Agent or the Lenders were not qualified, the Collateral Agent, or the Lenders in the event they institute remedies without the Collateral Agent, as the case may be, would be precluded from enforcing their respective rights in the courts of the State until such time as they are qualified to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

(c) Neither the Collateral Agent nor any of the Lenders shall be liable for any loss, cost, expense or liability (including, without limitation, clean-up, corrective action or response costs, penalties, fines or other impositions of governmental agencies and judgments of private or public litigants) in respect of any matter arising out of or relating to or under any Environmental Laws of the State by reason of the execution and delivery of or participation in any of the transactions under or contemplated by any of the Documents, including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any remedy under any of the Documents. The laws of the State do not provide for a statutory or regulatory lien in favor of any governmental entity for liability under the Environmental Laws of the State.

4. Usury. Assuming that the Documents are governed by the laws of the State for the purpose of rendering the opinion set forth in this paragraph, none of the provisions of the Documents (including, without limitation, the Secured Obligations as defined in each Security Document) will violate any law, statute or regulation of the State relating to usury.

5. Remedies. (a) The Collateral Agent is permitted under the laws of the State without naming all of the Lenders in any applicable legal proceeding to exercise remedies under the Security Documents for the realization of any of the Collateral in its own name, as Collateral Agent.

(b) The transfer of all or any portion of the Collateral in connection with the exercise of any remedy under the Mortgage, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Pledgors with respect to the indebtedness secured thereby or the beneficiary's rights or remedies to the foreclosure or enforcement of any other security interest or liens securing such indebtedness. The laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of debtor.

(c) The Mortgage contains the terms and provisions necessary to enable Collateral Agent, following a default thereunder, to exercise the remedies which are customarily available to a mortgage lienholder in the State of Florida.

[(d) Following a foreclosure of the Mortgage, tenants of all or a portion of the Mortgaged Property shall, at the election of Collateral Agent or any other person or entity acquiring the Mortgaged Property as a result of such foreclosure (collectively, an "Acquiring Party"), be obligated to attorn to the Acquiring Party pursuant to the terms of their respective lease.](1)

6. Choice of Law. A state or Federal court in the State applying the State's choice of law principles will give effect to the provisions in the Documents which select the laws of the State of New York as the governing law thereof and will apply such laws, rather than the laws of the State, to the enforceability, construction and application thereof.

7. Mortgaged Property. The present use and occupancy of the Mortgaged Property complies in all respects with all applicable land use, subdivision, building code and zoning rules and regulations affecting the Mortgaged Property.

      We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State and its political subdivisions.

      The foregoing opinions may be relied on by each of you, by any successors and assigns of the Collateral Agent and by any participant, assignee or successor to interests of the Lenders under the Documents.

                                                    Very truly yours,

------------------

(1) To be added in transactions in which the leasehold interests have substantial value.

                                   Schedule A

Recording relating to the Mortgage

      [List all Recording[s] relating to the Mortgage[s] to be filed, including filing locations]

Other Filings

      [List all other necessary filings relating to the Collateral to be filed, including filing locations]

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

                                       by

                            SFBC INTERNATIONAL, INC.,
                                   as Borrower

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                            UBS AG, STAMFORD BRANCH,
                               as Collateral Agent

                          Dated as of December 22, 2004

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

The following documents are filed as part of this report:

      1.    Financial Statements

      2.    Financial Statement Schedules

      3.    Exhibits

Exhibit Index

Exhibit
Number                                              Description
-------         ------------------------------------------------------------------------------------
3.1             Certificate of Incorporation(1)
3.2             First Amendment to Certificate of Incorporation(1)
3.3             Certificate of Correction to Certificate of Incorporation(2)
3.4             Certificate of Correction to Certificate of Incorporation(7)
3.5             Bylaws(1)
3.6             First Amendment to the Bylaws(2)
3.7             Second Amendment to the Bylaws(5)
3.8             Third Amendment to the Bylaws(4)
4.1             Form of Common Stock Certificate(1)
4.2             Indenture relating to 2.25% Convertible Senior Notes due 2024(6)
4.3             Form of 2.25% Convertible Senior Notes due 2024(6)
4.4             Registration Rights Agreement relating to 2.25% Convertible Senior Notes due 2024(6)
10.1            1999 Stock Plan(4)
10.2            CREDIT AND SECURITY AGREEMENT
10.3            Audit Committee Charter(4)
10.4            Post-Closing Agreement regarding the Acquisition of 11190 Biscayne Boulevard,
                Miami Florida(4)
10.5            Acquisition Agreement (Clinical Pharmacology Associates)(3)
10.6            Agreement and Plan of Merger (Taylor Technology, Inc.)(8)
10.7            Amended and Restated Agreement and Plan of Merger with PharmaNet(9)
10.8            2004 Acquisition Stock Option Plan(8)
10.9            FORM OF STOCK OPTION AGREEMENT
10.10           AMENDED AND RESTATED STOCK OPTION AGREEMENT (JEFFREY P. MCMULLEN)
10.11           SUMMARY OF BONUS COMPENSATION
10.12           JEFFREY P. MCMULLEN EMPLOYMENT AGREEMENT
21              SUBSIDIARIES OF SFBC INTERNATIONAL, INC.
23              CONSENT OF GRANT THORNTON LLP DATED MARCH_______, 2005

---------------------
(1) Contained in Form SB-2 filed on August 17, 1999

(2) Contained in Form SB-2 filed on October 5, 2000

(3) Contained in Form 8-K filed on August 19, 2003

(4) Contained in Form 10-K filed on March 15, 2004

(5) Contained in Form 10-KSB filed on March 31, 2003

(6) Contained in Form S-3 filed on November 2, 2004

(7) Contained in Form 10-Q filed on August 4, 2004

(8) Contained in Form 8-K filed on July 30, 2004

(9) Contained in Form 8-K filed on December 27, 2004

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Article I DEFINITIONS AND INTERPRETATION
     Section 1.1.           Definitions.....................................................................     2
     Section 1.2.           Interpretation..................................................................     8
     Section 1.3.           Resolution of Drafting Ambiguities..............................................     9
     Section 1.4.           Perfection Certificate..........................................................     9

Article II GRANT OF SECURITY AND SECURED OBLIGATIONS
     Section 2.1.           Grant of Security Interest......................................................     9
     Section 2.2.           Filings.........................................................................    10

Article III PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED
     COLLATERAL
     Section 3.1.           Delivery of Certificated Securities Collateral..................................    10
     Section 3.2.           Perfection of Uncertificated Securities Collateral..............................    11
     Section 3.3.           Financing Statements and Other Filings; Maintenance of Perfected Security
                            Interest........................................................................    11
     Section 3.4.           Other Actions...................................................................    12
     Section 3.5.           Joinder of Additional Guarantors................................................    15
     Section 3.6.           Supplements; Further Assurances.................................................    15

Article IV REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 4.1.           Title...........................................................................    16
     Section 4.2.           Validity of Security Interest...................................................    16
     Section 4.3.           Defense of Claims; Transferability of Pledged Collateral........................    16
     Section 4.4.           Other Financing Statements......................................................    17
     Section 4.5.           Chief Executive Office; Change of Name; Jurisdiction of Organization............    17
     Section 4.6.           Location of Inventory and Equipment.............................................    17
     Section 4.7.           Due Authorization and Issuance..................................................    17
     Section 4.8.           Consents, etc...................................................................    17
     Section 4.9.           Pledged Collateral..............................................................    18
     Section 4.10.          Insurance.......................................................................    18
     Section 4.11.          Payment of Taxes; Compliance with Laws; Contesting Liens; Claims................    18
     Section 4.12.          Access to Pledged Collateral, Books and Records; Other Information..............    18

Article V CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
     Section 5.1.           Pledge of Additional Securities Collateral......................................    19
     Section 5.2.           Voting Rights; Distributions; etc...............................................    19
     Section 5.3.           Defaults, etc...................................................................    20
     Section 5.4.           Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.......    20

Article VI CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL
     Section 6.1.           Grant of License................................................................    20
     Section 6.2.           Protection of Collateral Agent's Security.......................................    21
     Section 6.3.           After-Acquired Property.........................................................    21
     Section 6.4.           Litigation......................................................................    22

                                                                                                               PAGE
                                                                                                               ----
Article VII CERTAIN PROVISIONS CONCERNING ACCOUNTS
     Section 7.1.           Maintenance of Records..........................................................    22
     Section 7.2.           Legend..........................................................................    22
     Section 7.3.           Modification of Terms, etc......................................................    23
     Section 7.4.           Collection......................................................................    23

Article VIII TRANSFERS
     Section 8.1.           Transfers of Pledged Collateral.................................................    23

Article IX REMEDIES
     Section 9.1.           Remedies........................................................................    23
     Section 9.2.           Notice of Sale..................................................................    25
     Section 9.3.           Waiver of Notice and Claims.....................................................    25
     Section 9.4.           Certain Sales of Pledged Collateral.............................................    25
     Section 9.5.           No Waiver; Cumulative Remedies..................................................    27
     Section 9.6.           Certain Additional Actions Regarding Intellectual Property......................    27

Article X PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;
     APPLICATION OF PROCEEDS
     Section 10.1.          Proceeds of Casualty Events and Collateral Dispositions.........................    27
     Section 10.2.          Application of Proceeds.........................................................    27

Article XI MISCELLANEOUS
     Section 11.1.          Concerning Collateral Agent.....................................................    28
     Section 11.2.          Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact.......    28
     Section 11.3.          Continuing Security Interest; Assignment........................................    29
     Section 11.4.          Termination; Release............................................................    29
     Section 11.5.          Modification in Writing.........................................................    29
     Section 11.6.          Notices.......................................................................      30
     Section 11.7.          Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury
                            Trial...........................................................................    30
     Section 11.8.          Severability of Provisions......................................................    30
     Section 11.9.          Execution in Counterparts.......................................................    30
     Section 11.10.         Business Days...................................................................    30
     Section 11.11.         Waiver of Stay..................................................................    30
     Section 11.12.         No Credit for Payment of Taxes or Imposition....................................    30
     Section 11.13.         No Claims Against Collateral Agent..............................................    30
     Section 11.14.         No Release......................................................................    31
     Section 11.15.         Obligations Absolute............................................................    31

EXHIBIT 1                   Form of Issuer's Acknowledgment
EXHIBIT 2                   Form of Securities Pledge Amendment
EXHIBIT 3                   Form of Joinder Agreement
EXHIBIT 4                   Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5                   Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6                   Form of Copyright Security Agreement
EXHIBIT 7                   Form of Patent Security Agreement
EXHIBIT 8                   Form of Trademark Security Agreement
EXHIBIT 9                   Form of Bailee's Letter

                               SECURITY AGREEMENT

            SECURITY AGREEMENT dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the "AGREEMENT") made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER") and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the "ORIGINAL GUARANTORS") OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the "ADDITIONAL GUARANTORS," and together with the Original Guarantors, the "GUARANTORS"), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "PLEDGORS," and each, a "PLEDGOR"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "COLLATERAL AGENT").

                                   RECITALS:

            A. The Borrower, the Original Guarantors, the Collateral Agent and the lending institutions listed therein (the "LENDERS") have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of December 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

            B. Each Original Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.

            C. The Borrower and each Original Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

            D. Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

            E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

            F. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Bank issuing Letters of Credit under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

                                   AGREEMENT:

            NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            Section 1.1.    Definitions.

            (a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

            (b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.03 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.

            (c)   The following terms shall have the following meanings:

            "ACQUISITION DOCUMENT RIGHTS" shall mean, with respect to each Pledgor, collectively, all of such Pledgor's rights, title and interest in, to and under the Acquisition Documents, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

            "ADDITIONAL GUARANTORS" shall have the meaning assigned to such term in the Preamble hereof.

            "ADDITIONAL PLEDGED INTERESTS" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.

            "ADDITIONAL PLEDGED SHARES" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

            "AGREEMENT" shall have the meaning assigned to such term in the Preamble hereof.

            "BAILEE LETTER" shall be an agreement in form substantially similar to Exhibit 9 annexed hereto.

            "BANK" shall mean each financial institution executing a Control Agreement in favor of the Collateral Agent in accordance with Section 3.4(b).

            "BORROWER" shall have the meaning assigned to such term in the Preamble hereof.

            "CLAIMS" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

            "COLLATERAL ACCOUNT" shall mean a collateral account or sub-account established and maintained in accordance with the provisions of Section 2.18(i) of the Credit Agreement and all property from time to time on deposit in the Collateral Account.

            "COLLATERAL AGENT" shall have the meaning assigned to such term in the Preamble hereof.

            "COMMODITY ACCOUNT CONTROL AGREEMENT" shall mean a commodity account control agreement in a form that is reasonably satisfactory to the Administrative Agent.

            "CONTESTED LIENS" shall mean, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.11 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the Requirement of Law creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

            "CONTRACTS" shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

            "CONTROL" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, "control," as such term is defined in Section 9-106 of the UCC.

            "CONTROL AGREEMENTS" shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

            "CONTROLLED ACCOUNT" shall mean, any Deposit Account, Securities Account or Commodities Account subject to a Control Agreement.

            "COPYRIGHTS" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

            "COPYRIGHT SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 6.

            "CREDIT AGREEMENT" shall have the meaning assigned to such term in Recital A hereof.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 5 or such other form that is reasonably satisfactory to the Collateral Agent.

            "DEPOSIT ACCOUNTS" shall mean, collectively, with respect to each Pledgor, (i) all "deposit accounts" as such term is defined in the UCC and in any event shall include the Collateral Account and all accounts and sub-accounts relating to any of the foregoing account[s] and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

            "DISTRIBUTIONS" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

            "EXCLUDED PROPERTY" shall mean Special Property other than the following:

            (a) the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property "Special Property"; and

            (b) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

            " GENERAL INTANGIBLES" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in the UCC, of such Pledgor and, in any event, shall include

(i) all of such Pledgor's rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

            "GOODWILL" shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including (i) all goodwill connected with the use of and symbolized by any Trademark or Trademark License in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor's business.

            "GUARANTORS" shall have the meaning assigned to such term in the Preamble hereof.

            "INITIAL PLEDGED INTERESTS" shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 10 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

            "INITIAL PLEDGED SHARES" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 10 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

            "INSTRUMENTS" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9, rather than
Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

            "INTELLECTUAL PROPERTY COLLATERAL" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

            "INTERCOMPANY NOTES" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 annexed to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

            "INVESTMENT PROPERTY" shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

            "JOINDER AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

            "LENDERS" shall have the meaning assigned to such term in Recital A hereof.

            "LICENSES" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

            "MORTGAGED PROPERTY" shall have the meaning assigned to such term in the Mortgages.

            "ORIGINAL GUARANTORS" shall have the meaning assigned to such term in the Preamble hereof.

            "PATENTS" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

            "PATENT SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 7.

            "PERFECTION CERTIFICATE" shall mean that certain perfection certificate dated December 22, 2004, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the request of the Collateral Agent.

            "PLEDGE AMENDMENT" shall have the meaning assigned to such term in
Section 5.1 hereof.

            "PLEDGED COLLATERAL" shall have the meaning assigned to such term in Section 2.1 hereof.

            "PLEDGED INTERESTS" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, Pledged Interests shall not include any interest which is not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement.

            "PLEDGED SECURITIES" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

            "PLEDGED SHARES" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that Pledged Shares shall not include any shares which are not required to be pledged pursuant to
Section 5.11(b) of the Credit Agreement.

            "PLEDGOR" shall have the meaning assigned to such term in the Preamble hereof.

            "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 9.03 of the Credit Agreement.

            "SECURITIES ACCOUNT CONTROL AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or such other form that is reasonably satisfactory to the Collateral Agent.

            "SECURITIES COLLATERAL" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

            "SPECIAL PROPERTY" shall mean:

            (a) any permit, lease or license held by any Pledgor that validly prohibits the creation by such Pledgor of a security interest therein;

            (b) any permit, lease or license held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein; and

            (c) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute "Special Property."

            "SUCCESSOR INTERESTS" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity; provided, however, that to the extent applicable, Successor Interest shall not include any shares or interests which are not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement.

            "TRADEMARKS" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

            "TRADEMARK SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 8.

            "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

            Section 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

            Section 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

            Section 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

                                   ARTICLE II

                   GRANT OF SECURITY AND SECURED OBLIGATIONS

            Section 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "PLEDGED COLLATERAL"):

            (i)   all Accounts;

            (ii)  all Equipment, Goods, Inventory and Fixtures;

            (iii) all Documents, Instruments and Chattel Paper;

            (iv)  all Letters of Credit and Letter-of-Credit Rights;

            (v)   all Securities Collateral;

            (vi)  all Collateral Accounts;

            (vii) all Investment Property;

            (viii) all Intellectual Property Collateral;

            (ix) the Commercial Tort Claims described on Schedule 14 to the Perfection Certificate;

            (x)   all General Intangibles;

            (xi)  all Deposit Accounts;

            (xii) all Acquisition Documents and Acquisition Document Rights;

            (xiii) all Supporting Obligations;

            (xiv) all books and records relating to the Pledged Collateral; and

            (xv) to the extent not covered by clauses (i) through (xiv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

            Notwithstanding anything to the contrary contained in clauses (i) through (xv) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "EXCLUDED PROPERTY") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

            Section 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including
(i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as "all personal property" and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

            (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

            (c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                           USE OF PLEDGED COLLATERAL

            Section 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall immediately upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

            Section 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law (i) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and, upon reasonable request, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof and (ii) use its commercially reasonable efforts to cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

            Section 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all filings necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 annexed to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all persons except Permitted Collateral Liens, (ii) such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral.

            Section 3.4. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:

            (a) Instruments and Tangible Chattel Paper. (i) No amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

            (b) Deposit Accounts. (i) Each Pledgor has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 15 annexed to the Perfection Certificate and (ii) the Collateral Agent has a perfected first priority security interest in each Deposit Account listed in Schedule 15 annexed to the Perfection Certificate by Control. No Pledgor shall hereafter establish and maintain any Deposit Account unless
      (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Collateral Agent and (3) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account, provided that, Pledgors shall not be required to deliver Control Agreements with respect to the Deposit Account established at Commercial Bank (Account No. 9041009266) and any petty cash account if the aggregate amount of deposits in all such Deposit Accounts does not exceed $1.0 million at any one time outstanding. Each Pledgor agrees that at the time it establishes any additional Deposit Accounts it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to the Collateral Account or to any other Deposit Accounts for which the Collateral Agent is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent.

            (c) Investment Property. (i) Each Pledgor (1) has no Securities Accounts or Commodity Accounts other than those listed in Schedule 15 annexed to the Perfection Certificate and the Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control, (2) does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 15 annexed to the Perfection Certificate and (3) as of the date hereof, has entered into a duly authorized, executed and delivered Securities Account Control Agreement or a Commodity Account Control Agreement with respect to each Securities Account or Commodity Account listed in Schedule 15 annexed to the Perfection Certificate, as applicable.

            (ii) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (A) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (B) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (C) arrange for the Collateral Agent to become the registered owner of the securities. Pledgor shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property (other than payments of a kind described in Section
      7.4 hereof) received by it into a Controlled Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this
      Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant control over any Investment Property to any person other than the Collateral Agent.

            (iii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each

      Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with Section 11.03 of the Credit Agreement.

            (d) Electronic Chattel Paper and Transferable Records. No amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 annexed to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under
      Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in this sentence exceeds $500,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC
      Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

            (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, other than a Letter of Credit issued pursuant to the Credit Agreement, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall be taken to the extent that the amount under such Letter of Credit, together with all amounts under Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, exceeds $500,000 in the aggregate for all Pledgors.

            (f) Commercial Tort Claims. As of the date hereof each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 14 annexed to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value together with all other Commercial Tort Claims of all Pledgors in which the Collateral Agent does not have a security interest in excess of $500,000 in the aggregate, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

            (g) Landlord's Access Agreements/Bailee Letters. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 4.01(p)(vi) annexed to the Credit Agreement, where such Pledgor maintains Pledged Collateral, a Bailee Letter and/or Landlord Access Agreement, as applicable, and use commercially reasonable efforts to obtain a Bailee Letter, Landlord Access Agreement and/or landlord's lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Pledgor's business and if reasonably requested by the Collateral Agent. A waiver of bailee's lien shall not be required if the value of the Pledged Collateral held by such bailee is less then $10,000, provided that the aggregate value of the Pledged Collateral held by all bailees who have not delivered a Bailee Letter is less than $200,000 in the aggregate.

            (h) Motor Vehicles. Upon the request of the Collateral Agent, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership) owned by it with the Collateral Agent listed as lienholder therein. Such requirement shall apply to the Pledgors if any such motor vehicle (or any such other Equipment) is valued at over $50,000, provided that the value of all such motor vehicles (and such Equipment) as to which any Pledgor has not delivered a Certificate of Title or ownership is over $500,000.

            Section 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto within 30 Business Days on which it was acquired or created and (ii) a Perfection Certificate, in each case, within 30 Business Days of the date on which it was acquired or created or (b) in the case of a Subsidiary organized outside of the United States required to pledge any assets to the Collateral Agent, execute and deliver such documentation as the Collateral Agent shall reasonably request and, in each case, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

            Section 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at sole cost and expense of the Pledgors.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Each Pledgor represents, warrants and covenants as follows:

            Section 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others other than Permitted Collateral Liens. In addition, no Liens or claims exist on the Securities Collateral, has other than as permitted by Section 6.02 of the Credit Agreement. Such Pledgor has not filed, nor authorized any third party to file a financing statement or other public notice with respect to all or any part of the Pledged Collateral on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Credit Agreement or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No person other than the Collateral Agent has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement.

            Section 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 annexed to the Perfection Certificate, a perfected security interest in all the Pledged. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein prior to all other Liens on the Pledged Collateral in existence on the date hereof except for Permitted Collateral Liens (in the case of Pledged Collateral other than Pledged Securities).

            Section 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens (other than Contested Liens). There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors' obligations or the rights of the Collateral Agent hereunder.

            Section 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements and other statements and instruments relating to Permitted Collateral Liens. So long as any of the Secured Obligations remain unpaid (other than Obligations relating to Hedging Agreements), any Letter of Credit remains outstanding and the Commitments have not been terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

            Section 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) It shall comply with the provisions of Section 5.13(a) of the Credit Agreement.

            (b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.13(a) of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

            Section 4.6. Location of Inventory and Equipment. It shall not move any Equipment or Inventory to any location other than one within the continental United States until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the continental United States and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's and/or bailee's liens with respect to such new location, if applicable, and if requested by the Collateral Agent. Such Pledgor agrees to provide the Collateral Agent with prompt notice following the movement of any Equipment or Inventory to any location other than one that is listed in the relevant Schedules to the Perfection Certificate.

            Section 4.7. Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

            Section 4.8. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

            Section 4.9. Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

            Section 4.10. Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.

            Section 4.11. Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Permitted Collateral Lien. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.11, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Party, as the case may be and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.11 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

            Section 4.12. Access to Pledged Collateral, Books and Records; Other Information. Upon reasonable request and following notice to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent all of the Pledged Collateral and Mortgaged Property including all of the books, correspondence and records of such Pledgor relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto. Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral.

                                    ARTICLE V

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

            Section 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "PLEDGE AMENDMENT"), and the certificates and other documents required under
Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            Section 5.2. Voting Rights; Distributions; etc.

            (i) So long as no Event of Default shall have occurred and be continuing:

            (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

            (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (ii) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

            (iii) Upon the occurrence and during the continuance of any Event of
Default:

            (A) all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to
      Section 5.2(i)(A) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

            (B) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

            (iv) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(i)(B) hereof.

            (v) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(i)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            Section 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

            Section 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

            (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

            (ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

            Section 6.1. Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

            Section 6.2. Protection of Collateral Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Pledgor's claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Property, the ability of such Pledgor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent,
(vi) diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent's request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.

            Section 6.3. After-Acquired Property. If any Pledgor shall, at any time before the Obligations have been paid in full (other than Obligations relating to Hedging Agreements and contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), no Letter of Credit remains outstanding and the Commitments have been terminated, (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 13(c) and 13(d) annexed to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor.

            Section 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section
11.03 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

                                   ARTICLE VII

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

            Section 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Pledgor.

            Section 7.2. Legend. Each Pledgor shall legend, at the reasonable request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

            Section 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

            Section 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

                                  ARTICLE VIII

                                    TRANSFERS

            Section 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement.

                                   ARTICLE IX

                                    REMEDIES

            Section 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

            (a) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

            (b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;

            (c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

            (d) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (i) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (ii) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (iii) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(d) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

            (e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

            (f) Retain and apply the Distributions to the Obligations as provided in Article X hereof;

            (g) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

            (h) All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            Section 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, ten days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

            Section 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

            Section 9.4. Certain Sales of Pledged Collateral.

            (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

            (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

            (c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

            Section 9.5. No Waiver; Cumulative Remedies.

            (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

            Section 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

                                    ARTICLE X

     PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS; APPLICATION OF
                                    PROCEEDS

            Section 10.1. Proceeds of Casualty Events and Collateral Dispositions. The Pledgors shall take all actions required by the Credit Agreement with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.

            Section 10.2. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1. Concerning Collateral Agent.

            (a) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

            (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or
(ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

            (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

            (d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

            Section 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor's covenants to (a) pay the premiums in respect of all required insurance policies hereunder, (b) pay Claims, (c) make repairs, (d) discharge Liens or (e) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provisions of Section 4.11 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. Anything in this Section 11.2 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 11.2 unless an Event of Default shall have occurred and be continuing.

            Section 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Pledgors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Hedging Agreement.

            Section 11.4. Termination; Release. The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

            Section 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 11.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 11.6.

            Section 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.09 and 10.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

            Section 11.8. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

            Section 11.11. Waiver of Stay. Each Pledgor covenants (to the extent it may lawfully do so) that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives their right to (to the extent it may lawfully do so) at any time insist upon, plead or in any whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Secured Obligations. Each Pledgor further covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power granted herein to the Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

            Section 11.12. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

            Section 11.13. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

            Section 11.14. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 11.14 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

            Section 11.15. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

            (ii) any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement or any other Loan Document or any other agreement or instrument relating thereto;

            (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

            (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                          SFBC INTERNATIONAL, INC.,
                          as Pledgor

                          By: _____________________________________________
                          Name: David Natan
                          Title: Secretary

                          11190 BISCAYNE, LLC,
                          as Pledgor

                          By SFBC International, Inc., as its sole member

                          By: _____________________________________________
                          Name: David Natan
                          Title: Secretary

                          CLINICAL PHARMACOLOGY INTERNATIONAL,
                          INC.
                          SFBC FT. MYERS, INC.
                          SFBC ANALYTICAL LABORATORIES, INC.
                          SFBC NEW DRUG SERVICES, INC.
                          SOUTH FLORIDA KINETICS, INC.
                          SFBC TAYLOR TECHNOLOGY, INC.
                          SFBC SUB 2004, INC.,
                          as Pledgors

                          By: _____________________________________________
                          Name: David Natan
                          Title: Secretary

                          PHARMANET, INC.
                          PHARMANET (D.C.), INC.
                          PHARMANET (C.A.), INC.
                          PHARMANET, INC., a Pennsylvania corporation
                          PHARMANET (I.L.), INC.
                          PHARMASITE, INC.
                          PHARMANET (NC), INC.
                          PHARMANET (P.A.), INC.
                          PHARMA HOLDINGS, INC.,
                          as Pledgors

                          By: _____________________________________________
                          Name: John P. Hamill
                          Title: Vice President and Chief Financial Officer

                          PHARMANET, LLC,
                          as Pledgor

                          By PharmaNet, Inc., a Pennsylvania corporation, as its managing member

                          By: _____________________________________________
                          Name: John P. Hamill
                          Title: Vice President and Chief Financial Officer

                          By PharmaNet (C.A.), Inc., as its managing member

                          By: _____________________________________________
                          Name: John P. Hamill
                          Title: Vice President and Chief Financial Officer

                          PHARMASOFT, LLC,
                          as Pledgor

                          By PharmaNet, LLC, as its sole member

                          By: _____________________________________________
                          Name: John P. Hamill
                          Title: Vice President and Chief Financial Officer

                                       UBS AG, STAMFORD BRANCH,
                                       as Collateral Agent

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       By: _____________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT 1

                                    [Form of]

                             ISSUER'S ACKNOWLEDGMENT

            The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 22, 2004, made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT"), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

                                       [                                    ]

                                       By: _____________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT 2

                                    [Form of]

                           SECURITIES PLEDGE AMENDMENT

            This Security Pledge Amendment, dated as of [    ], is delivered
pursuant to Section 5.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 22, 2004, made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT"). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                                      PLEDGED SECURITIES

                        CLASS                                      NUMBER OF            PERCENTAGE OF
                      OF STOCK                                      SHARES           ALL ISSUED CAPITAL
                         OR              PAR     CERTIFICATE          OR               OR OTHER EQUITY
ISSUER                INTERESTS         VALUE       NO(S).         INTERESTS         INTERESTS OF ISSUER
------                ---------         -----    -----------       ---------         -------------------

                                              INTERCOMPANY NOTES
                          PRINCIPAL                DATE OF             INTEREST             MATURITY
ISSUER                     AMOUNT                  ISSUANCE              RATE                 DATE
------                    ---------           ------------------       --------             --------

                               [                                              ],
                                as Pledgor

                                By: ____________________________________________
                                Name:
                                Title:

AGREED TO AND ACCEPTED:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: ____________________
    Name:
    Title:

By: ____________________
    Name:
    Title:

                                                                       EXHIBIT 3

                                    [Form of]

                                JOINDER AGREEMENT

                                                           [Name of New Pledgor]
                                                        [Address of New Pledgor]

[Date]

____________
____________
____________
____________

Ladies and Gentlemen:

            Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 22, 2004, made by SFBC INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Guarantors party thereto and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT").

            This letter supplements the Security Agreement and is delivered by
the undersigned, [     ] (the "NEW PLEDGOR"), pursuant to Section 3.5 of the
Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Section 10.2 of the Credit Agreement.

            Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

            This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                            [NEW PLEDGOR]

                                             By: _______________________________
                                             Name:
                                             Title:

AGREED TO AND ACCEPTED:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By: ____________________
    Name:
    Title:

By: ____________________
    Name:
    Title:

                           [Schedules to be attached]

                                                                       EXHIBIT 4

                                    [Form of]

                CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

            This Control Agreement Concerning Securities Accounts (this "CONTROL AGREEMENT"), dated as of [_______], 2004, by and among SFBC INTERNATIONAL, INC.
(the "PLEDGOR"), UBS AG, Stamford Branch (the "COLLATERAL AGENT") and [   ] (the
"SECURITIES INTERMEDIARY"), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), dated as of December 22, 2004, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, Stamford Branch, as collateral agent, as pledgee, assignee and secured party (the "COLLATERAL AGENT"). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

            Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms and agrees that
(i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the "DESIGNATED ACCOUNTS" and each a "DESIGNATED ACCOUNT"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a "securities intermediary" as defined in Article 8-102(a)(14) of the UCC, (v) each of the Designated Accounts is a "securities account" as such term is defined in Section 8-501(a) of the UCC and (vi) all securities or other property underlying any financial assets which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

            Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of Investment Property credited to any Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            Section 3. Entitlement Order. If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. The Securities Intermediary shall also comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of financial assets held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 9.1 to the Securities Intermediary.

            Section 4. Subordination of Lien; Waiver of Set-Off. The Securities Intermediary hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Parties (except that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions).

            Section 5. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

            Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to financial assets credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

            Section 7. Certain Agreements.

            (i) The Securities Intermediary has furnished to the Collateral Agent the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Collateral Agent. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

            (ii) The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more financial assets as "Pledged Collateral," enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as "Pledged."

            (iii) The Collateral Agent has delivered to the Securities Intermediary a list, signed by an authorized representative of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "AUTHORIZED REPRESENTATIVES") and the Securities Intermediary shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

            Section 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Pledgor in the financial assets maintained in the Designated Account(s), the Securities Intermediary on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any financial asset credited thereto and does not know of any claim that any person other than the Collateral Agent has been given "control" (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such financial asset. If the Securities Intermediary becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the financial assets maintained in any Designated Account, the Securities Intermediary promptly notify the Collateral Agent and the Pledgor thereof.

            Section 9. Maintenance of Designated Accounts. In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

            (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "NOTICE OF SOLE CONTROL") with respect to any Designated Account, the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Collateral Agent and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.

            (ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

            (iii) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets credited thereto simultaneously to each of the Pledgor and the Collateral Agent at the address set forth in Section 11 hereof. The Securities Intermediary will provide to the Collateral Agent, upon the Collateral Agent's request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the market value of each financial asset maintained in each Designated Account. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

            (iv) Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as financial assets in any of the Designated Accounts, the Securities Intermediary shall retain possession of the same for the benefit of the Collateral Agent and such act shall cause the Securities Intermediary to be deemed a bailee for the Collateral Agent, if necessary to perfect the Collateral Agent's security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held by a bailee.

            Section 10. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

            Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

      Pledgor:                SFBC International, Inc.,
                              [Address]
                              Attention:
                              Telecopy:
                              Telephone:

                              with copy to:
                              [             ]
                              [Address]
                              Attention:
                              Telecopy:
                              Telephone:

      Securities
      Intermediary:           [             ]
                              [Address]
                              Attention:
                              Telecopy:
                              Telephone:

      Collateral
      Agent:                  UBS AG, Stamford Branch
                              677 Washington Boulevard
                              Stamford, Connecticut 06901
                              Attention:
                              Telecopy:
                              Telephone:

            Any party may change its address for notices in the manner set forth above.

            Section 12. Termination. The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until (i) the security interests of the Secured Parties with respect to the financial assets maintained in the Designated Account(s) have been terminated and an Authorized Representative has notified the Securities Intermediary of such termination in writing or (ii) 30 days following the Securities Intermediary's delivery of written notice of such termination to the Pledgor and the Collateral Agent.

            Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

            Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

                                    SFBC INTERNATIONAL, INC., as Pledgor

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    UBS AG, STAMFORD BRANCH,
                                    as Collateral Agent

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    [                              ],
                                    as Securities Intermediary

                                    By: ________________________________________
                                        Name:
                                        Title:

                                   SCHEDULE I

                              DESIGNATED ACCOUNT(S)

                                    EXHIBIT A

                     [Letterhead of UBS AG, Stamford Branch]

                                                                          [Date]

[Securities Intermediary]
[Address]

Attention:

                           Re: Notice of Sole Control

Ladies and Gentlemen:

            As referenced in Section 9(i) of the Control Agreement Concerning Designated Accounts dated as of [_________], 2004, by and among SFBC INTERNATIONAL, INC. ("PLEDGOR"), us and you (the "CONTROL AGREEMENT") (a copy of which is attached) we hereby give you notice of our sole control over the financial assets maintained in the Designated Account(s) referred to in the Control Agreement, account numbers: ________________ (the "SPECIFIED DESIGNATED ACCOUNTS"). You are hereby instructed not to accept any direction, instruction or entitlement order with respect to financial assets maintained in the Specified Designated Accounts from any person other than the undersigned.

            You are instructed to deliver a copy of this notice by facsimile transmission to Pledgor.

                                    Very truly yours,

                                    UBS AG, STAMFORD BRANCH,
                                    as Collateral Agent

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    By: ________________________________________
                                        Name:
                                        Title:

cc: Pledgor

                                                                       EXHIBIT 5

                                    [Form of]

                  CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS

            This CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS (this "CONTROL AGREEMENT"), dated as of [___________], 2004, by and among SFBC INTERNATIONAL, INC. (the "PLEDGOR"), UBS AG, STAMFORD BRANCH (the "COLLATERAL AGENT") and [ ] (the "BANK"), is delivered pursuant to Section 3.4(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), dated as of December 22, 2004, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, STAMFORD BRANCH, as collateral agent, as pledgee, assignee and secured party (the "COLLATERAL AGENT"). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

            Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Bank hereby confirms and agrees that (i) the Bank has established for the Pledgor and maintains the deposit account(s) listed in
Schedule 1 annexed hereto (such account(s), together with each such other deposit account maintained by the Pledgor with the Bank collectively, the "DESIGNATED ACCOUNTS" and each a "DESIGNATED ACCOUNT"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) the Bank is a "bank," as such term is defined in the UCC, (iv) this Control Agreement is the valid and legally binding obligation of the Bank and (v) each Designated Account is a "deposit account" as such term is defined in Article 9 of the UCC.

            Section 2. Control. The Bank shall comply with instructions originated by the Collateral Agent without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, including, without limitation, directing disposition of the funds in each Designated Account. The Bank shall also comply with instructions directing the disposition of funds in each Designated Account originated by the Pledgor or its authorized representatives until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 8(i) hereof to the Bank.

            Section 3. Subordination of Lien; Waiver of Set-Off. The Bank hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The funds deposited into any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Parties (except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, and (ii) the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

            Section 4. Choice of Law. Both this Control Agreement and the Designated Account(s) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank's jurisdiction and the Designated Account(s) shall be governed by the law of the State of New York.

            Section 5. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Bank and the Pledgor with respect to any Designated Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Bank and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Bank and the Pledgor have not and will not enter into any other agreement with respect to control of the Designated Accounts or purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

            Section 6. Certain Agreements.

            (i) The Bank has furnished to the Collateral Agent the most recent account statement issued by the Bank with respect to each of the Designated Accounts and the cash balances held therein. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

            (ii) The Collateral Agent has delivered to the Bank a list, signed by an authorized representative, of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "AUTHORIZED REPRESENTATIVES") and the Bank shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

            Section 7. Notice of Adverse Claims. Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Account(s), the Bank on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any funds credited thereto and does not know of any claim that any person other than the Collateral Agent has been given control (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such funds. If the Bank becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Designated Account, the Bank will promptly notify the Collateral Agent and the Pledgor thereof.

            Section 8. Maintenance of Designated Accounts. In addition to the obligations of the Bank in Section 2 hereof, the Bank agrees to maintain the Designated Accounts as follows:

            (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Bank a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "NOTICE OF SOLE CONTROL") with respect to any Designated Account, the Bank agrees that, after receipt of such notice, it will take all instruction with respect to such Designated Account solely from the Collateral Agent and cease taking instructions from the Pledgor, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account.

            (ii) Statements and Confirmations. The Bank will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account simultaneously to the Pledgor and the Collateral Agent at the address set forth in Section 10 hereof. The Bank will promptly provide to the Collateral Agent, upon request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the cash balance in each Designated Account. The Bank shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

            Section 9. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

            Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

            Pledgor:              SFBC International, Inc.
                                  [Address]
                                  Attention:
                                  Telecopy:
                                  Telephone:

                                  with copy to:

                                  [               ]
                                  [Address]
                                  Attention:
                                  Telecopy:
                                  Telephone:

            Bank:                 [               ]
                                  [               ]
                                  [               ]
                                  Attention:
                                  Telecopy:
                                  Telephone:

            Collateral
            Agent:                UBS AG, Stamford Branch
                                  677 Washington Boulevard
                                  Stamford, Connecticut 06901
                                  Attention:
                                  Telecopy:
                                  Telephone:

            Any party may change its address for notices in the manner set forth above.

            Section 11. Termination. The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Bank hereunder shall continue in effect until (i) the security interests of the Secured Parties with respect to the Designated Account(s) have been terminated and an Authorized Representative has notified the Bank of such termination in writing or (ii) 30 days following the Bank's delivery of written notice of such termination to the Collateral Agent and Pledgor.

            Section 12. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

            Section 13. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

                                    [                              ]

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    UBS AG, STAMFORD BRANCH,
                                    as Collateral Agent

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    [                             ],
                                    as Bank

                                    By: ________________________________________
                                        Name:
                                        Title:

                                   SCHEDULE 1

                             DESIGNATED ACCOUNT(s)

                                    EXHIBIT A

                    [Letterhead of UBS AG, Stamford Branch]

                                                                          [Date]

[Bank]
[Address]

Attention: ____________

                            Re: Notice of Sole Control

Ladies and Gentlemen:

            As referenced in Section 8(i) of the Control Agreement Concerning Designated Accounts dated as of [________], 2004, by and among SFBC INTERNATIONAL, INC. ("PLEDGOR"), us and you (the "CONTROL AGREEMENT") (a copy of which is attached) we hereby give you notice of our sole control over the Designated Account(s) referred to in the Control Agreement, having account number(s): ___________________________________ (the "SPECIFIED DESIGNATED
ACCOUNTS"). You are hereby instructed not to accept any direction or instructions with respect to the Specified Designated Accounts or any funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

            You are instructed to deliver a copy of this notice by facsimile transmission to Pledgor.

                                           Very truly yours,

                                           UBS AG, Stamford Branch,
                                           as Collateral Agent

                                           By:____________________________
                                              Name:
                                              Title:

                                           By:____________________________
                                              Name:
                                              Title:

cc: Pledgor

                                                                       EXHIBIT 6

                                    [Form of]

                          COPYRIGHT SECURITY AGREEMENT

            COPYRIGHT SECURITY AGREEMENT, dated as of December 22, 2004, by SFBC INTERNATIONAL, INC. (the "BORROWER") and each Guarantor listed on Schedule II hereto (collectively, the "ORIGINAL GUARANTORS," together with the Borrower, the "PLEDGORS"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "COLLATERAL AGENT").

                              W I T N E S S E T H:

            WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "SECURITY AGREEMENT") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

            Section 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such
Pledgor:

            (i) Copyrights of such Pledgor listed on Schedule I attached hereto; and

            (ii) all Proceeds of any and all of the foregoing (other than Excluded Property).

            Section 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

            Section 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

                               [signature page follows]

            IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                             Very truly yours,

                                             SFBC INTERNATIONAL, INC.

                                             By:______________________________
                                                Name:
                                                Title:

                                             [ORIGINAL GUARANTORS](1)

                                             By:______________________________
                                                Name:
                                                Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:______________________________
   Name:
   Title:

By:______________________________
   Name:
   Title:

-------------------
(1) This document needs only to be executed by any Guarantor which owns a pledged Copyright.

                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT
               COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

COPYRIGHT REGISTRATIONS:

                      REGISTRATION
OWNER                    NUMBER                   TITLE
-----                 ------------                -----


COPYRIGHT APPLICATIONS:

OWNER                 TITLE
----                  -----


                                   SCHEDULE II
                                       TO
                          COPYRIGHT SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

            NAME                                   ADDRESS
            ----                                   -------
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________

                                                                       EXHIBIT 7

                                    [Form of]

                            PATENT SECURITY AGREEMENT

            PATENT SECURITY AGREEMENT, dated as of December 22, 2004, by SFBC INTERNATIONAL, INC. (the "BORROWER") and each Guarantor listed on Schedule II hereto (collectively, the "ORIGINAL GUARANTORS," and together with the Borrower, the "PLEDGORS"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "COLLATERAL AGENT").

                              W I T N E S S E T H:

            WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the "SECURITY AGREEMENT") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

            Section 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such
Pledgor:

            (i)   Patents of such Pledgor listed on Schedule I attached hereto;
                  and

            (ii) all Proceeds of any and all of the foregoing (other than Excluded Property).

            Section 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

            Section 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

                            [signature page follows]

            IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                               Very truly yours,

                                               SFBC INTERNATIONAL, INC.

                                               By:____________________________
                                                  Name:
                                                  Title:

                                               [ORIGINAL GUARANTORS](2)

                                               By:____________________________
                                                  Name:
                                                  Title:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:____________________________
   Name:
   Title:

By:____________________________
   Name:
   Title:

-------------------
(2) This document needs only to be executed by any Guarantor which owns a pledged Patent.

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT
                  PATENT REGISTRATIONS AND PATENT APPLICATIONS

PATENT REGISTRATIONS:

                      REGISTRATION
OWNER                    NUMBER                      TITLE
-----                 ------------                   -----


PATENT APPLICATIONS:

OWNER                 TITLE
-----                 -----


                                   SCHEDULE II
                                       TO
                            PATENT SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

            NAME                                   ADDRESS
            ----                                   -------
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________

                                                                       EXHIBIT 8

                                    [Form of]

                          TRADEMARK SECURITY AGREEMENT

            TRADEMARK SECURITY AGREEMENT, dated as of December 22, 2004, by SFBC\ INTERNATIONAL, INC. (the "BORROWER") and each Guarantor listed on Schedule II hereto (collectively, the "ORIGINAL GUARANTORS," together with the Borrower, the "PLEDGORS"), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the "COLLATERAL AGENT").

                              W I T N E S S E T H:

            WHEREAS, PLEDGORS are party to a Security Agreement of even date herewith (the "SECURITY AGREEMENT") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

            Section 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such
Pledgor:

            (i) Trademarks of such Pledgor listed on Schedule I attached hereto;

            (ii)  all Goodwill associated with such Trademarks; and

            (iii) all Proceeds of any and all of the foregoing (other than
                  Excluded Property).

            Section 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Trustee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

            Section 4. Termination. Upon the full performance of the Obligations, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

                            [signature page follows]

            IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                               Very truly yours,

                                               SFBC INTERNATIONAL, INC.

                                               By:____________________________
                                                  Name:
                                                  Title:

                                               [ORIGINAL GUARANTORS](3)

                                               By:____________________________
                                                  Name:
                                                  Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:____________________________
   Name:
   Title:

By:____________________________
   Name:
   Title:

------------------
(3) This document needs only to be executed by any Guarantor which owns a pledged Trademark.

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT
               TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

TRADEMARK REGISTRATIONS:

                      REGISTRATION
OWNER                    NUMBER                      TRADEMARK
-----                 ------------                   ---------


TRADEMARK APPLICATIONS:

                      APPLICATION
OWNER                    NUMBER                      TRADEMARK
-----                 -----------                    ---------


                                   SCHEDULE II
                                       TO
                          TRADEMARK SECURITY AGREEMENT
                               ORIGINAL GUARANTORS

            NAME                                   ADDRESS
            ----                                   -------
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________
______________________________       ___________________________________

                                                                       EXHIBIT 9

                                    [FORM OF]

               NOTICE TO BAILEE OF SECURITY INTEREST IN INVENTORY

CERTIFIED MAIL - RETURN RECEIPT REQUESTED

                                                [           ], 200[ ]

TO:   [Bailee's Name]
      [Bailee's Address]

                   Re: SFBC INTERNATIONAL, INC.

Ladies and Gentlemen:

            In connection with that certain Security Agreement, dated as of December [ ], 2004 (the "SECURITY AGREEMENT"), made by SFBC INTERNATIONAL, INC., the Guarantors party thereto and UBS AG, Stamford Branch ("UBS") as Collateral Agent, we have granted to UBS a security interest in substantially all of our personal property, including our inventory.

            This letter constitutes notice to you, and your signature below will constitute your acknowledgment, of UBS's continuing first priority security interest in all goods with respect to which you are acting as bailee. Until you are notified in writing to the contrary by UBS, however, you may continue to accept instructions from us regarding the delivery of goods stored by you.

            Your acknowledgment also constitutes a waiver and release, for UBS's benefit, of any and all claims, liens, including bailee's liens, and demands of every kind which you have or may later have against such property (including any right to include such property in any secured financing to which you may become party).

            In order to complete our records, kindly have a duplicate of this letter signed by an officer of your company and return same to us at your earliest convenience.

Receipt acknowledged, confirmed and
approved:                                      Very truly yours,

[BAILEE]                                       [APPLICABLE PLEDGOR]

By:                                            By:
     Name:                                          Name:
     Title:                                         Title:

cc: UBS AG, Stamford Branch

            IN WITNESS WHEREOF, Pledgors and the Collateral Agent have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

                                 SFBC INTERNATIONAL, INC.,
                                 as Pledgor

                                 By: /s/ David Natan
                                     ------------------------------------
                                 Name:   David Natan
                                 Title:  Secretary

                                 11190 BISCAYNE, LLC,
                                 as Pledgor

                                 By SFBC International, Inc., as its sole member

                                 By: /s/ David Natan
                                     ------------------------------------
                                 Name:   David Natan
                                 Title:  Secretary

                                 CLINICAL PHARMACOLOGY INTERNATIONAL,
                                 INC.

                                 SFBC FT. MYERS, INC.
                                 SFBC ANALYTICAL LABORATORIES, INC.
                                 SFBC NEW DRUG SERVICES, INC.
                                 SOUTH FLORIDA KINETICS, INC.
                                 SFBC TAYLOR TECHNOLOGY, INC.
                                 SFBC SUB 2004, INC.,
                                 as Pledgor

                                 By: /s/ David Natan
                                     ------------------------------------
                                 Name:   David Natan
                                 Title:  Secretary

                      [Signature Page to Security Agreement]

                               PHARMANET, INC.
                               PHARMANET (D.C.), INC.
                               PHARMANET (C.A.), INC.
                               PHARMANET, INC., a Pennsylvania corporation
                               PHARMANET (I.L.), INC.
                               PHARMASITE, INC.
                               PHARMANET (NC), INC.
                               PHARMANET (P.A.), INC.
                               PHARMA HOLDINGS, INC.,
                               as Pledgors

                               By: /s/ John P. Hamill
                                   ------------------------------------
                               Name:   John P. Hamill
                               Title:  Vice President and Chief
                                        Financial Officer

                               PHARMANET, LLC,
                               as Pledgor

                               By PharmaNet, Inc., a Pennsylvania corporation, as its managing member

                               By: /s/ John P. Hamill
                                   ------------------------------------
                               Name:   John P. Hamill
                               Title:  Vice President and Chief
                                        Financial Officer

                               By PharmaNet (C.A.), Inc., as its managing member

                               By: /s/ John P. Hamill
                                   ------------------------------------
                               Name:   John P. Hamill
                               Title:  Vice President and Chief
                                       Financial Officer

                               PHARMASOFT, LLC,
                               as Pledgor

                               By PharmaNet, LLC, as its sole member

                               By: /s/ John P. Hamill
                                   ------------------------------------
                               Name:   John P. Hamill
                               Title:  Vice President and Chief
                                       Financial Officer

                      [Signature Page to Security Agreement]

                                 UBS AG, STAMFORD BRANCH,
                                 as Collateral Agent

                                 By:/s/ Wilfred V. Saini
                                    ------------------------------
                                 Name:  Wilfred V. Saini
                                 Title: Director
                                        Banking Products Services

                                 By:/s/ Joselin Fernandes
                                    ------------------------------
                                 Name:   Joselin Fernandes
                                 Title:  Associate Director
                                         Banking Products
                                         Services, US